AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON __________________
                                                      REGISTRATION NO. 333-




                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ___________________

                                   FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ________________

                             WESTERN FEED MILLS, INC.
                 (Name of small business issuer in its charter)

        KANSAS                       204-1                       48-0978853
(State of other jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)  Classification Code Number) Identification No.)

   Route 1, Sale Barn Road, P.O. Box 596, Cedar Vale, Kansas 67024 Telephone:
                                 (620) 758-2283
          (Address and telephone number of principal executive offices)

   Route 1, Sale Barn Road, P.O. Box 596, Cedar Vale, Kansas 67024 Telephone:
                                 (620) 758-2283
          (Address of principal place of business or intended principal place of business)

                  Fred Raybourn, Chairman of the Board, President
   Route 1, Sale Barn Road, P.O. Box 596, Cedar Vale, Kansas 67024 Telephone:
                                 (620) 758-2283
                 (Name and telephone number of agent for service)

                              _____________________

                                    COPIES TO:
                                 Roger N. Walter
                  Morris, Laing, Evans, Brock & Kennedy, Chartered
                           800 S.W. Jackson, Suite 1310
                                 Topeka, KS 66612

                             ________________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. G

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act< check the following box and list the Securities Act registration statement under of the earlier effective registration statement of the same offering. G

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. G

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. G


                        CALCULATION OF REGISTRATION FEE


Title OF Each Class       Dollar Amount to      Proposed Maximum      Proposed
Maximum       Amount of
Of Amount of Securities     Be Registered       Offering Price Per    Aggregate
Offering    Registration
To Be Registered                                     Unit
Price                Fee
SHARE OF COMMON              $14,000,000         $.40 per share
$14,000,000          $3,346.00
STOCK

                              _____________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

                   Subject to Completion, dated ________________

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell not is it soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                   PROSPECTUS

                            WESTERN FEED MILLS, INC.

                         $.40 per Share of Common Stock

Minimum Offering: $7,000,000 (17,500,000 shares)

Maximum Offering: $14,000.000 (35,000,000 shares)


This is the initial public offering of between 17,500,000 to 35,000,000 shares of common stock of Western Feed Mills, Inc., a Kansas corporation. We intend to use the proceeds of this offering pay for a portion of the construction and start-up costs for a dairy facility to be located in Southeast Kansas. We are selling shares of common stock only to investors in and Kansas, Oklahoma, Colorado, Nebraska, Missouri, New Mexico and Texas.

Terms of offering: The initial public offering price of the shares of common stock will be $.40 per share no par value. An investor must purchase a minimum of 125,000 shares ($50,000 minimum investment). An aggregate minimum purchase of $7,000,000 by all investors will be required before we will accept any subscriptions.

Escrow and Closing: All funds we receive from investors will be held in an interest-bearing escrow account with US Bank, National Association, Escrow Agent until the minimum subscription amount of $7,000,000 is received by Western Feed Mills. We must raise the $7,000,000 minimum by closing. We will return your investment to you without interest within 30 days if we do not have the $7,000,000 minimum by closing. We intend to close this offering on or about 90 days after this offering is commenced. However, we may extend the closing an additional 90 days.


                 Price to Public Underwriting Commissions(1) Proceeds to Issuer
Per Share        $          .40  $         .032              $          .368
Minimum Offering $ 7,000,000.00  $   560,000.00              $  6,440,000.00
Maximum Offering $14,000,000.00  $ 1,120,000.00              $ 12,880,000.00


                                   CAUTION!

- Investing in Western Feed Mills involves significant risk. Please see "Risk Factors" to read about important factors you should consider before purchasing capital units.

- This is an initial public offering and the shares will not be listed on any national securities exchange, no public market exists for the shares and you will not be able to transfer them freely.

- Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


(1) Shares are being offered on a best efforts basis directly by Company management, and may also be offered through an underwriter or underwriters. The Company has had preliminary discussions with underwriters, but no firm agreements have been reached with any firm. The underwriter will be a registered broker-dealer and NASD member firm. The Company will only pay commissions of 8% on shares sold through the underwriter. It will not pay any commissions on shares sold directly by Company management. Since it is not possible to know in advance how many shares will be sold by either the underwriter or directly by the Company, the table reflects an 8% commission on the entire offering. It is probable that this overstates the commissions, and actual commissions will be less than the stated amount.

                               TABLE OF CONTENTS


OFFERING SUMMARY

RISK FACTORS

SELECTED FINANCIAL INFORMATION

DILUTION

CAPITALIZATION

DIVIDEND POLICY

USE OF PROCEEDS

DESCRIPTION OF BUSINESS

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS AND PLAN OF OPERATION

DESCRIPTION OF PROPERTY

MANAGEMENT

EXECUTIVE COMPENSATION

PRINCIPAL STOCKHOLDERS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

DESCRIPTION OF SECURITIES

TERMS OF THE OFFERING

INVESTOR SUITABILITY STANDARDS

INDEPENDENT AUDITORS

LITIGATION

LEGAL MATTERS

APPENDIX A: FINANCIAL STATEMENTS

APPENDIX B: FORECAST FINANCIAL INFORMATION

                                OFFERING SUMMARY

This Summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the Offering fully, you should carefully read this entire document.

Introduction

Western Feed Mills, Inc. (the "Company"), an agribusiness company, has manufactured and distributed processed animal feeds and feed supplements since 1987. Over the past few years, the Company investigated areas for profitable business expansion which could be vertically or horizontally integrated into its existing business. The Company has focused its interest on participation in the dairy industries. To that end, the Company intends to construct and operate a dairy to be located in southern Kansas or northern Oklahoma. It is envisioned that ultimately the dairy will be constructed as a 3,600 head operation (with a rotation of 3,000 milking cows and 600 dry cows at any point in time) on approximately 800 acres of tillable land. Most of the land, plus additional land to be leased, will be dedicated to the production of corn and alfalfa for dairy food ingredients. The Company's business plan allows for the flexibility of constructing the facility in two phases with Phase I consisting of a 1,800 head dairy operation with certain facilities initially sized for expansion to 3,600 head. If the construction is phased, Phase II will be implemented when capital resources, including the proceeds of this offering and available debt financing, are sufficient to allow the expansion of the dairy to a 3,600 head facility. Implementation of the two-staged phased development plan will allow for the phased acquisition of additional, adjacent land, construction of additional barns and other facilities, purchase of additional cows, and additional equipment permitting the combined operation to manage 3,600 cows.

The cost of the completed 3,600 head operation is approximately $20.9 million. This amount will cover all necessary asset acquisitions (including cows and land), construction costs and start-up expenses. A detailed statement of use of proceeds is provided beginning on page 14 of this Prospectus. Costs of the project could be $2 to $3 million higher if additional land is added to the project and or if the cost of dairy cows is appreciably higher than currently anticipated.

As an alternative to the construction of a new facility, management may consider the acquisition of an existing dairy facility. It has looked at two such facilities which are currently operational and are for sale. No decision has been made to pursue an acquisition.

Debt Financing

  The Company has received a preliminary verbal commitment and a written indication of interest for debt financing from US Bank National Association ("US Bank"), one of the largest agricultural lenders in the midwest region. The amount of financing contemplated by this arrangement is an amount equal to the equity financing raised by the Company. The commitment is subject to the negotiation and execution of certain credit documents and there can be no assurance that such debt financing will be available to the Company. In addition, the Company has also received a preliminary verbal commitment and a written indication of interest from Metropolitan Life Insurance Company ("MetLife") and Farm Credit of Southwest Kansas, ACA ("Farm Credit") to provide debt financing along comparable terms.

Business Plan

The Company's goal in entering into the dairy business is to develop a profitable dairy operation and obtain the benefits of vertical integration, by using feed produced at the Company's feed mill in its dairy operation. Management anticipates that the integrated feed mill and dairy operations will increase utilization of the Company's existing feed mill, with the capacity of generating greater profits for both the feed mill and dairy operations. The dairy at full operation is planned to generate demand for feed for 3,600 cows. The financial forecasts for the integrated operations project that the proposed dairy operation would result in $2,000,000 in additional annual revenues over current revenues to the Company's feed mill operation. The forecasts project this would change the Company's net income from its feed mill operation from a break even point to a net income of $720,000. Prospective investors should consider these financial forecasts in connection with the risk factors associated with forward-looking statements found in the Risk Factor Section along with the other information and exhibits provided in this document.

The operation of a comparable dairy facility without an integrated feed mill would incur an out-of-pocket annual feed expense of $2.0 to $2.5 million, paid to third party suppliers. The integrated operations allow the Company to reap the benefits of the 17% to 19% profit inherent in the production and retail sale of this amount of feed. It would also allow the Company, in conducting its dairy operations, to exert internal quality control over its feed source, a benefit not available in dealing with independent feed suppliers. The current annual production capacity at the Company's feed mill facility is 24,000 tons of pelletized feed and 24,000 tons of processed meal feed, based on a ten hour work day. The Company currently sells 16,000 to 18,000 tons of pelletized feed and meal feed annually to its existing customers. The dairy will create a demand for an additional 5,256 tons of feed annually. The current feed mill capacity of the Company is large enough to support the feed mill requirements for several animal agricultural operations while simultaneously meeting the needs of the Company's current customers. If need be, the Company has the flexibility to operate its feed mill facility on a 12 hour to 18 hour work day. Existing capacity is able to meet the demand created by dairy operations with a minimum outlay for capital improvements of $100,000 for a bulk screening storage bin. The integration of the feed mill and dairy operations has the capacity to create a synergistic effect which could enhance the profit potential of both separate operations.

Upon completion of this Offering, the Company's Board of Directors will make final decisions regarding the Company's ability to engage in both Phase I and Phase II of the project. The Board of Directors has indicated that any such decision will be based on the available capital resources (including the proceeds from this Offering and any debt financing) and the projected profitability of the dairy operations.

Although the Company does not have any binding contracts for the sale of milk produced at the proposed dairy, the Company believes that it will be able to enter into contracts for the sale of milk produced at the dairy to milk processors and other commercial users of milk and milk products. The Company's belief is based upon preliminary discussions with five large milk processors, who have expressed by letter an initial interest in purchasing the milk expected to be produced at the Company's proposed dairy.

As to its existing business operations, the Company intends to continue its feed mill focus and to pursue increased sales and profits by (i) producing higher margin specialty feed mill products, (ii) continuing its emphasis upon customer service, and (iii) expanding its development of custom feeds to meet specific customer requirements. The Company employs an animal nutritionist to monitor the feed ingredients, develop new formulations, and meet with customers to determine the nutritional needs of animals serviced by the Company's food stock. By concentrating on the specialty and custom feed market and emphasizing its service component, the Company does not compete with the major volume/price feed mill operations.

Daily production capacity at the Company's feed mill facility approximates 80 tons of pelletized feed and 80 tons of processed meal feed. It currently produces a variety of specialty animal feed formulas for sale both to contract dealers and to various types of livestock operators, including cow/calf operators, swine producers, and dairy and sheep producers.

Once the planned 3,600 head dairy facility is fully operational, the Company's current business plan is to promptly build a second 3,600 head dairy facility which will mirror in all respects the initial facility. These plans are contingent on the successful and profitable operation of the first facility and adequate additional debt or equity financing for the completion of the second facility.

                                  The Offering
Securities offered    Between 17,500,000 and 35,000,000 Shares of Common Stock,
                      which are offered only to investors who are, in the
                      discretion of the Company, deemed to be suitable
                      investors for participation in the Offering.

Price per share       $0.40 per Share

Total shares issued
and outstanding
before Offering       5,842,596 shares of Common Stock

Total shares issued
and outstanding
after Offering        Between 23,342,596  and 40,842,596 shares of Common Stock

Total warrants/
options outstanding   None

Total proceeds        Between $7,000,000 and $14,000,000

Estimated expenses
of the Offering       Approximately $560,000 to $1,120,000 plus legal and
                      accounting fees, printing and related costs (1)

Net proceeds (after
estimated
compensation paid
to any Agent)         Between 6,440,000 and 12,880,000

Use of proceeds       The Company believes that the minimum proceeds from this
                      Offering, when combined with roughly an equal amount of
                      debt financing which the Company believes will be
                      available, will allow the Company to pursue the creation
                      of a vertically-integrated enterprise including both the
                      Company's current feed mill operations and a newly-
                      established dairy operation, as described in this
                      Memorandum.  A portion of the proceeds of this Offering
                      will be used as working capital, for the activities of
                      the Company.

Minimum purchase
by each subscriber    125,000 Shares, for an aggregate purchase price of
                      $50,000 (One Unit)

Subscriptions         An investor who desires to purchase shares should
                      complete and deliver to the Company the Subscription.
                      The Company reserves the right, in its sole discretion,
                      to accept or reject a subscription agreement in whole or
                      in part, for any reason.  See "Plan of Distribution" and
                      "Method of Subscription."

Risk Factors          An investor considering purchase of the Units should
                      review the risk factors associated with such an
                      investment.  See "Risk Factors."


(1) Shares are being offered on a best efforts basis directly by Company management, and may also be offered through an underwriter or underwriters. The Company will only pay commissions of 8% on shares sold through the underwriter. It will not pay any commissions on shares sold directly by Company management. Since it is not possible to know in advance how many shares will be sold by either the underwriter or directly by the Company, the table reflects an 8% commission on the entire offering. It is probable that this overstates the commissions, and actual commissions will be less than the stated amount.

                                   RISK FACTORS

The Shares described herein are speculative and involve a high degree of risk. In analyzing this Offering, potential Investors should carefully consider the risks and speculative factors attendant to an investment in the Shares, including, without limitation, the following:

Negative Operating History and Accumulated Deficit. The Company experienced a net loss of $58,168 for the year ended December 31, 2000 and a $3,816 net profit for the year ended on December 31, 2001. As of December 31, 2001, the Company had an accumulated deficit of $2,157,690. The Company believes that its planned development of the dairy facility has the potential to reverse the Company's pattern of negative financial results and that historical financial results may not be indicative of its future performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operation" and "Business." Results of operations in the future will be influenced by numerous factors, including, among others, completion of a dairy finishing operation within the established time frame, cost of grain feed, the price of milk in the national markets, and the ability of the Company to implement its strategic plan. There can be no assurances that the Company will be able to earn any profits or maintain profitable operations if they are attained.

Construction and Development Risks. We have not signed any contract or binding letter of intent with a contractor to construct the dairy facility at a specified cost. The estimates of costs for construction are management's conservative estimates. They are based on consultations with Dairy Management Service (a dairy consulting firm) and with persons affiliated with two other new dairies of similar size recently constructed. It also is based on input provided by officials with the dairy science and management department of Kansas State University and estimates provided by High Plain Construction, SRJ Dairy Development Company and the Hamstra Group. The amounts listed in this prospectus as the cost of construction of such a dairy facility are estimates, and actual costs could vary.

Management has also considered, as an alternative to construction of a new facility, the acquisition of an existing dairy facility. It has looked at two facilities that are currently operational and are for sale. It is anticipated that the acquisition of an existing facility would entail less initial cost than a new construction. However, no firm plans or prices for acquisition have been discussed or are currently under negotiation. It is merely a contingent option under consideration.

Lack of Dairy Operation Experience. The Company's future results will be affected by its ability to develop a dairy production operation and effectively operate that facility. Significant uncertainties accompany this development and could have an adverse effect on the Company. There can be no assurance that the Company will be successful in developing either a dairy operation. See "Business."

Financing Requirements and Uncertain Access to Capital Funding.  The
Company contemplates that debt financing will be required in addition to the equity financing contemplated by this prospectus in order to complete its business plan. The Company has a preliminary commitment and a written indication of interest from U.S. Bank, Farm Credit and MetLife to provide such financing as described elsewhere in this Prospectus. The amount of this debt financing will depend on the amount of equity raised. There can be no assurance that such additional financing will be available to the Company on acceptable terms, if at all.

In the event the Company receives less than the Maximum Offering proceeds, it also may be necessary for the Company to seek additional equity or debt financing through other sources. Any additional equity financing may involve substantial dilution to the then existing stockholders of the Company. If sufficient funds are not available, the Company may be required to delay, reduce or eliminate plans for additional expansion of its operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operation."

Dependence on Key Personnel. The Company's future success will be highly dependent on the efforts of Mr. Raybourn, Chairman of the Board and President. The loss of his services would have a material adverse effect on the Company's business. On May 19, 2000, the Company entered into a one year employment agreement with Mr. Raybourn, which is renewable on a yearly basis. Advance notice of one year is required for termination by the Company or Raybourn. See "Executive Compensation" The Company does not have employment agreements with any other employees. The Company's success is dependent upon its ability to attract and retain qualified, skilled and unskilled personnel in its feed mill.

Raw Material Costs; Product Sales Prices. The Company purchases approximately 80% of its wheat, corn, milo and other feed ingredient requirements by means of forward agreements up to twelve months in advance. Under such agreements, the Company commits to purchase specific tonnage from specific sellers at specific prices which generally correspond with precommitted feed product sales. Such arrangements may prove unfavorable based upon prevailing market rates from time to time.

If the Company experiences increases in the price of its raw materials to produce its feed products and is unable to pass on such increases to its customers, then there will be a material adverse effect upon the Company's profitability. Also, if the Company experiences a decrease in the sales price of its feed products or dairy products, there may be a material adverse effect upon the Company's profitability, depending in part on national inventories of milk existing at the time.

In its proposed dairy operation, the company anticipates, from time to time, entering into agreements concerning the sale of all or a part of its production which will obligate it to sell its products at a specified or formula base price in the future. Such arrangements may prove less favorable based upon the prevailing market rates from time to time. The Company has not engaged in, but does intend to engage in, a formal hedging contract program for the purpose of reducing price volatility on raw materials and finished goods.

Seasonality. The Company's feed mill operations are seasonal. Approximately 68% of the Company's sales in the year 2001 were delivered during the months of November through March, with the sales being pre-committed during the months of July through October. The feed mills' customers have access to natural feed stuffs (grazing) from April through September. The Company expects such seasonality to continue.

Competition.  The feed mill industry is highly competitive.  The
Company's competitors include, among others, national feed mill operations, regional feed mill operations, and national and regional dairy operations, many of which have substantially greater financial resources, are more geographically dispersed, are vertically integrated operations including feed operations through the slaughter of livestock, and offer a broader scope of products than the Company. Additional competitors may enter the Company's markets in the future. See "Description of Business - Feed Mill Competition" section of this Prospectus.

Dilution. Investors in this Offering will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock. See "Dilution."

Zoning; Nuisance. If the local governing authority were to adopt and enforce zoning laws without exempting existing businesses, then the Company's anticipated business activities at its proposed dairy operation could be materially adversely affected. Those operations, by their nature, emit odors that are generally considered unpleasant and, in some cases, a nuisance. If the Company's anticipated activities at its proposed facilities were deemed to be a nuisance, then the Company's business and profitability could be materially adversely affected.

Government Regulation: Feed Mill. The Company's feed mill business is subject to federal, state and local laws and governmental regulations, including, but not limited to, the Kansas Department of Agriculture and the United States Food and Drug Administration concerning the use and storage of certain drugs in the feed mill operation. Although to date such regulations have not significantly impeded the operation of the Company's feed mill business, there can be no assurance that the Company will be able to continue to obtain or maintain required government approvals or licenses or that regulatory changes will not have a material adverse impact on the Company's feed mill business in the future. To the extent that the Company conducts feed mill operations in other areas it will be subject to that area's governmental regulations. See "Description of Business - Government Regulation" section of this Prospectus.

Government Regulation: Dairy Operations. The Company's future dairy operation will be subject to federal, state and local laws and governmental regulations, including, but not limited to, (i) corporate farming laws concerning the corporate ownership and use of agricultural land for certain purposes, and (ii) the United States Environmental Protection Agency and appropriate state regulatory agencies, concerning the monitoring of water usage and groundwater contamination. To the extent that the Company conducts operations in other areas it will be subject to that area's applicable government regulations. See "Description of Business - Government Regulation," section of this Prospectus.

Dividends. The Company's Board of Directors presently intends to retain all of the Company's earnings for the expansion of its business. Therefore, the Company does not anticipate the distribution of cash dividends on its Common Stock in the foreseeable future. In the future, decisions of the Company's Board of Directors to pay cash dividends will depend, among other factors, upon the Company's earning, financial position and cash requirements. See "Dividend Policy."

Control by Certain Stockholders; Anti-Takeover Provisions. Upon completion of this Offering, officers, directors and their affiliates, who currently own approximately 65.9% of the Company's outstanding Common Stock, will continue to own approximately 16.5% if the minimum subscription is attained, and 9.3% if the maximum subscription is attained. Therefore, although the current shareholders will not have a majority of the available votes, as a group they will be significant shareholders and may be able to influence election of the Company's directors and matters submitted to a vote of the company's stockholders. In addition, the Kansas General Corporation Code and the Company's Restated and Amended Articles of Incorporation and Bylaws contain provisions that may have the effect of discouraging unsolicited takeover bids from third parties. See "Description of Securities."

Restrictions on Transfer and Lack of Marketability. This is an initial public offering and the shares will not be listed on any national securities exchange or market. No public market exists for the shares. There can be no assurance that purchasers will be able to resell their Shares at the offering price. The Company will not redeem Shares at the election of the stockholder. Holders of the Shares should assume that it will be difficult to liquidate their investment, and that if they try to do so, the price and/or other terms of any such liquidation may be unsatisfactory. Accordingly, for the aforesaid reasons and others set forth herein, the Shares should be purchased for long-term investment purposes only.

Uncertainty of Public Market. There is no assurance that the Company will, in the immediate future or in the foreseeable future, be able to list the shares on a national securities exchange or other public market. Without a reverse merger into a publicly traded shell, there will be no public market for the Common Stock of the Company and the Investors in this Offering will have little or no liquidity.

Determination of Offering Price. The offering price for the Shares was determined by assigning a value to existing shares which considered both the appraised value of the existing feed mill business and the cost or value added through the completed dairy facility. To some extent, this has been arbitrarily determined by the Company through the consideration of such factors as the business potential of the dairy operation, if developed, the amount of equity control desired to be retained by existing stockholders, the amount of dilution to the Investors and other factors deemed relevant by the Company.

Forward-Looking Information May Prove Inaccurate. This Prospectus contains forward-looking statements and information that are based on management's beliefs as well as assumptions made by, and information currently available to, management of the Company. When used in this Prospectus (including Exhibits), words such as "anticipate," "believe," "estimate," "expect" and, depending on the context "will," "may" and similar expressions, are intended to identify forward-looking statements. We believe it important to communicate these expectations to our investors. However, such statements only reflect the Company's current view with respect to future events and are subject to certain risks, uncertainties and assumptions, including the specific risk factors described above. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. The Company does not intend to update these forward-looking statements and information.

                        SELECTED FINANCIAL INFORMATION

The following selected financial information for the annual periods ended December 31, 2000 and 1999 is derived from the Company's audited Financial Statements. The following selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operation" and the Financial Statements and related notes appearing as Exhibit A to this Prospectus.

                                   Year Ended             Year Ended
                                December 31, 2000      December 31, 2001

                                                (000's)
Statement of Operations Data:
  Sales                           $        2,257         $        2,660
  Less:  Cost of ingredients      $        1,372         $        1,686
    Other operating               $          887         $          926
    Other expenses                $           56         $           44


Net Income (Loss)                 $          (58)        $            4



Balance Sheet Data:             December 31, 2001      December 31, 2000
                                                       (As Adjusted to
                                                        reflect Offering
                                                        Proceeds)

                                                (000's) Minimum   Maximum
  Total assets                    $        1,277        $ 7,717   $14,157
  Current liabilities             $           97        $    97   $    97
  Long-term liabilities           $          672        $   672   $   672
  Stockholders' equity            $          508        $ 6,948   $13,388


                                    DILUTION

The net tangible book value of the Company as of December 31, 2001 was $.09 per share of Common Stock. Net tangible book value per share is determined by dividing the tangible net worth of the Company (tangible assets less total liabilities) by the total number of outstanding shares of Common Stock. After giving effect to the sale of the shares offered in this offering, assuming the maximum subscription is attained, the net tangible book value of the Company as of December 31, 2001 would have been $.33 per share. This would represent an immediate increase in net tangible book value of $.24 per share to existing stockholders and an immediate dilution to new investors purchasing common stock of $.07 per share. After giving effect to the sale of the shares offered in this offering, assuming the minimum subscription is attained, the net tangible book value of the Company as of December 31, 2001 would have been $.30 per share. This would represent an immediate increase in net tangible book value of $.21 per share to existing stockholders and an immediate dilution to new investors purchasing common stock of $.10 per shares.

The following table illustrates the per share dilution to new investors purchasing common stock in this offering, assuming both the minimum and maximum subscription amounts.

                                Before Offering            After Offering
                                                        Minimum     Maximum
Total shares outstanding:           5,842,596          23,342,596  40,842,596

Placement price per share:                            $       .40 $       .40

Book value per share:              $      .09         $       .30 $       .33

Dilution per share to new
investors:                                            $       .10 $       .07


                                  CAPITALIZATION

The following table sets forth the capitalization of the Company as of December 21, 2000, on a historical basis and as adjusted to reflect the sale by the Company of the shares of Common Stock offered under this Prospectus and the application of the estimated net proceeds therefrom, based on both the minimum and maximum offering proceeds. This table should be read in conjunction with the "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations and Plan of Operation" sections, the Financial Statements and related notes appearing in Exhibit A to this Prospectus.


                                          December 31, 2000
                               Historical                As Adjusted (2)
                                               (000's)

                                                       Minimum     Maximum
Stockholders' equity           $      507             $  7,717    $ 14,157


(2) As adjusted to include minimum and maximum net offering proceeds to the Company of $6,440,000 (minimum) or $12,880,000 (maximum).

                                 DIVIDEND POLICY

  The Company has never paid any cash dividends on its Common Stock. The Company expects that it will retain all available earnings generated by its operations for the development and growth of its business and does not anticipate paying any cash dividends on the Common Stock in the foreseeable future.

                                USE OF PROCEEDS

The objective of this Offering is to raise equity capital for the construction of a dairy operation (the "Project") that will be vertically integrated with the Company's existing feed mill operation. Ideally, the Project will be constructed as a 3,600 cow dairy operation on approximately 800 acres of tillable land. The cost of the Project is approximately $20 to $22 million.

The minimum proceeds to be received from this offering is $6,440,000 and the maximum is $12,880,000. The Company will need to match the equity capital raised with other debt or equity financing in order to adequately fund the project. The Company has received a preliminary verbal commitment and a written indication of interest for debt financing from US Bank, Met Life and Farm Credit as described previously in this Prospectus. The debt financing contemplated by this arrangement would be capped at an amount equal to the amount of equity capital raised. It has also received a written indication of interest to provide debt financing from MetLife along comparable terms. The Board of Directors of the Company will exercise their business judgment in determining the amount of debt financing the Company will obtain.

If the amount of total financing initially available for the Project is less than that required to fund the full 3,600 cow dairy operation, the Company's business plan provides the flexibility to fund the Project in two phases. Phase I will consist of the establishment of a 1,800 cow dairy operation with certain facilities, such as a milking center, initially sized for a capacity of up to 3,600 cows. Phase II will be implemented when sufficient capital is available to the Company to expand the operation by the addition of facilities, equipment and cows necessary for a 3,600 head dairy operation. If the Project is pursued in two stages, it is anticipated that Phase I will cost $13.8 million, and Phase II will cost $8.1 million. The phased development of the Project will involve less initial capital expenditure, but ultimately will be more expensive. The most economical development of the project is to construct the 3,600 cow dairy at the outset in one stage.

As an alternative to the construction of a new facility, management has also considered the acquisition of an existing dairy facility. It has looked at two such facilities which are currently operational and are for sale. It is anticipated that the acquisition of an existing facility would entail less initial capital outlay than construction of a new facility. No decision has been made to pursue an acquisition rather than construction of a new facility.

A detailed statement of costs associated with implementation of the project in one stage:


CAPITAL
EXPENDITURES              DESCRIPTION                           AMOUNT
                                                                (dollars)
Land                      800 acres@$1,200/acre                 $   960,000

Dairy Equipment           3  7,000 gallon tanks                 $ 1,300,000

Milking Center            Structure built for 3,600 cows,
                          computerized cow tracking milking
                          equipment, milk storage, holding
                          pens w/sprinklers and cow wash,
                          60-80 rotor parlor                    $ 2,360,000

Free Stall Barns          3,400 Stalls (Accommodates 3,600)
                          $1,000 per stall                      $ 3,400,000

Special Needs
Facility (Hospital
Barn)                     Fresh cows, slow milkers, sick cows   $   825,000

Manure System             Built for 3,600 cows                  $   750,000

Feed Center &
Storage                   Grain and hay                         $   350,000

Scales                    80 foot                               $    70,000

Shop building             60 foot and 80 foot Butler Building   $    54,300

Transfer alley            Concrete                              $   178,000

Pit Silos                 Concrete bottoms                      $   370,000

Site Preparation          Dirt work-sand                        $   300,000

Water System              450,000 gallons/day                   $   100,000

Cattle Purchases          3,600 cows @ $2,000 each              $ 7,200,000

Equipment (clean &
feed)                     2 tractors w/loaders
                          2 skid loaders, manure spreaders      $   240,000

Irrigation Pivots         Liquid manure application             $   100,000

Miscellaneous             Generators, tools, etc.               $   110,000

Start-up costs            Consultants, labor, permits,
                          engineers & architects                $   180,000

Capital Reserves          Operating capital                     $ 2,000,000


TOTAL                                                           $20,847,300


A detailed statement of costs associated with implementation of the Project in two phases:


                                   PHASE I               PHASE II
Milking Center                     $ 1,960,000           $   700,000

Free Stall Barns                   $ 1,800,000           $ 1,800,000

Shop                               $    54,300

Hospital Barn                      $   700,000           $   225,000

Transfer Alley                     $   120,000           $    58,000

Feed Center & Storage              $   250,000           $   150,000

Silage Pits                        $   280,000           $   180,000

Scale                              $    70,000

Sand & Waste Water System          $   500,000           $   250,000

Dairy Equipment                    $ 1,000,000           $   497,000

Site Preparation                   $   300,000           $   100,000

Equipment to Clean & Feed          $   240,000

Irrigation Pivots                  $   100,000

Miscellaneous -
Generators, Tools                  $   110,000

Miscellaneous Consultants,
Permits, Engineer &
Architects                         $   180,000

Two Wells & Piping/Water
System                             $   100,000

3,600 Cows                         $ 3,600,000           $ 3,600,000

Working Capital                    $ 1,500,000           $   500,000

Land                               $   960,000

Totals                             $13,824,300           $ 8,060,000

TOTAL PHASES I & II                $21,884,300


As indicated, development of the project will be completed with a combination of equity and debt financing. The above estimates for Phase I and Phase II of a two stage phased development is Management's conservative estimate based on consultation with Quality Dairy Management Services (a dairy consulting firm) and High Plain Construction, Inc., SRJ Dairy Development Company and the Hamstra Group and with persons affiliated with two other recently constructed dairies of similar size. It is also based on input provided by officials with the dairy science and management department of Kansas State University. These figures are only estimates and actual costs could vary. Variance of actual cost from estimates can result from unexpected delays, higher land cost, higher cost for dairy cows and other factors. Management has projected the need for 800 acres of land, coupled with leasing of additional land for production of corn and alfalfa for dairy feed ingredients. It is possible that the acquisition of more land will be necessary. Timing, land cost and cow cost are the primary variables which will effect the actual cost. Management is aware of similar dairy facilities at a comparable size being finished out at a cost of $20 million to $22 million which would not include the cost of $2 million for construction of a new integrated feed mill facility. The Company's proposed dairy facility will include an integrated feed mill without this additional cost.

                             DESCRIPTION OF BUSINESS

Western Feed Mills, Inc. (the "Company"), a Kansas Corporation, has manufactured and distributed processed animal feeds and feed supplements since 1987. Over the past few years, the Company investigated areas for profitable business expansion that could be vertically or horizontally integrated into its existing business. The Company has focused its interest on participation in the dairy industry. To that end, the Company intends to construct and operate a 3,600 head dairy facility. Management anticipates that such activity should also increase both the profitability and the utilization of the Company's existing feed mill.

Proposed Dairy Operations

Given the sizable market for milk-based products and the geographic advantages which the Company expects to enjoy, The Company has determined that its highest priority in the near future is to construct the operate a 3,600 cow herd dairy. Geography is very convenient to several large metropolitan markets such as Kansas City, MO, Wichita, KS, Oklahoma City, OK, Tulsa, OK, and Springfield, MO. The cows placed in production in the dairy operation will be fed with feed processed and produced at the company's existing feed mill facility. That integration of enterprise, in which the dairy operation has the benefits of a committed source of feed supply and the feed mill has an operation to which a significant portion of its production is committed, is intended to provide the Company and its stockholders with a greater benefit than owning and operating either the feed mill or the dairy operation individually. Management estimates that the dairy operation will consume 25% to 30% of the feed mill's volume annually. This allows management to displace lower margin accounts, ramp up volume to higher production capacity levels thereby lowering per unit costs, and improve the feed mill's profitability.

The dairy operation will consist of the acquisition of 800 acres of land (with the lease of additional land), the construction of a 3,400 head free stall barn, a milking center with a capacity of 3,600 cows and the establishment of a "special needs" center for cows which are new to the herd, have just given birth or are experiencing sickness. Those main buildings and the ancillary facilities will incorporate manure, water and feed systems and would become operational upon the acquisition of a herd of approximately 3,600 cows (3,000 full time milking cows).

Dairy Startup Plan

Upon the successful completion of the equity offering and acquisition of the land, the Company plans to immediately commence the construction of the Dairy. The Company anticipates that the construction of the Dairy will be completed within six to eight months after completion of the offering.
The Company expects to begin initial operation of the Dairy four months after construction begins.

At start-up, the facilities will include a 3,400 head free-stall barn and the milking parlor, as well as the feeding facilities and equipment.

During the first 5 months of operation of the dairy, 300 to 400 cows will be purchased each month at an estimated price of $2,000 per head and a total cost of approximately $7,200,000. On average the cows will be in production 45 days after purchase. It is assumed that 40% of these cows will be culled within the first year. All cows lost from the herd from either culling or death loss will be replaced through operating capital. A lactation period of 305 days (10 months) is assumed with a 2-month dry period.

Initially, at the outset of operation of the facility, it is expected that average daily production will be lower than that required for optimal performance. Thereafter, it is anticipated that implementation of proper genetic selection criteria, good management and good nutrition will gradually increase production to optimal levels.

Geography and Transportation

As noted above, the Dairy is to be located in the geographic area of southern Kansas or northern Oklahoma, where corn silage can be grown. The dairy industry is in transition. Smaller dairies are decreasing primarily due to the labor demands dairies place on family operated enterprises.
Larger dairies are replacing these operations. There is also a shift of dairies away from some of the traditional producing areas of the US for a variety of reasons including climate and environmental regulations. Many of the large dairy operations have been built in California, New Mexico, Idaho, Texas and Kansas. All are trying to get away from highly populated areas. The Company believes that its location in southern Kansas or northern Oklahoma has certain advantages. Those advantages include: (i) geographic proximity to markets for milk in urban areas such as Wichita, Kansas, Oklahoma City, Oklahoma and the Kansas City metropolitan area; (ii) access to a workforce knowledgeable in the dairy industry and (iii) strategic location in an agricultural area which exhibits characteristics desirable for the production of grain and silage for the dairy cattle which are expected to become a part of the Company's operations.

Marketing Strategy

In geographic proximity to the Company's proposed operations, there are a number of potential buyers for the milk produced by the Company, consisting of milk processors and other food producers who use milk and milk products. The Company has engaged in preliminary discussions with five large milk processors, who have expressed an initial interest in the milk expected to be produced at the Company's proposed dairy. However, at this time the Company does not have any binding agreements for the purchase of the milk that will be produced by the dairy.

Competition

The dairy industry is made of a large number of entities with a large variation in scale of operation. There is a clear trend toward larger operations that can take advantage of economies of scale and better labor efficiency. The Company believes that it will be competitive in the current dairy environment. Dairy cow numbers and production have been relatively stable. Production per cow in the US has improved due to better management practices. This increased production has been absorbed by an expanded market use for milk and slight population growth. Competition is also changing as larger and newer dairy operations move into the Sunbelt markets. Smaller less efficient dairies are being squeezed out of the market, particularly in the traditional milk production states and in dairies with overall production of under 500 cows. The Company's planned dairy of 3,600 cows is considered to be the optimal economic unit for several reasons as described below.

Economies of Scale

A number of authorities in the production dairy sector have cited that the new optimal dairy operation should be operating with herd sizes of 2,500 to 3,500 milking cows. The authorities include land grant university dairy specialists to independent consultants specializing in the milking dairy sector. Much of the advantage comes from having the appropriate number of producing cows to spread the fixed costs and gain input purchasing advantages. Management and production costs also becomes a larger factor today due to increased pressure of producing more milk per cow and the intensity of herd management necessary to achieve those levels. Good herdsmen and dairy managers are in demand and consequently they command ever-increasing compensation and benefit packages. The 3,600-cow dairy (3,000 milking cows) is optimal for a well-experienced managing herdsman and a qualified assistant. Experts indicate that a 1,500 cow dairy is the minimal economic scale recommended. Size can increase from this level to as many as 5,000 cows without sacrificing quality and production and maintaining respectable levels of return.

Feed Mill Business Strategy

In addition to developing strategies with respect to the integrated dairy operation, the Company intends to continue its focus on increasing sales and profits from its feed mill operations by (i) producing higher margin specialty feed mill products, (ii) continuing its emphasis upon customer service and product quality, and (iii) expanding its development of custom feeds to meet specific customer requirements. The Feed Mill employs an animal nutritionist to monitor the feed ingredients, develop new formulations, and meet with customers to determine the nutritional needs of animals serviced by the Company's food stock.

Strategically located near its customer base, the Company intends to enhance its feed mill operation by continuing to concentrate on sales of specialty and custom livestock feed formulations, thereby achieving profit margins greater than the industry standard, emphasizing its customer service, and developing custom needs to meet specific customer requirements. The Company does not compete with the major volume/price feed mill operations and believes its service distinguishes it from the volume/price feed mill operations. Rather the Company concentrates on the specialty and custom feed market. Customers more desirous of gaining timely attention in receiving specialty or custom feed products are targeted by the Company rather than price sensitive users.

Illustrative of the Company's specialty feed formulation practice is its procedure of working in cooperation with the customer's veterinarian where the Company's nutritionist formulates specific feed for customer requirements. The Company believes its ability to have its on-staff nutritionist at a customer's operation within a few hours of initial customer inquiry, combined with the Company's ability to deliver specialty or custom feed products within 24 hours of the order, provides the Company with the desired customer loyalty.

Daily production capacity at the Company's feed mill facility approximates 80 tons of pelletized feed and 80 tons of processed meal feed. It currently produces a variety of specialty animal feed formulas for sale to both contract dealers and various types of livestock operators, including cow/calf operators, swine producers, and dairy and sheep producers.
To the Company's knowledge, feed mill industry statistics are generally not available. The Company believes that the industry is highly competitive based on price, which typically varies by region due to product transportation costs, and experiences seasonal sales due to the availability of natural feedstuffs.

Feed Mill Facility

The feed mill facility, constructed in 1986, is located in Cedar Vale, Kansas, 90 miles southeast of Wichita, Kansas, and 90 miles northwest of Tulsa, Oklahoma. Management chose the location in order to be centrally located both near its potential customer base and the raw materials required to manufacture animal feed such as wheat, corn and milo.

The facility is located on seven and one-half acres. Although the land is divided by two public streets, the Company has a fifty year lease ending September 6, 2034, to utilize one of the streets for downloading the finished feed product into either Company or customer trucks. A public street from the feed mill facility separates the corporate offices, truck storage and maintenance facility and truck fuel warehouse.

Currently, the facility operates at 100% capacity of pelletized feed, twelve hours per day, five and one half days per week during the fall-winter months, October through March, and at 20% capacity during the spring-summer months, April through September. The variance in feed mill capacity utilization is due to feed mill customers' access to natural feed staffs (grazing) during the summer months.

The Company currently has the capacity to produce 24,000 tons of meal feed annually in addition to 24,000 tons pelletized feed. Current feed mill capacity is large enough to support the feed meal requirements for several animal agriculture facilities while simultaneously meeting the needs of the Company's current pelletized feed customers. The existing real property is sufficient to permit expanding the capacity of the feed mill to 250 tons of feed product output per day, a 26% increase over existing capacity.

The feed mill operation contains approximately 50,000 square feet of feed mill facility and has nearly 400 tons of feed product warehouse capacity. There are three 23,000-bushel grain storage tanks, one each for wheat, corn and milo. The feed mill facility also has seventeen additional raw material bins with total capacity of 500 tons.

Within the feed mill is a limited access storage area for regulated drugs and feed supplement items. The Company maintains approximately twenty-five drugs for use as feed supplements that are regulated by the Kansas Department of Agriculture.

A modern computer system monitors the percentage of raw materials utilized to produce specialty and custom feed formulas. The feed mill computer also monitors inventory levels of all raw materials and finished goods. Electricity, natural gas and water are readily available at the feed mill facility.

The delivery of raw grains into an underground pit commences the animal feed manufacturing process. The grain is then piped into the grain storage bins through steel augers and is stored until ready to be milled. Piped through separate augers into the feed grinder and roller, the grinder mills the grain and the roller forms the feed into pellets. The pellets are then cooked in the cooker between 100 degrees and 140 degrees Fahrenheit, depending upon the type of feed product being produced. The pellets are then cooled and the fine pellets (those pellets that are smaller than the desired finished product) are removed for reprocessing. The entire process takes approximately four hours. In the event that only feed meal is required (i.e., not pelletized) the entire milling process takes approximately ten minutes.

A finished product is either bagged into fifty-pound bags or is stored in bulk for truck bulk load delivery. Every bag of feed product has an analysis tag that describes by percentages the feed ingredients. Feed that is delivered by the truckload is delivered with an ingredient analysis sheet.

The Company stores and performs minor maintenance on its trucks in the truck warehouse, which is a covered sheet metal building. A separate truck fuel building is adjacent to the truck warehouse. The fuel building contains a 3,000-gallon above ground tank utilized for diesel fuel and a 1,200-gallon above ground tank utilized for gasoline storage.

Feed Mill Products

The Company manufactures four different pellet sizes as well as a meal product for swine consumption. Twelve different flavorings are utilized by the feed mill operation. The Company produces a variety of specialty animal feed mill products. Specialty feed products are those products manufactured for a certain type of animal, like generic feed products; however, specialty feed products are further formulated based upon the local/regional climate, natural food sources and disease prevalence.

Custom feed formulations, accounting for approximately only 16% of the Company's feed mill sales in 2001 achieve higher profit margins than specialty animal feed products. The Company intends to focus on additional custom feed product development to achieve these higher profit margins, including products for dairy cattle, swine versus the lower profit margins realized on feed products for beef cattle and horses.

Custom feed products are formulated by the Company's nutritionist in cooperation with the customer, his veterinarian and/or nutritionist based upon the particular needs of the customer's herd. The products' raw materials include grains (mainly wheat, corn and milo), vitamins, minerals and drugs. The Company typically purchases grain from local grain elevators during the months of August through February, and typically purchases corn from regional terminal grain elevators in northern Kansas and Nebraska during the months of March through July. In 2001, the Company purchased approximately 14,000 tons of various grains as raw materials and purchased approximately $510,000 of drugs, vitamins and minerals from five suppliers for the feed mill operations.

The Company's typical feed mill product has a storage life, if stored in a feed bin, of one month during the summer months and three months during the winter months. The feed products may be damaged by exposure to humidity or moisture.

Feed Mill Marketing

The Company targets medium sized feed users (eight tons or greater per delivery) that desire personal attention and either custom or specialty feed products. The Company does not attempt to compete based on price alone. Staff Nutritionist availability to customers within a few hours of the initial customer inquiry evidences the Company's quick response to its customers' needs. Such quick review and the analysis of the desired formulation of a feed product, coupled with the ability of the Company to produce the product within a next day turnaround, gives the Company a marketing edge over its major competitors.

Sales Concentration/Seasonality

The Company's customer base is diversified. Its ten largest customers accounted for about 20% of the Company's 2001 sales. As mentioned previously, approximately 78% of the Company's total feed sales are to cow/calf operators. The Company's top ten customers would largely reflect that balance. The Company turns its inventory approximately twenty-three times per year. The Company experiences seasonality in its sales in that approximately 68% of its 2001 sales were delivered during the months of November through March, with the sales being recommitted during the months of July through October.

The Company has also established a network of dealers that target smaller cattle ranchers and feed users that the Company deems too small in overall feed usage to economically justify direct contact. During 2001, the Company sold approximately 74% of its sales directly and 26% of its sales through dealers.

The Company's suppliers are numerous and varied.  The feed
manufacturing business is rather complex in its variety and type of material used to manufacture animal feed products. Consequently, the Company must maintain relationships with principal and primary suppliers of ingredients as well as with companies that supply sound and reliable alternatives and replacements to basic feed ingredients. This is necessary in order to manage
cost and maintain the quality component of the feed.   The Company's
suppliers include well-known names such as The Archer Daniels Midland Company, ConAgra, Cargill, IMC Global, Tyson Foods, IBP, National By-Products, AmPro, Quaker Oats, Oxy Chemical, Pitman Moore and Riceland Foods. There are numerous other larger and second tier suppliers. The Company is not reliant on any one company to source its ingredients needs. If a key supplier were to no longer be available for whatever reason, a replacement could be quickly found without business interruption. About one-half of the Company's feed ingredients and other feed inputs are purchased with cash on delivery of products at the Company's choice. All other purchases are generally made with delivery to the feedmill followed by an invoice that is due on receipt. Discounts that are made available to the Company are taken on a regular basis in the normal course of business and represents standard operating procedures. Most ingredients purchases will increase by at least 25% to 30% as a result of the proposed Dairy Operation. Company Management believe that this additional volume will give them bargaining power with certain suppliers in arranging volume discounts.

Credit Management

As of December 31, 2001, Western Feed Mills, Inc. reported Accounts Receivable of $109,692 of which 92% was current.

Feed Mill Competition

The Company's main feed mill competitors are two large national feed mills, as well as smaller regional competitors. Ralston Purina, located in Wichita, Kansas, and Cargill, Inc., located in McPherson, Kansas are the two nationwide competitors. Most of the Company's competitors sell generic feed products, whereas the Company has concentrated on specialty and custom feed products. The Company's dealers compete with other dealers that typically sell multiple brands.

Transportation

Approximately 90% of the Company's 2001 sales were delivered by bulk truckload and 10% of the Company's sales were by bagged product. Because a majority of the sales made by the Company are within 150 radial miles of Cedar Vale, Kansas and the farthest current customer is approximately 250 miles from the feed mill facility, the Company utilizes four trucks to deliver the feed products to customers and to transport raw grain materials. The Company presently owns four trucks: a twenty-four ton tractor trailer rig and three other vehicles with capacities of 4 tons, 8 tons and 14 tons, respectively. The tractor truck is utilized with trailers, one for bulk feed and two for bagged feed. There is no rail service to the feed mill; moreover, the Company does not currently utilize rail service and it does not anticipate any need for the same.

Government Regulation

The Company's feed mill business is subject to federal, state and local laws and regulations, including, but not limited to, the Kansas Department of Agriculture and the United States Food and Drug Administration concerning the use and storage of certain drugs in the feed mill operation.

Possible Future Expansion

In the belief that the Company can benefit from economies of scale if the Company's feed mill can provide animal feed products to a variety of animal operations owned and operated by the Company, the Company may in the future consider the construction and operation of additional animal
agriculture facilities.   Those facilities could include additional dairy
operations or other animal agricultural operations. In considering any such future expansion, the Company's Board of Directors will carefully analyze the market for the products produced by any such expanded facility and the costs and benefits of the participation in the applicable industry.
Once the planned 3,600 head dairy facility is fully operational, the Company's current business plan is to promptly build a second 3,600 head dairy facility, which will mirror in all respects the initial facility.
These plans are contingent on the successful and profitable operation of the first facility and adequate additional debt or equity financing for the completion of the second facility.

MANAGEMENT'S DISCUSSION AND ANALYASIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND PLAN OF OPERATION

General

The Company has experienced modest growth in revenues since it commenced its feed mill operation in November 1986. The Company has sought to improve its financial performance by increasing revenues and improving the efficiency of its feed mill operation. Notwithstanding its efforts, the Company has experienced net losses of $12,568 for the year ended December 31, 1999 and net losses of $56,168 for the year ended December 31, 2000. It showed a slight profit of $3,816 for the year ended December 31, 2001. The Company has an accumulated deficit of $2,157,690 as of December 21, 2001. There can be no assurances that the Company will be able to earn any profits or maintain profitable operations if they are initially attained.
See "RISK FACTORS - Negative Operating History and Accumulated Deficit" of this Prospectus.

The Company's feed mill operations are seasonal. Approximately 75% of the Company's 1994 sales were delivered during the months of October through March, with the sales being pre-committed during the months of June through September. The feed mill's customers have access to natural feed stuffs (grazing) during the spring and summer months, April through September. The Company expects such seasonality to continue as to non-dairy products; however, the Company anticipates that it will experience constant demand for its dairy feed meal product throughout the year after the development of its dairy operation.

     Year Ended December 31, 2001 Compared to Year Ended December 31, 2000

Net sales increased by $402,807 or 18%, to $2,659,871 in 2001, from $2,257,064 in 2000. Cost of ingredients increased by $133,395 or 11%, primarily due to increase in sales volume.

Delivery expenses increased by $15,863 or 12%, to $143,894 in 2001 , from $128,031 in 2000, again as a result of an increase in deliveries and fuel costs.

Depreciation decreased by $1,384 or 1%, to $83,864 in 2001, from $84,648 in 2000.

Selling expense increased by $5,5000 or 5%, to $113,304 in 2001, from $107,804 in 2000.

General and administrative expense decreased by $19,795 or 6%, to $294,451 in 2001, from $314,246 in 2000.

As a result of the foregoing, the Company's operating income increased by $49,903, a profit of $48,048 in 2001, from a loss of $1,855 in 2000.

Interest expense increased by $3,330 or 7%, to $49,668 in 2001, from $46,338 in 2000.

In view of the above factors, the Company's net increased by $61,984 to a profit of $3,816 in 2001, from a loss of $58,168 in 2000.

Liquidity and Capital Resources

Cash and cash equivalents were $66,241 at December 31, 2001, an increase of $57,697 from $8,594 at December 31, 2000.

Net cash provided used by operating activities was $85,088 for the period ended December 31, 2001, compared to net cash used by operating activities for the period ended December 31, 1999 of $13,837. In general, changes from period to period in cash flow from operations are primarily due to changes in the net profit or loss experienced by the Company. In addition, changes in accounts receivable, inventories, prepaid expenses and deposits, accounts payable and customer deposits affect period to period cash flow from operations. Many of these fluctuations are due to the timing of cash receipts or payments.

In 2001, net cash used in investment activities increased to $149,990 from $74,186 in 2000. Total acquisitions of property and equipment were $157,990 in 2001. From the period ended December 31, 2001, these deferred acquisition and public offering expenses were $304,614, compared to $304,614 in 2000.

Use of cash for making principal payments on long-term debt for the period ended December 31, 2001, was $238,732 compared to $13,437 in 2000.

Plan of Operation

In the event the Company attains sufficient funds from this offering, other equity financing and/or third party debt financing, the Company intends to promptly construct a 3,600 head milking cow dairy operation. If the amount of total funds available for the Project is less than the cost associated with the one stage construction of the facility, the Company will consider constructing the facility in two phases, as described in Use of Proceeds, of this Prospectus. It is likely that construction of the Project, whether implemented in phased construction or not, will require additional funds from debt financing sources, or additional equity funding. The Company has received a preliminary verbal commitment from US Bank and a written indication of interest from MetLife for debt financing. See Offering Summary, and Use of Proceeds, of this Prospectus The Company might also consider other forms of debt or equity financing. Further equity offerings will involve further dilution to existing stockholders of the Company. None of this funding is committed, and there can be no assurance that it will be available. If sufficient funds are not available, the Company may be required to delay, reduce or eliminate its plans for implementation of the Project.

                             DESCRIPTION OF PROPERTY

The Company presently conducts its business operations from a feed mill facility constructed in 1986. The facility is located in Cedar Vale, Kansas which is located 90 miles northwest of Tulsa, Oklahoma. The Company owns fee simple title to three contiguous tracts of real estate and improvements, which can be legally described as:

Tract 1
Beginning at a point measured 2957.33 ft. west of the northeast corner of Section 14, Township 34 South,
Range 8 East, thence west on the section line a distance of 123 ft., thence perpendicular south a distance of 206 ft., thence southeasterly a distance of 137 ft., to a point 268 ft. south of the section line, thence north 268 ft. to the point of beginning, containing 0.67 acres, more or less; AND
A tract of land beg. 2449.33 feet west of the NE corner of Sec. 14, Twp. 34 S., Rge. 8 E. of the 6th
P.M., running thence W 508 ft., thence S 206 ft., more or less, to the center of the abandoned Missouri
Pacific Railroad right of way, thence Southeasterly
624 ft., more or less, down the center of the abandoned railroad right of way to a point 551 ft.
South of the point of geg., thence North 551 ft. To point of beginning.

Tract 2
Beginning at a point that is 40 feet Northwest and 410 feet Southwest of the North Corner of Phillips-
Brooks Sub-Division of Original Block 61,  Cedar
Vale, Kansas, said point being on the extended center line of Avenue "B", 401.6 feet, more or less, to the South Section Line of Section 11, Township 34 South,
Range 8 East of the 6th P.M., thence East along said
South Section line 424 feet, thence Northwesterly
310.3 feet more or less to the point of beginning, all in Block 61, Original City of Cedar Vale,
Chautauqua County, Kansas.

Tract 3
A tract of land beginning at a point 3080.33 feet
West of the Northeast corner of Section 14, Township
34 South, Range 8 East of the 6th P.M., thence 423
feet West on the section line to a point measured 100 feet East from the Eastern end of the Depot Building in Cedar Vale, Kansas, thence perpendicular to the South a distance of 90 feet to a point on the center of the abandoned Missouri-Pacific Railroad tracks, thence Southeasterly along the center of said abandoned tracks a distance of 398 feet to a point
190 feet South of the Section line, thence continuing
Southeasterly a distance of 43 feet to a point 206 feet South of the Section line, thence North 206 feet to the point of beginning.

The facility is located on seven and one-half acres. Although the land is divided by two public streets, the Company has a fifty year lease ending September 6, 2034, to utilize one of the streets for downloading the finished feed product into either Company or customer trucks. A public street from the feed mill facility separates the corporate offices, truck storage and maintenance facility and truck fuel warehouse. The existing real property is sufficient to permit expanding the capacity of the feed mill to 200 tons of feed product output per day, a 25% increase over existing capacity.

The feed mill operation contains approximately 50,000 square feet of feed mill facility and has nearly 400 tons of feed product warehouse capacity. There are three 23,000-bushel grain storage tanks, one each for wheat, corn and milo. The feed mill facility also has seventeen additional raw material bins with total capacity of 500 tons.

Within the feed mill is a limited access storage area for regulated drugs and feed supplement items. The Company maintains approximately twenty-five drugs for use as feed supplements that are regulated by the Kansas Department of Agriculture.

A modern computer system monitors the percentage of raw materials utilized to produce specialty and custom feed formulas. The feed mill computer also monitors inventory levels of all raw materials and finished goods. Electricity, natural gas and water are readily available at the feed mill facility.

The Company intends to purchase 800 acres of tillable land for the construction of its dairy operation, to be located in southern Kansas or northern Oklahoma. Most of this land will be dedicated to the production of corn and alfalfa for dairy food ingredients.

                                   MANAGEMENT

The directors, officers and significant employees of the Company collectively provide experience that will enable the Company to implement the strategies described in this Memorandum. Several of the Company's directors and officers have held leadership positions in a wide variety of agricultural and nonagricultural companies as well as significant experience in the cattle industry. Although the Company has not historically done business in the dairy industry, the Company believes that the experience and strong leadership qualities of its directors, executive officers and significant employees will enable the Company to successfully enter the dairy industry.

Directors, Executive Officers and Significant Employees

The names of the directors, executive officers and significant employees of the Company and their respective ages and positions are as follows:


Name                 Age         Position

Fred W. Raybourn     62          President, Chairman of the Board and Director

T.E. Branscum        68          Secretary, Treasurer and Director

E.C. Peper           66          Director

Joe C. Donohue       62          Director

Dr. Ashok Shah       61          Director

Don Ryan             66          Director

Jerry Lee Thurman    60          Sales Manager

Jim Clouston         64          Plant Manager


Fred W. Raybourn is a co-founder of the Company and has been Chairman of the Board of Directors, President and a Director since its inception in April 1984. He has more than thirty-five (35) years of business development and management experience in the Agriculture Industry including agricultural finance, grain buying, feed ingredient merchandising and livestock management. In the 1980's Mr. Raybourn acquired three inactive agricultural businesses and re-established operations to generate more than $18 million in annual sales. These businesses were Gardner Grain Company, Gardner, Kansas; Centerview Grain and Feed, Centerview, Kansas; and Missouri Feed and Farm Supply in Liberal, Missouri. Raybourn has also been actively involved in professional and community organizations throughout his life. These include:
Past Board Member of the Citizen's Bank at Nevada, Missouri; Past Chairman of the Board of Missouri Agricultural Industries Council; member of the National Pork Producers Council; member of the Kansas Pork Producers Council; active member of the National Cattlemen's Association; active member of the Kansas Livestock Association; and member of the Oklahoma Grain and Feed Association. He has also been elected to School Boards, City Councils, and has served, honorably, for four years in the U.S. Marine Corps.

T.E. Branscum, a Director of the Company since June 30, 1988. He is involved in several ventures in addition to the Company, including Branscum Ranch. Mr. Branscum is a Director of and investor in the State Bank, Winfield, Kansas. Mr. Branscum is a graduate of the Harvard University Advanced Management Program and holds a degree in Chemistry from Northeastern State University.

E.C. Peper, has served as a Director of the Company since December 1988 and owns Peper Grain Company, Inc. and Peper Ranch, respectively, commodity and cattle ranch operations located in Prior, Oklahoma. Mr. Peper also serves as Director and stockholder of the Adair State Bank, Adair, Oklahoma.

Joe C. Donohue, a Director of the Company since August 1988, is involved in several swine and cattle businesses. Mr. Donohue owns Greeley Seed Company, a seed processing concern, and Donohue Trucking Service, Inc., a regional trucking service, both of Greeley, Kansas.

Dr. Ashok Shah, a Director of the Company for two years. Dr. Shah is a medical doctor OB/GYN practicing in Independence, Kansas.

Don Ryan, a Director of the Company for two years. Mr. Ryan resides in Norton, Kansas, owns Western Distributing, Inc. and is involved in several other businesses in that area.

Jerry Lee Thurman, employed by the Company since July 1991, has been its Sales Manager since March 1994. Mr. Thurman previously owned and assisted in the management of family owned cattle and/or swine operations in Stillwater, Oklahoma. Mr. Thurman is a member of the Chester White Organization, a national swine association, and the Oklahoma Swine Association. Mr. Thurman received a Bachelor of Science degree in Agricultural Education from Oklahoma State University in 1964.

In addition to the executives identified above, the Company is currently interviewing experienced dairy industry managers. It has interviewed five applicants, all of whom have expressed an interest in the position. The applicant's all have extensive experience in managing dairy facilities in Texas, Florida, Iowa, Illinois, Georgia and Oklahoma. This experience includes supervision of the design and construction of a new dairy facility of comparable size to the Company's proposed facility, financial management, management and training of workforce, and management of the day-to-day operation of dairy facilities. It is not expected that a manager will be actually employed until the Company has received subscriptions for at least the minimum number of shares offered by this memorandum. The Company continues to search for an assistant manager. It has promising leads but has not made a final decision with respect to either of these positions.
There are no family relationships among any of the executive officers, directors or significant employees of the Company.

                            EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by the Company to the named executive officer for services rendered to the Company in all capacities during the period from January 1, 1996 to December 31, 2001.


Summary Compensation Table

                                                 Compensation
Name and Principal Position  Year       Annual Salary   Other Compensation(3)
Fred W. Raybourn, President
 and Chairman                1996       $  99,275       $   6,240

                             1997       $ 104,238       $   6,960

                             1998       $ 109,395       $   6,960

                             1999       $  90,000       $   6,960

                             2000       $  90,000       $   6,960

                             2001       $  90,000       $   9,260



(3) Mr. Raybourn, the Company's President and Chairman, receives personal benefits, including health insurance for which premium amounts are reflected in this column.


Employment Arrangements

The Company and Mr. Raybourn entered into an employment agreement, dated May 19, 2000, for a term of one year, with provision for automatic renewal for successive one year periods, unless either party elects not to renew the employment agreement during any renewal period. Advance notice of one year is required to terminate the agreement by either the Company or Raybourn. Mr. Raybourn is required to devote his full time and efforts to the business and affairs of the Company.

Mr. Raybourn is also eligible to participate in any group benefit plans or performance incentive or bonus plans the Company may establish. The Company pays Mr. Raybourn's health insurance premiums and provides a Company vehicle for Mr. Raybourn's use. The employment agreement sets forth a noncompete provision: as long as Mr. Raybourn is an employee of the Company and for a period of two years thereafter, he cannot engage in certain activities in competition with the Company.

Compensation of Directors

Since 1993, any director who is not an employee of the Company has received a fee in the amount of $200 for each Board of Directors' meeting attended.

Non-Qualified Stock Grant Plan

In 1994, the Company adopted a non-qualified stock option plan whereby the Company's President, in the President's discretion, may grant up to 10,000 shares of the Company's Common Stock to any five key employees of the Company (a total of 50,000 shares), at no cost to such employees, which shares vest after five years. Also, if an employee purchases the Company's Common Stock at $1.25 per share, then the Company's President may grant up to 10,000 matching shares of the Company's Common Stock to any five key employees of the Company (a total of 50,000 shares), at no cost to such employees, which shares vest after a five year period. All of such grant shares and matching shares are subject to being repurchased by the Company for nominal consideration if the applicable employment relationship is terminated (the "Non-Qualified Stock Option Plan").

Indemnification Arrangements

The Company's Restated and Amended Articles of Incorporation and Bylaws provide that the Company shall indemnify all directors and officers of the Company to the fullest extent permitted by the Kansas general corporation code. Under such provisions, any director or officer, who in his capacity as such, is made or threatened to be made, a party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

Employees

The current feed mill operation employs thirteen employees during the summer months and fifteen employees during the winter months. The four sales and marketing employees are compensated on a salary basis. The Company believes that the City of Cedar Vale and the surrounding area will continue to provide a sufficient labor supply. Upon the successful completion of this Offering, the Company anticipates hiring a full-time chief financial officer. The Company does not anticipate hiring additional feed mill employees upon completion of the development of the dairy operation. However, the Company anticipates that it will initially employ approximately eight to ten additional people for the dairy operation. When it is fully operational, the dairy operation will employ approximately 32 people.

                             PRINCIPAL STOCKHOLDERS

The following table represents certain information as of December 31, 2001, on a historical basis and as adjusted to reflect the sale of Shares offered hereby (assuming that both the minimum and the maximum subscription is attained) with respect to the beneficial ownership of Common Stock by (i) each director of the Company, (ii) each executive officer of the Company,
(iii) each person known by the Company to own beneficially five percent (5%) or more of the Common Stock before this Offering, and (iv) all directors, executive officers and five percent shareholders of the Company as a group. Unless otherwise noted, the persons listed below have sole voting and investment power with respect to such shares.

                                                       Percentage Beneficially
                       Number of Shares     Before         Owned After the
                      Beneficially Owned   Offering       Offering of Shares

                                                       Minimum        Maximum
                                                      23,342,596     40,842,596
Fred W. Raybourn
801 North A Street
Arkansas City, KS 67005     626,664         10.7%     2.7%           1.5%

Donald E. Lehman
109 E. Main
Gardner, KS 66030           618,664         10.6%     2.7%           1.5%

T.E. "Gene" Branscum
9 Lake Park Drive
Winfield, KS 67156          440,000          7.5%     1.9%           1.1%

C.G. Delozier
Rural Route 3, Box 4A
Chelsea, OK 74016           586,664         10.0%     2.5%           1.4%

E.C. Peper
Rural Route 1, Box 98
Adair, OK 74330             626,664         10.7%     2.7%           1.5%

Joe Donohue
Box 177
Greeley, KS 66033           140,000          2.4%     0.5%           0.3%

Ashok and Jasu Shah
3201 Regency Drive
Independence, KS 67301      492,664          8.4%     2.1%           1.2%

Don Ryan (Oro Holdings)     320,000          5.5%     1.4%            .8%

All directors and
executive persons,
as a group                3,851,320         65.9%    16.5%           9.3%


                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company sells feed products to entities affiliated with E.C. Peper and T.E. "Gene" Branscum. Both are shareholders and Directors of the Company. These feed sales amounted to less than four percent of the Company's total feed sales (approximately $94,000) during 2001. The Company sold this feed at its current, retail list price and without any discount. The Company is also currently obligated on a note owed to Fred
Raybourn, CEO, shareholder and Chairman of the Board of Directors. The note accrues interest at 5.5%. As of December 31, 2001 the principal and accrued interest on the note has $399,146. The note represents the amount of deferred compensation owed Mr. Raybourn. The note is a demand note. Mr. Raybourn has agreed not to demand payment before 2002, except in case of death or termination. (See Notes to Financial Statements, Note 3).

                           DESCRIPTION OF SECURITIES

The Company is authorized to issue Fifty Million (50,000,000) shares of Common Stock and Thirty Million (30,000,000) shares of Preferred Stock.
Prior to this Offering the Company has 5,842,596 shares of Common Stock, no par value, issued and outstanding. It has not issued any shares of Preferred Stock. If the minimum subscription of 17,000,000 shares is attained, 23,342,596 shares will be issued and outstanding. If the maximum subscription of 35,000,000 is attained, 40,842,596 shares will be issued and outstanding.

Common Stock

Holders of Common Stock are entitled to one vote for each share held in the election of directors and on all other matters submitted to a vote of stockholders. Cumulative voting of shares of Common or Preferred Stock is not allowed. Accordingly, holders of a majority of the shares entitled to vote in any election of directors may elect all of the directors standing for election. Upon the consummation of this Offering, the Company's officers and directors will beneficially own approximately 16.5% of the outstanding shares if the minimum number of Shares is sold and approximately 9.3% of the outstanding shares if the maximum number of Shares is sold.
Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. See "Dividend Policy." Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock, are entitled to receive ratably the net assets of the Company available after payment of all debts and other liabilities. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

Certain Anti-Takeover Matters

The Company's Restated and Amended Articles of Incorporation provide that directors may be removed from office, but only for cause and that any action taken by stockholders to remove one or more directors for cause may only be taken by the affirmative vote of the holders of at least two-thirds of the stockholders at a meeting called for such purpose. However, if the Company's Board of Directors, by an affirmative vote of at least two-thirds of all members of the Board of Directors then in office, recommends removal of a director or directors to the stockholders, such removal may be effected by the affirmative vote of a majority of the stockholders at a meeting of the stockholders called for that purpose. Likewise, the Company's Restated and Amended Articles of Incorporation provide that any action taken by the stockholders to amend, alter, change or repeal the Restated and Amended Articles of Incorporation be approved by the affirmative vote of at least two-thirds of all stockholders provided, however, that if the Board of Directors, by an affirmative vote of at least two-thirds of all members of the Board of Directors then in office, recommends the advisability of the amendment, such amendment may be effected by a majority vote of the stockholders. The Company's Bylaws may be adopted, amended or repealed by a two-thirds vote of (i) the stockholders, or (ii) the full Board of Directors. The Company's Restated and Amended Articles of Incorporation require, in addition to any vote required by law or agreement, the affirmative vote by at least two-thirds of either (i) the outstanding shares of the "voting stock" (as defined therein), or (ii) the Board of Directors, in order to approve, authorize, adopt or consummate by the Company and any of its subsidiaries, if any, any "business combination" (as defined therein) with a "related person" (as defined therein). A "business combination" includes (i) any merger or consolidation with a "related person," (ii) any transfer of a substantial part (20%) of the assets of the Company to or with a "related person," (iii) any transfer of a substantial part (20%) of the assets of a "related person" to or with the Company, (iv) the issuance of any securities of the Company to a "related person," (v) certain reclassifications and recapitalizations, (vi) any partial or complete liquidation, spin-off, split off, or split up or similar transaction of the Company involving a related person, and (vii) any transaction, event, agreement, contract, commitment or other arrangement that provides for, is intended to or is likely to have an effect similar to the above. A "related person" includes, but is not limited to, any person that owns or is the beneficial owner of 5% or more of the outstanding shares of the Company's voting stock. A "related person's" voting stock is excluded from the calculation of such stockholder votes.

Limitation on Liability

As authorized by the Kansas General Corporation Code, the Company's
Restated and Amended Articles of Incorporation provide that the Company's directors will have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. This provision has no effect on director liability for (i) a breach of the directors' duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of certain unlawful dividends or unlawful stock purchases or redemptions, (iv) any transaction from which a director derives an improper personal benefit, or (v) an act or omission for which the liability or a director is expressly provided by an applicable statute.

Limited Transferability and Lack of Marketability

There is no public market for the Shares and there can be no assurance that a market will develop or that purchasers will be able to resell their Shares at the offering price or any other price. Holders of the Shares should assume that it will be difficult to liquidate their investment and that if they try to do so, the price and/or other terms of any such liquidation may be unsatisfactory. Accordingly, for the aforesaid reasons and others set forth herein, the Shares should be purchased for long-term investment purposes only.

The Company intends to create shareholder value and liquidity by becoming a publicly traded company as soon as its operating strategy and market conditions allow. The Company will consider all appropriate avenues to accomplish this goal.

                             TERMS OF THE OFFERING

The Offering

This Offering is being conducted on a best efforts basis directly by Company management and may also be offered through an underwriter or underwriters. Under the terms of this Offering an aggregate of at least 17,500,000 Shares of Common Stock must be purchased, if any are purchased, by Investors at an offering price of $0.40 per Share. Up to a maximum of 35,000,000 Shares of Common Stock may be sold by the Company in the offering described in this document. The Company does not anticipate that there will be any public market for the Shares and/or the underlying securities. Consequently, the Investors may not be able to liquidate their investments in the event of a personal emergency or for any other reason. See "Risk Factors
- Restrictions on Transfer and Lack of Marketability." Each potential Investor must subscribe for at least 125,000 Shares for an aggregate purchase price of $50,000. Upon payment of the subscription price, the Shares will be deemed to be fully paid and non-assessable. See "Description of Securities." Subscriptions are payable in full upon execution of the Subscription Agreement attached to this Memorandum. Investors will receive certificates representing their respective stock ownership in the Company within 30 days of the closing of this Offering. Offers and sales will be made to potential Investors meeting certain minimum standards of income, net worth and/or sophistication. See "Investor Suitability Standards."

The Company also reserves the right, in its sole discretion, (i) to refuse to accept a subscription from any person, in whole or in part, for any reason or for no reason, at any time, (ii) to allot any potential Investor fewer than the total number of Shares for which he has subscribed and (iii) to allow any subscriber to subscribe for less than the minimum individual investment described elsewhere in this document. This Offering will commence upon the date of this Memorandum and will terminate 90 days thereafter, unless extended by the company to a date thereafter, but in no event later than an additional 90 days.

Plan of Distribution

The Shares are being offered and sold on a best efforts basis directly by Company management and also may be offered through an underwriter, or underwriters who will be registered broker-dealers and a NASD member firm. Commissions of 8% will be paid only on shares sold by the underwriter, and not on shares sold directly by the Company. It is not possible to know in advance how many shares will be sold by the underwriter and will be subject
to this commission.   Accordingly, the Company has adopted the most
conservative method of projecting the underwriting commission expense by calculating it as 8% of the entire offering amount. On this basis the proceeds to the Company after this commission expense will be $6,440,000 if the Company sells the minimum offering amount and $12,880,000 if it sells the maximum offering amount. It is probable actual commissions paid will be less than the amount stated and net proceeds to the Company will be greater than the amount stated.

How to Subscribe

A "Subscription Agreement," must be completed in full, signed and returned to the Company. Completion of this document and proper signatures thereon is essential prior to any sale of the Shares to potential Investors. These documents must be returned to the Company together with full payment of the subscription price for the Shares to be purchased on or before 90 days after this offering is commenced, or later, if extended by the Company. Payment instruments must be made payable to "Western Feed Mills, Inc. Escrow Account." The escrow account will be maintained by U.S. Bank. Within a reasonable time after the minimum subscription has been attained and any time thereafter the subscription funds will be released from the escrow account by U.S. Bank to the Company. To the extent any monies are to be returned to any potential Investor pursuant to the terms of this Offering, such monies will be returned at that time. The Company reserves the right to return monies which it deems to be in excess of the Company's requirements or for any other reason.

Determination of the Offering Price

The offering price for the Common Stock has been arbitrarily determined by the Company through the consideration of such factors as the business potential of the dairy facility, if developed, the amount of equity control desired to be retained by the existing stockholders, the amount of dilution to the Investors and other factors deemed relevant by them. The offering price does not bear any relationship to the Company's assets, present operations, or other criteria of value applicable to the Company.

                          INVESTOR SUITABILITY STANDARDS

Suitability Standards

The Company has imposed certain standards to which prospective investors must conform in order to be eligible to receive an offer and/or to purchase the Shares of the Company.

An investment in the Shares is suitable only for persons having substantial financial resources and who understand both the long-term nature and the risk factors associated with this investment. A potential Investor must be a resident of a state approved by the Company for sale of the Shares therein. There will not be a public market for the Shares. Accordingly, an investment in the Shares is suitable only for persons of adequate financial means who have no need for liquidity with respect to their investment.

Each potential Investor will be required to represent (i) that the Investor is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), and that he possesses such business or financial experience so as to have capacity to protect the Investor's own interests in connection with purchase of the Shares, or (ii) that the Investor meets the "General Investor Standards" set forth below.

In addition to certain institutional investors, a potential Investor will qualify as an "Accredited Investor" if the potential Investor comes within any of the following categories at the time of the sale of the Shares to said Investor.

A) The potential Investor is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year,

B) The potential Investor is a natural person whose individual net worth, or joint net worth with that person's spouse, exceeds
$1,000,000 at the time of the purchase of the Shares; or

C) The potential Investor is a corporation or trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares.

An entity in which all of the equity owners are Accredited Investors, as defined above, will also constitute an "Accredited Investor."

The Company, in its sole discretion, may also extend the opportunity to purchase Shares to a limited number of potential Investors not meeting the requirements set forth above. Generally, these exceptions, if made, will make the Shares available to potential "Non-Accredited Investor," who the company reasonably believes, among other things, meet all of the following tests (the "General Investor Standards"):

A) The investment in the Shares does not exceed 10% of the potential Investor's net worth, excluding principal residence, furnishings therein and personal automobiles;

B) The potential Investor is acquiring the Shares for the potential Investor and for investment purposes, not with a view to resale or distribution thereof, and is able to bear the economic risk of the potential Investor's investment in the Shares; and

C) The potential Investor has such knowledge and experience (including prior investment experience) in financial and business matters so as to have the capacity to protect the potential Investor's own interests in connection with a purchase of the Shares and is capable of evaluating the merits and risks of the prospective purchase of the Shares.

The Shares may also be sold to potential Investors who are not "Accredited Investors" but who are purchasing in a fiduciary capacity for a person or entity satisfying the above suitability standards.

The Company will (i) require potential Investors to complete a Subscription and Investment Representation Agreement, (ii) make or cause to be made such further inquiry as it deems appropriate, and (iii) in its sole Discretion, determine which potential Investors' subscriptions may be accepted by the Company. Individual potential Investors from whom subscriptions are accepted must represent that they are at least twenty-one years of age.

If the Company is incorrect in its assumptions as to the suitability of a particular potential Investor, as such suitability is set forth in the representations described above, then the delivery of this Prospectus to such potential Investor shall not be deemed to be an offer or the solicitation of an offer, and this Prospectus shall be immediately returned to the Company.

The Company reserves the right to review the suitability of any person desiring to purchase the Shares and in connection with such review to waive such suitability standards as to such person as the Company, in its sole discretion, deem appropriate under applicable law. The foregoing suitability standards are minimum suitability requirements for a potential Investor and the Company reserves the right to set higher standards for potential Investors and to reject subscriptions for the Shares by potential Investors notwithstanding compliance with such standards.

                              INDEPENDENT AUDITORS

The financial statements of Western Feed Mills, Inc. for each of the years in the period ended December 31, 2001, appearing in this Prospectus have been audited by Varney & Associates, PA of Manhattan, Kansas, independent auditors, as stated in their report appearing herein.

                                   LITIGATION

On December 27, 2000 the Company and its Chief Executive Officer, Fred
W. Raybourn, consented to the issuance of a Cease and Desist Order ("Consent Order") by the Kansas Securities Commissioner ("Commissioner"). The Commissioner alleged that the Company sold common stock in violation of the registration provisions of the Kansas Securities Act ("Act"). At issue were seven sales which occurred between April and December of 1997. The Company believed the sales were allowed under an exemption provided in the Act. The availability of the exemption turned on a question of compensation paid certain individuals in part for the referral of the purchasers to the Company.

The Company agreed to the Consent Order, without admitting or denying the Commissioner's allegation, to avoid the expense and time-consuming diversion which litigation would have entailed. Under the terms of the Consent Order the Company and Mr. Raybourn were each fined $2,500 and were ordered to refrain from any violations of the Act. This Consent Order finally resolved the matters raised by the Commissioner's administrative inquiry.

The Company is not involved in any other material litigation nor aware of any such litigation that is threatened as of the date of this Memorandum.

                                  LEGAL MATTERS

Certain legal matters in connection with the Offering will be passed upon for the Company by Morris, Laing, Evans, Brock & Kennedy, Chartered, offices in Wichita, Kansas and Topeka, Kansas.

                              ADDITIONAL INFORMATION

The Company will make available to potential Investors and their advisors any non-confidential or nonproprietary materials or information available to the Company and will answer all inquiries from potential Investors and their advisors of a non-proprietary nature concerning the proposed operation of the Company, its management, and any other matter relating to the business and assets of the Company, this Offering and the sale of the Shares. The Company and its management will also afford potential Investors and their advisors the opportunity to obtain any additional information, other than proprietary information, necessary to verify the accuracy of any information set forth in this Memorandum, to the extent the Company or its management possess such information or can acquire it without unreasonable effort or expense. In order to obtain any additional information, please contact the Company at:

                              Western Feed Mills, Inc.
                            Fred W. Raybourn, President
                              Route 1, Sale Barn Road
                                    P.O. Box 596
                              Cedar Vale, Kansas 67024
                                   (316) 758-2283
                                 Fax (316) 758-2286

AUDITED FINANCIAL STATEMENT



January 10, 2002




To the Board of Directors
Western Feed Mills, Inc.
Cedar Vale, Kansas


                         INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheets of Western Feed Mills, Inc.
as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Feed Mills, Inc. as of December 31, 2001 and 2000 and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                            /s/Varney & Associates, CPAs, LLC

                                            Certified Public Accountants

                          WESTERN FEED MILLS, INC.
                             Cedar Vale, Kansas
                               BALANCE SHEETS
                                December 31,


                                                2001              2000
                                  ASSETS
Current Assets
 Cash                                     $      66,241     $       8,544
 Trade receivables                              109,692           153,957
 Inventories                                    124,799           123,925

  Total Current Assets                    $     300,732     $     286,426


Property & Equipment
 Land                                     $      34,000     $      34,000
 Buildings and grain bins                       573,452           473,406
 Machinery and equipment                        943,373           930,450
 Automobiles and trucks                         390,998           369,449
 Office furniture and fixtures                   88,236            84,212
  Subtotal                                $   2,030,059     $   1,891,517
 Less:  Accumulated depreciation              1,367,969         1,301,589

  Total Property & Equipment              $     662,090     $     589,928


Other Assets
 Deposits                                 $      10,000     $      10,000
 Deferred offering costs                        304,614           304,614

  Total Other Assets                      $     314,614     $     314,614

    TOTAL ASSETS                          $   1,277,436     $   1,190,968




                       LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
 Accounts payable                         $      21,452     $      48,636
 Accrued expenses                                 3,921             7,890
 Customer deposits on orders                     13,194            21,988
 Current maturities of
  long-term liabilities                          58,919            26,328

  Total Current Liabilities               $      97,486     $     104,842


Long-Term Liabilities
 Long-term liabilities, less
  current maturities                      $     672,045     $     582,037

  TOTAL LIABILITIES                       $     769,531     $     686,879


Stockholders' Equity

 Preferred stock, no par value;
  30,000,000 shares authorized in
  2001 and 2000; 0 issued                 $           -     $           -
 Common stock, no par value;
  50,000,000 shares authorized in
  2001 and 2000; 5,842,596 issued
  in 2001 and 2000                            2,665,595         2,665,595
 Accumulated (deficit)                       (2,157,690)       (2,161,506)

    TOTAL STOCKHOLDERS' EQUITY            $     507,905     $     504,089

    TOTAL LIABILITIES & STOCKHOLDERS'
     EQUITY                               $   1,277,436     $   1,190,968


                            WESTERN FEED MILLS, INC.
                               Cedar Vale, Kansas
                            STATEMENTS OF OPERATIONS
                         For The Years Ended December 31,


                                                 2001                2000
NET SALES                                   $   2,659,871       $   2,257,064

 Cost of Ingredients                            1,685,643           1,371,920

 Gross Profit                               $     974,228       $     885,144


OPERATING EXPENSES
 Feed mill                                  $     291,267       $     252,270
 Delivery                                         143,894             128,031
 Depreciation                                      83,264              84,648
 Selling                                          113,304             107,804
 General and administrative                       294,451             314,246

    Total Operating Expenses                $     926,180       $     886,999


OPERATING INCOME                            $      48,048       $      (1,855)


OTHER EXPENSES (INCOME)
 Interest                                   $      49,668       $      46,338
 (Gain) loss on disposition of equipment           (5,436)              9,975

    Total Other Expenses                    $      44,232       $      56,313


NET INCOME (LOSS)                           $       3,816       $     (58,168)


                           WESTERN FEED MILLS, INC.
                              Cedar Vale, Kansas
                     STATEMENTS OF STOCKHOLDERS' EQUITY
                 For The Years Ended December 31, 2001 and 2000


                                 Common Stock
                            Number
                           of Shares                  Accumulated
                          Outstanding    Amount        (Deficit)       Total
Balance - December 31,
 1999                      5,842,596   $  2,665,565  $ (2,103,338)  $  562,257

 Net income (loss)                 -              -       (58,168)     (58,168)

Balance - December 31,
 2000                      5,842,596   $  2,665,565  $ (2,161,506)  $  504,089

 Net income                        -              -         3,816        3,816

Balance - December 31,
 2001                      5,842,596   $  2,665,565  $ (2,157,690)  $  507,905



                           WESTERN FEED MILLS, INC.
                              Cedar Vale, Kansas
                           STATEMENTS OF CASH FLOWS
                        For The Years Ended December 31,


                                                    2001           2000

                 INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

CASH FLOWS FROM OPERATING ACTIVITIES
 Net income (loss)                              $    3,816     $  (58,168)
 Adjustments to reconcile net income (loss)
  to net cash provided by operating activities
   Depreciation expense                         $   83,264     $   84,648
   (Gain) loss on disposition of equipment          (5,436)         9,975
   Change in assets and liabilities:
     (Increase) decrease in trade receivables       44,265        (44,850)
     (Increase) decrease in inventories               (874)       (24,033)
     Increase (decrease) in accounts payable       (27,184)        17,674
     Increase (decrease) in accrued expenses        (3,969)         5,250
     Increase (decrease) in customer deposits
      on orders                                     (8,794)        (4,333)

       Total Adjustments                        $   81,272     $   44,331

NET CASH PROVIDED BY (USED IN) OPERATING
 ACTIVITIES                                     $   85,088     $  (13,837)

CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of property and equipment             $ (157,990)    $  (78,686)
 Proceeds from sale of equipment                     8,000          4,500
   Net Cash Used in Investing Activities        $ (149,990)    $  (74,186)

CASH FLOWS FROM FINANCING ACTIVITIES
 Increase in deferred compensation and
  interest                                      $   26,331     $   55,920
 Borrowings of long-term debt                      335,000         51,937
 Principal payments on long-term debt             (238,732)       (13,437)
 Deferred offering costs                                 -         (3,151)
   Net Cash Provided by Financing Activities    $  122,599     $   91,269

NET INCREASE IN CASH AND EQUIVALENTS            $   57,697     $    3,246

CASH AND EQUIVALENTS - BEGINNING                     8,544          5,298

CASH AND EQUIVALENTS - ENDING                   $   66,241     $    8,544


SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
 Cash payments for interest                     $   23,241     $   22,677


DISCLOSURE OF ACCOUNTING POLICY
For purposes of the statement of cash flows, the Company considers cash and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents

                           WESTERN FEED MILLS, INC.
                              Cedar Vale, Kansas
                         NOTES TO FINANCIAL STATEMENTS
                 For The Years Ended December 31, 2001 and 2000

Note 1:  Nature of Business and Signficant Accounting Policies

Nature of Business

The Company is engaged in the manufacture and sale of livestock feed. Sales are primarily to customers in the agribusiness industry in Kansas and Oklahoma. The Company's sales are seasonal with approximately 75% of sales delivered in the first and last quarters of the year. The Company's sales and cost of ingredients are dependent on commodity prices.

Significant Accounting Policies

Accounting Estimates and Assumptions
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and discosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed primarily by the straight-line method over the following estimated useful lives:

                                                   Years
Buildings and grain bins                             25
Machinery and equipment                              12
Automobiles and trucks                              3 - 7
Office furniture and fixtures                         7


Deferred Offering Costs

Deferred offering costs represent certain expenses incurred by the Company in connection with a proposed stock offering. If the offering is successful, these costs will be charged against the net proceeds received by the Company. If the offering is unsuccessful, these costs will be expensed.

Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.



For purposes of the statement of cash flows, the Company considers cash and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents

                           WESTERN FEED MILLS, INC.
                              Cedar Vale, Kansas
                         NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                  For The Years Ended December 31, 2001 and 2000


Note 2:  Inventories

Inventories at December 31 were composed of the following:

                                                 2001            2000
Commercial feed ingredients                  $   91,690      $   91,005
Manufactured commercial feeds                    33,109          32,920
                                             $  124,799      $  123,925



Note 3:  Pledged Assets and Long-Term Liabilities

The Company's long-term liabilities consisted of the following at December 31,:


                                                 2001            2000
Note payable to a bank, due in monthly
installments of $1,060 including interest
at 9.5% through November 2002.  The note is
collateralized by two vehicles.              $   21,818      $   32,260

Note payable to a bank, due in monthly
installments of $500 principal, plus
interest at 8.6% through August 2003.  The
note was collateralized by a vehicle and
was paid off in 2001.                                 -          16,016

Note payable to Mercedes Benz, secured by
a 1999 Freightliner truck.  This note
required a monthly payment of $1,142 and
bore interest at 9%.  This note was paid
off in 2001.                                          -          42,274

Note payable to a director and shareholder
of the corporation with no specified
maturity date.  This note had a 12%
interest rate and was secured by the
general assets of the Company.  This note
was paid off in 2001.                                 -         145,000

Note payable to a bank, due in
semi-annual installments of $23,929, plus
variable rate interest at LIBOR plus 3%
due quarterly.  The note is collateralized
by the general assets of the Company.           310,000               -

Deferred compensation payable to an officer
and shareholder of the corporation with an
agreement to not demand payment before 2002,
except in the case of death or termination.
This carries an 8% interest rate and is
secured by the general assets of the Company.   399,146         372,815

                                             $  730,964      $  608,365
Less:  Current maturities                        58,919          26,328
                                             $  672,045      $  582,037



                           WESTERN FEED MILLS, INC.
                              Cedar Vale, Kansas
                         NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                 For The Years Ended December 31, 2001 and 2000

Note 3:  Pledged Assets and Long-Term Liabilities (Continued)

Aggregate maturities of long-term liabilities are as follows at December 31,:

<CAPTION

                                                 2001            2000
Year ending December 31,
  2001                                       $        -      $   26,328
  2002                                           58,918          28,305
  2003                                           58,614          27,539
  2004                                           47,857           8,378
  2005                                           47,857               -
  2006                                          118,572               -
  After                                         399,146         517,815
                                             $  730,964      $  608,365



Note 4:  Income Taxes

Deferred tax assets and liabilities consist of the following components as of December 31,:


                                                 2001            2000
Deferred Tax Assets
 Deferred expenses                           $  122,000      $  132,000
 Net operating loss carryforwards               339,000         335,000
   Subtotal                                  $  461,000      $  467,000
 Less:  Valuation allowance                     392,000         402,000

                                             $   69,000      $   65,000

 Deferred tax liability, property
  & equipment                                    69,000          65,000
 Net Deferred Tax                            $        -      $        -



During the year ended December 31, 2001, the Company decreased the valuation allowance by $10,000, and during the year ended December 31, 2000, the Company increased the valuation by $17,000.

Net operating loss carryforwards of approximately $847,000 expire for tax purposes during the years ending December 31, 2006 through 2020.


Note 5:  Commitment

During the years ended December 31, 2001 and 2000, the Company entered into contracts with certain vendors to purchase a set amount of commodities at a set price during the following year. The Company also entered into offsetting contracts with certain customers to sell a set amount of related products during the following year.


Note 6:  Related Party Transactions

The balance sheets include the related party transactions detailed in Note 3. The statements of operations include the following approximate amounts of income and expenses with related parties:


                                          Years Ended December 31,
                                             2001          2000
Sales of livestock feed                  $    75,055   $    65,713
Interest expense                         $    36,009   $    41,157


                            WESTERN FEED MILLS, INC.
                              Cedar Vale, Kansas
                        NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                For The Years Ended December 31, 2001 and 2000


Note 7:  Deferred Compensation

The employment agreement with the Corporation's President, originally entered into January 1, 1994, was restated and adopted by the Board of Directors of Western Feed Mills, Inc. on May 19, 2000. This agreement restates its intent to allow the President to defer a portion of his compensation and to defer interest on the unpaid amount at the rate of 8% per year. The 8% rate was in effect through December 31, 2001. It was agreed that the interest rate be changed to 5.5% effective January 1, 2002. The deferred amount is unsecured. None of the President's compensation was deferred for the year ended
December 31, 2001.

UNAUDITED INTERIM FINANCIAL STATEMENTS

                            WESTERN FEED MILLS, INC.

                              CEDAR VALE, KANSAS

                     UNAUDITED INTERIM FINANCIAL STATEMENTS

                       JANUARY 1, 2002 TO MARCH 31, 2002

                               Income Statement
                                 For the Month
                               Ending 3/31/2002


Name                       This Month    Ratio    Three Months    Ratio

Income
Cattle Feed - Bulk         268,233.69     74.0      733,726.74     74.7
Cattle Feed - Bag           14,480.59      4.0       37,583.39      3.8
Beef Base Mix - Bulk         5,987.09      1.6       24,376.72      2.5
Beef Base Mix - Bag          9,703.04      2.7       19,724.80      2.0
Dairy Feed - Bulk             -150.07      0.0        7,241.13      0.7
Dairy Base Mix - Bag             0.00      0.0          441.00      0.0
Dairy Supplement - Bag       1,425.80      0.4        3,184.16      0.3
Hog - Bulk                   3,305.75      0.9        4,333.20      0.4
Hog - Bag                      623.56      0.2        1,504.47      0.2
Hog Base Mix - Bulk          5,759.77      1.6       10,245.94      1.0
Hog Base Mix - Bag           2,721.25      0.8        7,148.78      0.7
Sheep - Bag                     39.60      0.0           45.80      0.0
Sheep Base Mix - Bag           225.45      0.1          225.45      0.0
Horse - Bag                    663.37      0.2        2,477.27      0.3
Dog Food - Bag               2,626.05      0.7        8,974.85      0.9
Cat Food - Bag                 194.05      0.1          968.20      0.1
Grains - Bulk                1,830.15      0.5        5,636.89      0.6
Grains - Bag                   537.80      0.1        3,448.99      0.4
Chicken - Bag                    0.00      0.0          144.50      0.0
Rabbit - Bag                   250.00      0.1          634.40      0.1
Salt - Bag                     664.66      0.2        1,472.23      0.1
Finance Charge Income           11.66      0.0           58.88      0.0
Mineral - Bag               42,529.78     11.7      103,719.28     10.6
Drugs, Feed Additive           699.29      0.2        3,413.88      0.3
Miscellaneous Income           115.00      0.0        1,257.44      0.1

Net Sales                  362,477.32    100.0      981,988.39    100.0



Name                       This Month    Ratio    Three Months    Ratio

Cost of Goods Sold
Purchases                  225,538.42     62.2      619,443.40     63.1
Feed Sacks                   3,813.89      1.1        8,642.02      0.9
Feed Tags                      418.19      0.1        1,213.40      0.1
Plant Utilities             10,223.39      2.8       22,834.99      2.3
Plant Property Tax             825.00      0.2        2,475.00      0.3
Plant Salaries              15,137.74      4.2       34,540.64      3.5
Plant Contract Labor           144.00      0.0          594.00      0.1
Plant Employee Expenses          0.00      0.0            7.00      0.0
Pellet Mill                      0.00      0.0        6,938.47      0.7
Mill Repairs & Maintenance     169.79      0.0        2,671.25      0.3
Interest Expense - COS       5,216.32      1.4        8,740.62      0.9
Depreciation - COS           4,330.00      1.2       12,990.00      1.3
Insurance - COS              2,732.29      0.8        9,986.57      1.0

Total Cost of Goods Sold   268,549.03     74.1      731,077.36     74.4

Gross Profit                93,928.28     25.9      250,911.03     25.6



Name                       This Month    Ratio    Three Months    Ratio

Delivery
Drivers' Salaries            8,230.69      2.3       16,260.79      1.7
Truck Gas & Oil              3,463.69      1.0       12,510.09      1.3
Depreciation - Vehicle       2,973.00      0.8        8,919.00      0.9
Truck Tags, Lic, Use Tax       142.85      0.0        2,833.20      0.3
Truck Repairs & Maint.      14,255.23      3.9       15,032.64      1.5
Truck Tires                    756.45      0.2        1,140.07      0.1

Total Delivery              29,821.91      8.2       56,695.79      5.8


Selling

Vehicle Expenses             1,696.21      0.5        2,761.92      0.3
Salesmen's Salaries          6,250.02      1.7       18,750.06      1.9
Sales Commissions            1,058.55      0.3        2,289.06      0.2
Salesmen's Group Ins.         -410.00     -0.1         -400.46      0.0
Sales Expenses                 388.64      0.1        1,767.28      0.2

Payroll Taxes-Sales          8,983.42      2.5       25,167.86      2.6



Name                       This Month    Ratio    Three Months    Ratio

General & Administrative
Feed Analysis                  113.00      0.0          281.50      0.0
Offie Utilities              1,076.77      0.3        4,188.66      0.4
Phone                        1,815.58      0.5        5,535.27      0.6
Office Supplies              1,467.10      0.4        3,560.83      0.4
Dues & Subscriptions             0.00      0.0           55.00      0.0
Bank Charges                     0.00      0.0           31.05      0.0
Advertising                    132.72      0.0          255.15      0.0
Meals & Entertainment          663.74      0.2        1,539.42      0.2
Professional Fees            6,221.15      1.7       13,600.62      1.4
Office Salaries             16,286.95      4.5       44,907.07      4.6
Payroll Taxes                2,782.96      0.8        7,306.54      0.7
Employer Medicare              650.69      0.2        1,701.34      0.2
Office Repairs & Maintenance     0.00      0.0           50.25      0.0
Radio Expense                  354.75      0.1          354.75      0.0
Office Group Insurance         400.00      0.1        2,864.00      0.3
Life Insurance               1,432.60      0.4        1,432.60      0.1
Total General &
Administrative              33,398.01      9.2       87,664.05      8.9

Total Expenses              72,203.34     19.9      169,527.70     17.3

Net Operating Income        21,724.95      6.0       81,383.33      8.3

Other Income                     0.00      0.0            0.00      0.0

Other Expenses - TOTAL           0.00      0.0            0.00      0.0


Income Before Taxes         21,724.95      6.0       81,383.33      8.3

Net Income                  21,724.95      6.0       81,383.33      8.3


UNAUDITED INTERIM BALANCE SHEET

                           WESTERN FEED MILLS, INC.

                              CEDAR VALE, KANSAS

                        UNAUDITED INTERIM BALANCE SHEET

                             AS OF MARCH 31, 2002

                                 Balance Sheet
                                As of 3/31/2002


                                          Assets
Current Assets
Cash In Bank                            39,189.69
Cash On Hand                             1,455.81
Acct. Receivable                       205,316.48
Inventory                              106,721.16

Total Current Assets                   352,683.14


Fixed Assets
Office Furn. & Fixtures                 88,236.29
Tool/Equipment                          49,563.24
Mill Equipment                           2,876.90
New Mill Equipment                     893,040.46
Building Improvements                  577,623.79
Land                                    34,000.00
Vehicles                               390,998.20
  Less: Accum Depreciation          -1,389,877.68

Total Fixed Assets                     646,461.20


Other Assets
Private Offering                       304,614.28
Deposits                                10,000.00

Total Other Assets                     314,614.28


Prepaid Insurance                        9,421.99

Total Assets                         1,323,180.61



                                      Liabilities
Current Liabilities
Accounts Payable                        29,089.88
Payroll Taxes Payable                      266.99
Interest Payable                        74,541.81
Property Tax Payable                     2,475.00
Sales Tax Payable                          143.10

Total Current Liabilities              106,516.78


Long Term Liabilities
Notes Payable                          627,375.07
Total Long. Term Liab.                 627,375.07

Total Liabilities                      733,891.85


Stockholders Equity
Common Stock                         2,665,594.70
Retained Earnings                   -2,157,689.27
Current Earnings                        81,383.33

Total Equity                           589,288.76

Total Liab. & Equity                 1,323,180.61


COVER SHEET FOR DAIRY PROJECTIONS


                            WESTERN FEED MILLS, INC.
                               Cedar Vale, Kansas

                             FINANCIAL PROJECTIONS
                                  ON PROPOSED
                               DAIRY OPERATIONS

PROJECT ASSUMPTIONS


                            WESTERN FEED MILLS, INC.
                   Revised Projection Assumptions (Number 3)

Revenue:  1st Year
 Projections for the 1st year assume a six month construction process, and full milk production will be achieved in the fourth quarter of the 1st year. This results in approximately 25% of full production as compared to the 2nd year.

 Culls are projected at a 40% rate for 30% of the first year.

Revenue: 2nd Year
 Revenues are detailed in parenthesis except interest income is from excess investor funds not expended during the construction period.

 Feed revenue assumes current feed mill volume plus $2,000,000 in feed sales to the dairy.

 Culls are projected at a rate of 40% for 75% of the year and 30% for the balance of the year.

Revenue: 3rd Year
 Full production is shown in the 3rd year for all categories.

Expenses:  1st Year
 Expenses are generally projected to be approximately 25% of full production (see Year 2) except for known exceptions (i.e. primarily wages and benefits).

 Replacements are projected at a 40% rate for 75% of the year.

Expenses:  2nd Year
 Feed mill cost of sales is projected at 55% of sales.

 Feed cost for lactating cows is projected to be $3.30 per day and dry cows at $1.10 per day.

 BST is projected at $70 for lactating cows.

 Freight and promotion is projected at $.80 per 100 weight.

 Veterinary supplies are projected at $50 per cow per year.

 Replacements are projected at a 40% rate for 75% of the year and 25% thereafter.

 Other expenses are projected based on statistics provided by other dairies with similar operations.

Expenses: 3rd Year
 Full production and related expenses are shown in the 3rd year for all categories.

Debt and Equity Assumption
 Debt is projected to total $11,000,000 with an interest rate of 7.50%. The balance of the total cost of the project is assumed to be equity.

DAIRY PROJECTIONS



                            Western Feed Mills, Inc.
                                Dairy Projections


FIRST YEAR
                             Total Revenue

                      $13.50          $12.50         $11.50
80 lbs.              5,594,420       5,375,420      5,156,420
75 lbs.              5,409,639       5,204,326      4,999,014
70 lbs.              5,224,858       5,033,233      4,841,608
65 lbs.              5,040,076       4,862,139      4,684,201


                              Net income

                      $13.50          $12.50         $11.50

80 lbs.                293,770          74,770       (144,230)
75 lbs.                112,739         (92,574)      (297,886)
70 lbs.                (68,293)       (259,918)      (451,543)
65 lbs.               (249,324)       (427,261)      (605,199)



                                   Western Feed Mills, Inc.
                             Dairy Projection - Consolidated Totals


FIRST YEAR (REVISION 3)
                                      80 lbs.@    80 lbs.@    80 lbs.@    75
lbs.@    75 lbs.@    75 lbs.@    70 lbs.@    70 lbs.@    70 lbs.@    65 lbs.@
65 lbs.@    65 lbs.@
Revenue                                $13.50      $12.50      $11.50
$13.50      $12.50      $11.50      $13.50      $12.50      $11.50      $13.50
$12.50      $11.50
 Milk (3,000 x 365 x lbs./100 x $)   2,956,500   2,737,500   2,518,500
2,771,719   2,566,406   2,361,094   2,586,938   2,395,313   2,203,688
2,402,156   2,224,219   2,046,281
 Calves (3,600 x 92% x $80)             66,240      66,240      66,240
66,240      66,240      66,240      66,240      66,240      66,240      66,240
66,240      66,240
 Culls (1,440 x 98% x $500 x 75%)      211,680     211,680     211,680
211,680     211,680     211,680     211,680     211,680     211,680     211,680
211,680     211,680
 Culls (900 x 98% x $500 x 30%)        100,000     100,000     100,000
100,000     100,000     100,000     100,000     100,000     100,000     100,000
100,000     100,000
 Feed                                2,260,000   2,260,000   2,260,000
2,260,000   2,260,000   2,260,000   2,260,000   2,260,000   2,260,000
2,260,000   2,260,000   2,260,000
   Total Revenue                     5,594,420   5,375,420   5,156,420
5,409,639   5,204,326   4,999,014   5,224,858   5,033,233   4,841,608
5,040,076   4,862,139   4,684,201

Feed costs
 Feed Mill:
 Lactating cows (3,000 x 3.30
  x 365)                             2,059,375   2,059,375   2,059,375
2,059,375   2,059,375   2,059,375   2,059,375   2,059,375   2,059,375
2,059,375   2,059,375  2,059,375
 Dry cows  (600 x $1.10 x 365)          60,225      60,225      60,225
60,225      60,225      60,225      60,225      60,225      60,225      60,224
60,225     60,225
   Total feed costs                  2,119,600   2,119,600   2,119,600
2,119,600   2,119,600   2,119,600   2,119,600   2,119,600   2,119,600
2,119,600   2,119,600  2,119,600

Expenses
 Feed mill expense                     865,000     865,000     865,000
865,000     865,000     865,000     865,000     865,000     865,000     865,000
865,000    865,000
 Accounting & legal                      5,000       5,000       5,000
5,000       5,000       5,000       5,000       5,000       5,000       5,000
5,000      5,000
 BST  (3,000 @ $70)                     60,000      60,000      60,000
56,250      56,250      56,250      52,500      52,500      52,500      48,750
48,750     48,750
 Fuel, gas & oil                        25,000      25,000      25,000
25,000      25,000      25,000      25,000      25,000      25,000      25,000
25,000     25,000
 Freight & promotion $.80 per
  hundredweight                         153,300     153,300     153,300
153,300     153,300     153,300     153,300     153,300     153,300     153,300
153,300    153,300
 Insurance                              25,000      25,000      25,000
25,000      25,000      25,000      25,000      25,000      25,000      25,000
25,000     25,000
 Maintenance & repairs                  25,000      25,000      25,000
25,000      25,000      25,000      25,000      25,000      25,000      25,000
25,000     25,000
 Miscellaneous                          15,000      15,000      15,000
15,000      15,000      15,000      15,000      15,000      15,000      15,000
15,000     15,000
 Office & telephone                     10,000      10,000      10,000
10,000      10,000      10,000      10,000      10,000      10,000      10,000
10,000     10,000
 Supplies                               35,000      35,000      35,000
35,000      35,000      35,000      35,000      35,000      35,000      35,000
35,000     35,000
 Utilities                              40,000      40,000      40,000
40,000      40,000      40,000      40,000      40,000      40,000      40,000
40,000     40,000
 Veterinary                              6,000       6,000       6,000
6,000       6,000       6,000       6,000       6,000       6,000       6,000
6,000      6,000
 Veterinary supplies                    45,000      45,000      45,000
45,000      45,000      45,000      45,000      45,000      45,000      45,000
45,000     45,000
 Wages                                 307,500     307,500     307,500
307,500     307,500     307,500     307,500     307,500     307,500     307,500
307,500    307,500
   Total expenses                    1,616,800   1,616,800   1,616,800
1,613,050   1,613,050   1,613,050   1,609,300   1,609,300   1,609,300
1,605,550   1,605,550  1,605,550

Operating income                      1,858,020   1,639,020   1,420,020
1,676,989   1,471,676   1,266,364   1,495,958   1,304,333   1,112,708
1,314,926   1,136,989    959,051

Other expenses
 Replacements (1,440 @ $1,800 x 25%)   648,000     648,000     648,000
648,000     648,000     648,000     648,000     648,000     648,000     648,000
648,000    648,000
 7.5% Interest - Real estate
  (4,000,000)                           75,000      75,000      75,000
75,000      75,000      75,000      75,000      75,000      75,000      75,000
75,000     75,000
 7.5% Interest - Operating (7,000,000) 181,250     181,250     181,250
181,250     181,250     181,250     181,250     181,250     181,250     181,250
181,250    181,250
 Depreciation - Building & equipment   660,000     660,000     660,000
660,000     660,000     660,000     660,000     660,000     660,000     660,000
660,000    660,000
 Depreciation - Cattle                       -           -           -
-           -           -           -           -           -           -
-          -
   Total other expenses              1,564,250   1,564,250   1,564,250
1,564,250   1,564,250   1,564,250   1,564,250   1,564,250   1,564,250
1,564,250   1,564,250  1,564,250

Net income                              293,770      74,770    (144,230)
112,739     (92,574)   (297,886)    (68,293)   (259,918)   (451,543)   (249,324)
(427,261)  (605,199)


* equals replacement cost over several year period


                           Western Feed Mills, Inc.
                               Dairy Projection
                          Assuming 80 lbs. at $13.50


FIRST YEAR (REVISION 3)                               Feed
                                         Dairy        Mill   Eliminations
Consolidated
Revenue (25% of full year of operation)
 Milk (3,000 x 365 x 80 lbs./100 x
  13.5 x 25%)                           2,956,500           -            -
2,956,500
 Calves (3,600 x 92% x $80 x 25%)          66,240           -            -
66,240
 Culls (1,440 x 98% x $500 x 30%)         211,680           -            -
211,680
 Interest                                 100,000           -            -
100,000
 Feed mill                                          2,760,000     (500,000)
2,260,000
   Total Revenue                        3,334,420   2,760,000     (500,000)
5,594,420

Feed costs
 Feed Mill:
 Lactating cows (3,000 x 3.30 x 365
  x 25%)                                  903,375   1,656,000     (500,000)
2,059,375
 Dry cows  (600 x $1.10 x 365 x 25%)       60,225           -            -
60,225
   Total feed costs                       963,600   1,656,000     (500,000)
2,119,600

Expenses
 Feed mill expense                              -     865,000            -
865,000
 Accounting & legal                         5,000           -            -
5,000
 BST  (3,000 @ $70 x 25%)                  60,000           -            -
60,000
 Fuel, gas & oil                           25,000           -            -
25,000
 Freight & promotion $.80 per
  hundredweight                           153,300           -            -
153,300
 Insurance                                 25,000           -            -
25,000
 Maintenance & repairs                     25,000           -            -
25,000
 Miscellaneous                             15,000           -            -
15,000
 Office & telephone                        10,000           -            -
10,000
 Supplies                                  35,000           -            -
35,000
 Utilities                                 40,000           -            -
40,000
 Veterinary                                 6,000           -            -
6,000
 Veterinary supplies (25%)                 45,000           -            -
45,000
 Wages & benefits                         307,500           -            -
307,500
   Total expenses                         751,800     865,000            -
1,616,800

Operating income                        1,619,020     239,000            -
1,858,020

Other expenses
 Replacements (1,440 @ $1,800 x 25%)      648,000           -            -
648,000
 7.5% Interest - Real estate
  (4,000,000)                              75,000           -            -
75,000
 7.5% Interest - Operating (7,000,000)    131,250      50,000            -
181,250
 Depreciation - Building &
  equipment (50%)                         575,000      85,000            -
660,000
 Depreciation - Cattle                          -*          -            -
-
   Total other expenses                 1,429,250     135,000            -
1,564,250

Net income                                189,770     104,000            -
293,770


* equals replacement cost over several year period


                             Western Feed Mills, Inc.
                                 Dairy Projection
                            Assuming 80 lbs. at $12.50


FIRST YEAR (REVISION 3)                               Feed
                                         Dairy        Mill   Eliminations
Consolidated
Revenue (25% of full year of operation)
 Milk (3,000 x 365 x 80 lbs./100 x
  12.50 x 25%)                           2,737,500          -          -
2,737,500
 Calves (3,600 x 92% x $80 x 25%)           66,240          -          -
66,240
 Culls (1,440 x 98% x $500 x 30%)          211,680          -          -
211,680
 Interest                                  100,000          -          -
100,000
 Feed mill                                       -  2,760,000   (500,000)
2,260,000
   Total Revenue                         3,115,420  2,760,000   (500,000)
5,375,420

Feed costs
 Feed Mill:
 Lactating cows (3,000 x 3.30 x
  365 x 25%)                               903,375  1,656,000   (500,000)
2,059,375
 Dry cows  (600 x $1.10 x 365 x 25%)        60,225                     -
60,225
   Total feed costs                        963,600  1,656,000   (500,000)
2,119,600

Expenses
 Feed mill expense                               -    865,000          -
865,000
 Accounting & legal                          5,000          -          -
5,000
 BST  (3,000 @ $70 x 25%)                   60,000          -          -
60,000
 Fuel, gas & oil                            25,000          -          -
25,000
 Freight & promotion $.80 per
  hundredweight                            153,300          -          -
153,300
 Insurance                                  25,000          -          -
25,000
 Maintenance & repairs                      25,000          -          -
25,000
 Miscellaneous                              15,000          -          -
15,000
 Office & telephone                         10,000          -          -
10,000
 Supplies                                   35,000          -          -
35,000
 Utilities                                  40,000          -          -
40,000
 Veterinary                                  6,000          -          -
6,000
 Veterinary supplies (25%)                  45,000          -          -
45,000
 Wages & benefits                          307,500          -          -
307,500
   Total expenses                          751,800    865,000          -
1,616,800

Operating income                         1,400,020    239,000          -
1,639,020

Other expenses
 Replacements (1,440 @ $1,800 x 25%)       648,000          -          -
648,000
 7.5% Interest - Real estate
  (4,000,000)                               75,000          -          -
75,000
 7.5% Interest - Operating (7,000,000)     131,250     50,000          -
181,250
 Depreciation - Building &
  equipment (50%)                          575,000     85,000          -
660,000
 Depreciation - Cattle                           -*         -
-
   Total other expenses                  1,429,250    135,000          -
1,564,250

Net income                                 (29,230)   104,000          -
74,770


* equals replacement cost over several year period


                                  Western Feed Mills, Inc.
                                      Dairy Projection
                                 Assuming 80 lbs. at $11.50


FIRST YEAR (REVISION 3)                               Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue (25% of full year of operation)
 Milk (3,000 x 365 x 80 lbs./100 x
  11.5 x 25%)                            2,518,500          -           -
2,518,500
 Calves (3,600 x 92% x $80 x 25%)           66,240          -           -
66,240
 Culls (1,440 x 98% x $500 x 30%)          211,680          -           -
211,680
 Interest                                  100,000          -           -
100,000
 Feed mill                                       -  2,760,000    (500,000)
2,260,000
   Total Revenue                         2,896,420  2,760,000    (500,000)
5,156,420

Feed costs
 Feed Mill:
 Lactating cows (3,000 x 3.30 x
  365 x 25%)                               903,375  1,656,000    (500,000)
2,059,375
 Dry cows  (600 x $1.10 x 365 x 25%)        60,225          -           -
60,225
   Total feed costs                        963,600  1,656,000    (500,000)
2,119,600

Expenses
 Feed mill expense                               -    865,000           -
865,000
 Accounting & legal                          5,000          -           -
5,000
 BST  (3,000 @ $70 x 25%)                   60,000          -           -
60,000
 Fuel, gas & oil                            25,000          -           -
25,000
 Freight & promotion $.80 per
  hundredweight                            153,300          -           -
153,300
 Insurance                                  25,000          -           -
25,000
 Maintenance & repairs                      25,000          -           -
25,000
 Miscellaneous                              15,000          -           -
15,000
 Office & telephone                         10,000          -           -
10,000
 Supplies                                   35,000          -           -
35,000
 Utilities                                  40,000          -           -
40,000
 Veterinary                                  6,000          -           -
6,000
 Veterinary supplies (25%)                  45,000          -           -
45,000
 Wages & benefits                          307,500          -           -
307,500
   Total expenses                          751,800    865,000           -
1,616,800

Operating income                         1,181,020    239,000           -
1,420,020

Other expenses
 Replacements (1,440 @ $1,800 x 25%)       648,000          -           -
648,000
 7.5% Interest - Real estate
  (4,000,000)                               75,000          -           -
75,000
 7.5% Interest - Operating (7,000,000)     131,250     50,000           -
181,250
 Depreciation - Building &
  equipment (50%)                          575,000     85,000           -
660,000
 Depreciation - Cattle                           - *                    -
-
   Total other expenses                  1,429,250    135,000           -
1,564,250

Net income                                (248,230)   104,000           -
(144,230)


* equals replacement cost over several year period


                             Western Feed Mills, Inc.
                                 Dairy Projection
                            Assuming 75 lbs. at $13.50


FIRST YEAR (REVISION 3)                               Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue (25% of full year of operation)
 Milk (3,000 x 365 x 75 lbs./100 x
  13.5 x 25%)                            2,771,719          -           -
2,771,719
 Calves (3,600 x 92% x $80 x 25%)           66,2            -           -
66,240
 Culls (1,440 x 98% x $500 x 30%)          211,68           -           -
211,680
 Interest                                  100,00           -           -
100,000
 Feed mill                                       -  2,760,000    (500,000)
2,260,000
   Total Revenue                         3,149,639  2,760,000    (500,000)
5,409,639

Feed costs
 Feed Mill:
 Lactating cows (3,000 x 3.30 x
  365 x 25%)                               903,375  1,656,000    (500,000)
2,059,375
 Dry cows  (600 x $1.10 x 365 x 25%)        60,225          -           -
60,225
   Total feed costs                        963,600  1,656,000    (500,000)
2,119,600

Expenses
 Feed mill expense                               -    865,000           -
865,000
 Accounting & legal                          5,000          -           -
5,000
 BST  (3,000 @ $70 x 25%)                   56,250          -           -
56,250
 Fuel, gas & oil                            25,000          -           -
25,000
 Freight & promotion $.80 per
  hundredweight                            153,300          -           -
153,300
 Insurance                                  25,000          -           -
25,000
 Maintenance & repairs                      25,000          -           -
25,000
 Miscellaneous                              15,000          -           -
15,000
 Office & telephone                         10,000          -           -
10,000
 Supplies                                   35,000          -           -
35,000
 Utilities                                  40,000          -           -
40,000
 Veterinary                                  6,000          -           -
6,000
 Veterinary supplies (25%)                  45,000          -           -
45,000
 Wages & benefits                          307,500          -           -
307,500
   Total expenses                          748,050    865,000           -
1,613,050

Operating income                         1,437,989    239,000           -
1,676,989

Other expenses
 Replacements (1,440 @ $1,800 x 25%)       648,000          -           -
648,000
 7.5% Interest - Real estate
  (4,000,000)                               75,000          -           -
75,000
 7.5% Interest - Operating (7,000,000)     131,250     50,000           -
181,250
 Depreciation - Building &
  equipment (50%)                          575,000     85,000           -
660,000
 Depreciation - Cattle                           -*         -           -
-
   Total other expenses                  1,429,250    135,000           -
1,564,250

Net income                                   8,739    104,000           -
112,739


* equals replacement cost over several year period


                             Western Feed Mills, Inc.
                                 Dairy Projection
                            Assuming 75 lbs. at $12.50


FIRST YEAR (REVISION 3)                               Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue (25% of full year of operation)
 Milk (3,000 x 365 x 75 lbs./100 x
  12.5 x 25%)                            2,566,406          -           -
2,566,406
 Calves (3,600 x 92% x $80 x 25%)           66,2            -           -
66,240
 Culls (1,440 x 98% x $500 x 30%)          211,68           -           -
211,680
 Interest                                  100,000          -           -
100,000
 Feed mill                                       -  2,760,000    (500,000)
2,260,000
   Total Revenue                         2,944,326  2,760,000    (500,000)
5,204,326

Feed costs
 Feed Mill:
 Lactating cows (3,000 x 3.30 x
  365 x 25%)                               903,375  1,656,000    (500,000)
2,059,375
 Dry cows  (600 x $1.10 x 365 x 25%)        60,225          -
60,225
   Total feed costs                        963,600  1,656,000    (500,000)
2,119,600

Expenses
 Feed mill expense                               -    865,000           -
865,000
 Accounting & legal                          5,000          -           -
5,000
 BST  (3,000 @ $70 x 25%)                   56,250          -           -
56,250
 Fuel, gas & oil                            25,000          -           -
25,000
 Freight & promotion $.80 per
  hundredweight                            153,300          -           -
153,300
 Insurance                                  25,000          -           -
25,000
 Maintenance & repairs                      25,000          -           -
25,000
 Miscellaneous                              15,000          -           -
15,000
 Office & telephone                         10,000          -           -
10,000
 Supplies                                   35,000          -           -
35,000
 Utilities                                  40,000          -           -
40,000
 Veterinary                                  6,000          -           -
6,000
 Veterinary supplies (25%)                  45,000          -           -
45,000
 Wages & benefits                          307,500          -           -
307,500
   Total expenses                          748,050    865,000           -
1,613,050

Operating income                         1,232,676    239,000           -
1,471,676

Other expenses
 Replacements (1,440 @ $1,800 x 25%)       648,000          -           -
648,000
 7.5% Interest - Real estate
  (4,000,000)                               75,000          -           -
75,000
 7.5% Interest - Operating (7,000,000)     131,250     50,000           -
181,250
 Depreciation - Building & equipment
  (50%)                                    575,000     85,000           -
660,000
 Depreciation - Cattle                           -*         -           -
-
   Total other expenses                  1,429,250    135,000           -
1,564,250

Net income                                (196,574)   104,000           -
(92,574)


* equals replacement cost over several year period


                            Western Feed Mills, Inc.
                                Dairy Projection
                           Assuming 75 lbs. at $11.50


FIRST YEAR (REVISION 3)                               Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue (25% of full year of operation)
 Milk (3,000 x 365 x 75 lbs./100 x
  11.5 x25%)                             2,361,094          -           -
2,361,094
 Calves (3,600 x 92% x $80 x 25%)           66,240          -           -
66,240
 Culls (1,440 x 98% x $500 x 30%)          211,680          -           -
211,680
 Interest                                  100,000          -           -
100,000
 Feed mill                                       -  2,760,000    (500,000)
2,260,000
   Total Revenue                         2,739,014  2,760,000    (500,000)
4,999,014

Feed costs
 Feed Mill:
 Lactating cows (3,000 x 3.30 x
  365 x 25%)                               903,375  1,656,000    (500,000)
2,059,375
 Dry cows  (600 x $1.10 x 365 x 25%)        60,225          -           -
60,225
   Total feed costs                        963,600  1,656,000    (500,000)
2,119,600

Expenses
 Feed mill expense                               -    865,000           -
865,000
 Accounting & legal                          5,000          -           -
5,000
 BST  (3,000 @ $70 x 25%)                   56,250          -           -
56,250
 Fuel, gas & oil                            25,000          -           -
25,000
 Freight & promotion $.80 per
  hundredweight                            153,300          -           -
153,300
 Insurance                                  25,000          -           -
25,000
 Maintenance & repairs                      25,000          -           -
25,000
 Miscellaneous                              15,000          -           -
15,000
 Office & telephone                         10,000          -           -
10,000
 Supplies                                   35,000          -           -
35,000
 Utilities                                  40,000          -           -
40,000
 Veterinary                                  6,000          -           -
6,000
 Veterinary supplies (25%)                  45,000          -           -
45,000
 Wages & benefits                          307,500          -           -
307,500
   Total expenses                          748,050    865,000           -
1,613,050

Operating income                         1,027,364    239,000           -
1,266,364

Other expenses
 Replacements (1,440 @ $1,800 x 25%)       648,000          -           -
648,000
 7.5% Interest - Real estate
  (4,000,000)                               75,000          -           -
75,000
 7.5% Interest - Operating (7,000,000)     131,250     50,000           -
181,250
 Depreciation - Building & equipment
  (50%)                                    575,000     85,000           -
660,000
 Depreciation - Cattle                           -*         -           -
-
   Total other expenses                  1,429,250    135,000           -
1,564,250

Net income                                (401,886)   104,000           -
(297,886)


* equals replacement cost over several year period


                              Western Feed Mills, Inc.
                                  Dairy Projection
                             Assuming 70 lbs. at $13.50


FIRST YEAR (REVISION 3)                               Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue (25% of full year of operation)
 Milk (3,000 x 365 x 70 lbs./100 x
  13.5 x 25%)                            2,586,938          -           -
2,586,938
 Calves (3,600 x 92% x $80 x 25%)           66,240          -           -
66,240
 Culls (1,440 x 98% x $500 x 30%)          211,680          -           -
211,680
 Interest                                  100,000          -           -
100,000
 Feed mill                                       -  2,760,000    (500,000)
2,260,000
   Total Revenue                         2,964,858  2,760,000    (500,000)
5,224,858

Feed costs
 Feed Mill:
 Lactating cows (3,000 x 3.30 x
  365 x 25%)                               903,375  1,656,000    (500,000)
2,059,375
 Dry cows  (600 x $1.10 x 365 x 25%)        60,225          -           -
60,225
   Total feed costs                        963,600  1,656,000    (500,000)
2,119,600

Expenses
 Feed mill expense                               -    865,000           -
865,000
 Accounting & legal                          5,000          -           -
5,000
 BST  (3,000 @ $70 x 25%)                   52,500          -           -
52,500
 Fuel, gas & oil                            25,000          -           -
25,000
 Freight & promotion $.80 per
  hundredweight                            153,300          -           -
153,300
 Insurance                                  25,000          -           -
25,000
 Maintenance & repairs                      25,000          -           -
25,000
 Miscellaneous                              15,000          -           -
15,000
 Office & telephone                         10,000          -           -
10,000
 Supplies                                   35,000          -           -
35,000
 Utilities                                  40,000          -           -
40,000
 Veterinary                                  6,000          -           -
6,000
 Veterinary supplies (25%)                  45,000          -           -
45,000
 Wages & benefits                          307,500          -           -
307,500
   Total expenses                          744,300    865,000           -
1,609,300

Operating income                         1,256,958    239,000           -
1,495,958

Other expenses
 Replacements (1,440 @ $1,800 x 25%)       648,000          -           -
648,000
 7.5% Interest - Real estate
  (4,000,000)                               75,000          -           -
75,000
 7.5% Interest - Operating (7,000,000)     131,250     50,000           -
181,250
 Depreciation - Building & equipment
  (50%)                                    575,000     85,000           -
660,000
 Depreciation - Cattle                           -*         -           -
-
   Total other expenses                  1,429,250    135,000           -
1,564,250

Net income                                (172,293)   104,000           -
(68,293)


* equals replacement cost over several year period


                           Western Feed Mills, Inc.
                               Dairy Projection
                          Assuming 70 lbs. at $12.50


FIRST YEAR (REVISION 3)                               Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue (25% of full year of operation)
 Milk (3,000 x 365 x 70 lbs./100 x
  12.5 x 25%)                            2,395,313          -          -
2,395,313
 Calves (3,600 x 92% x $80 x 25%)           66,240          -          -
66,240
 Culls (1,440 x 98% x $500 x 30%)          211,680          -          -
211,680
 Interest                                  100,000          -          -
100,000
 Feed mill                                       -  2,760,000   (500,000)
2,260,000
   Total Revenue                         2,773,233  2,760,000   (500,000)
5,033,233

Feed costs
 Feed Mill:
 Lactating cows (3,000 x 3.30 x
  365 x 25%)                               903,375  1,656,000   (500,000)
2,059,375
 Dry cows  (600 x $1.10 x 365 x 25%)        60,225          -          -
60,225
   Total feed costs                        963,600  1,656,000   (500,000)
2,119,600

Expenses
 Feed mill expense                               -    865,000          -
865,000
 Accounting & legal                          5,000          -          -
5,000
 BST  (3,000 @ $70 x 25%)                   52,500          -          -
52,500
 Fuel, gas & oil                            25,000          -          -
25,000
 Freight & promotion $.80 per
  hundredweight                            153,300          -          -
153,300
 Insurance                                  25,000          -          -
25,000
 Maintenance & repairs                      25,000          -          -
25,000
 Miscellaneous                              15,000          -          -
15,000
 Office & telephone                         10,000          -          -
10,000
 Supplies                                   35,000          -          -
35,000
 Utilities                                  40,000          -          -
40,000
 Veterinary                                  6,000          -          -
6,000
 Veterinary supplies (25%)                  45,000          -          -
45,000
 Wages & benefits                          307,500          -          -
307,500
   Total expenses                          744,300    865,000          -
1,609,300

Operating income                         1,065,333    239,000          -
1,304,333

Other expenses
 Replacements (1,440 @ $1,800 x 25%)       648,000          -          -
648,000
 7.5% Interest - Real estate
  (4,000,000)                               75,000          -          -
75,000
 7.5% Interest - Operating (7,000,000)     131,250     50,000          -
181,250
 Depreciation - Building & equipment
  (50%)                                    575,000     85,000          -
660,000
 Depreciation - Cattle                           -*         -          -
-
   Total other expenses                  1,429,250    135,000          -
1,564,250

Net income                                (363,918)   104,000          -
(259,918)


* equals replacement cost over several year period


                           Western Feed Mills, Inc.
                               Dairy Projection
                          Assuming 70 lbs. at $11.50


FIRST YEAR (REVISION 3)                               Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue (25% of full year of operation)
 Milk (3,000 x 365 x 70 lbs./100 x
  11.5 x 25%)                            2,203,688          -            -
2,203,688
 Calves (3,600 x 92% x $80 x 25%)           66,240          -            -
66,240
 Culls (1,440 x 98% x $500 x 30%)          211,680          -            -
211,680
 Interest                                  100,000          -            -
100,000
 Feed mill                                       -  2,760,000     (500,000)
2,260,000
   Total Revenue                         2,581,608  2,760,000     (500,000)
4,841,608

Feed costs
 Feed Mill:
 Lactating cows (3,000 x 3.30 x
  365 x 25%)                               903,375  1,656,000     (500,000)
2,059,375
 Dry cows  (600 x $1.10 x 365 x 25%)        60,225          -            -
60,225
   Total feed costs                        963,600  1,656,000     (500,000)
2,119,600

Expenses
 Feed mill expense                                    865,000            -
865,000
 Accounting & legal                          5,000          -            -
5,000
 BST  (3,000 @ $70 x 25%)                   52,500          -            -
52,500
 Fuel, gas & oil                            25,000          -            -
25,000
 Freight & promotion $.80 per
  hundredweight                            153,300          -            -
153,300
 Insurance                                  25,000          -            -
25,000
 Maintenance & repairs                      25,000          -            -
25,000
 Miscellaneous                              15,000          -            -
15,000
 Office & telephone                         10,000          -            -
10,000
 Supplies                                   35,000          -            -
35,000
 Utilities                                  40,000          -            -
40,000
 Veterinary                                  6,000          -            -
6,000
 Veterinary supplies (25%)                  45,000          -            -
45,000
 Wages & benefits                          307,500          -            -
307,500
   Total expenses                          744,300    865,000            -
1,609,300

Operating income                           873,708    239,000            -
1,112,708

Other expenses
 Replacements (1,440 @ $1,800 x 25%)       648,000          -            -
648,000
 7.5% Interest - Real estate
  (4,000,000)                               75,000          -            -
75,000
 7.5% Interest - Operating (7,000,000)     131,250     50,000            -
181,250
 Depreciation - Building & equipment
  (50%)                                    575,000     85,000            -
660,000
 Depreciation - Cattle                           -*         -            -
-
   Total other expenses                  1,429,250    135,000            -
1,564,250

Net income                                (555,543)   104,000            -
(451,543)


* equals replacement cost over several year period


                             Western Feed Mills, Inc.
                                 Dairy Projection
                            Assuming 65 lbs. at $13.50


FIRST YEAR (REVISION 3)                               Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue (25% of full year of operation)
 Milk (3,000 x 365 x 65 lbs./100 x
  13.5 x 25%)                            2,402,156          -           -
2,402,156
 Calves (3,600 x 92% x $80 x 25%)           66,240          -           -
66,240
 Culls (1,440 x 98% x $500 x 30%)          211,680          -           -
211,680
 Interest                                  100,000          -           -
100,000
 Feed mill                                          2,760,000    (500,000)
2,260,000
   Total Revenue                         2,780,076  2,760,000    (500,000)
5,040,076

Feed costs
 Feed Mill:
 Lactating cows (3,000 x 3.30 x
  365 x 25%)                               903,375  1,656,000    (500,000)
2,059,375
 Dry cows  (600 x $1.10 x 365 x 25%)        60,225          -           -
60,225
   Total feed costs                        963,600  1,656,000    (500,000)
2,119,600

Expenses
 Feed mill expense                               -    865,000           -
865,000
 Accounting & legal                          5,000          -           -
5,000
 BST  (3,000 @ $70 x 25%)                   48,750          -           -
48,750
 Fuel, gas & oil                            25,000          -           -
25,000
 Freight & promotion $.80 per
  hundredweight                            153,300          -           -
153,300
 Insurance                                  25,000          -           -
25,000
 Maintenance & repairs                      25,000          -           -
25,000
 Miscellaneous                              15,000          -           -
15,000
 Office & telephone                         10,000          -           -
10,000
 Supplies                                   35,000          -           -
35,000
 Utilities                                  40,000          -           -
40,000
 Veterinary                                  6,000          -           -
6,000
 Veterinary supplies (25%)                  45,000          -           -
45,000
 Wages & benefits                          307,500          -           -
307,500
   Total expenses                          740,550    865,000           -
1,605,550

Operating income                         1,075,926    239,000           -
1,314,926

Other expenses
 Replacements (1,440 @ $1,800 x 25%)       648,000          -           -
648,000
 7.5% Interest - Real estate
  (4,000,000)                               75,000          -           -
75,000
 7.5% Interest - Operating (7,000,000)     131,250     50,000           -
181,250
 Depreciation - Building & equipment
  (50%)                                    575,000     85,000           -
660,000
 Depreciation - Cattle                           -*
-
   Total other expenses                  1,429,250    135,000           -
1,564,250

Net income                                (353,324)   104,000           -
(249,324)


* equals replacement cost over several year period


                             Western Feed Mills, Inc.
                                 Dairy Projection
                            Assuming 65 lbs. at $12.50


FIRST YEAR (REVISION 3)                               Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue (25% of full year of operation)
 Milk (3,000 x 365 x 65 lbs./100 x
  12.5 x 25%)                            2,224,219          -           -
2,224,219
 Calves (3,600 x 92% x $80 x 25%)           66,2            -           -
66,240
 Culls (1,440 x 98% x $500 x 30%)          211,68           -           -
211,680
 Interest                                  100,00           -           -
100,000
 Feed mill                                          2,760,000    (500,000)
2,260,000
   Total Revenue                         2,602,139  2,760,000    (500,000)
4,862,139

Feed costs
 Feed Mill:
 Lactating cows (3,000 x 3.30 x
  365 x 25%)                               903,375  1,656,000    (500,000)
2,059,375
 Dry cows  (600 x $1.10 x 365 x 25%)        60,225          -           -
60,225
   Total feed costs                        963,600  1,656,000    (500,000)
2,119,600

Expenses
 Feed mill expense                               -    865,000           -
865,000
 Accounting & legal                          5,000          -           -
5,000
 BST  (3,000 @ $70 x 25%)                   48,750          -           -
48,750
 Fuel, gas & oil                            25,000          -           -
25,000
 Freight & promotion $.80 per
  hundredweight                            153,300          -           -
153,300
 Insurance                                  25,000          -           -
25,000
 Maintenance & repairs                      25,000          -           -
25,000
 Miscellaneous                              15,000          -           -
15,000
 Office & telephone                         10,000          -           -
10,000
 Supplies                                   35,000          -           -
35,000
 Utilities                                  40,000          -           -
40,000
 Veterinary                                  6,000          -           -
6,000
 Veterinary supplies (25%)                  45,000          -           -
45,000
 Wages & benefits                          307,500          -           -
307,500
   Total expenses                          740,550    865,000           -
1,605,550

Operating income                           897,989    239,000           -
1,136,989

Other expenses
 Replacements (1,440 @ $1,800 x 25%)       648,000          -           -
648,000
 7.5% Interest - Real estate
  (4,000,000)                               75,000          -           -
75,000
 7.5% Interest - Operating (7,000,000)     131,250     50,000           -
181,250
 Depreciation - Building & equipment
  (50%)                                    575,000     85,000           -
660,000
 Depreciation - Cattle                           -*
-
   Total other expenses                  1,429,250    135,000           -
1,564,250

Net income                                (531,261)   104,000           -
(427,261)


* equals replacement cost over several year period


                              Western Feed Mills, Inc.
                                  Dairy Projection
                             Assuming 65 lbs. at $11.50


FIRST YEAR (REVISION 3)                               Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue (25% of full year of operation)
 Milk (3,000 x 365 x 65 lbs./100 x
  11.5 x 25%)                            2,046,281          -           -
2,046,281
 Calves (3,600 x 92% x $80 x 25%)           66,2            -           -
66,240
 Culls (1,440 x 98% x $500 x 30%)          211,68           -           -
211,680
 Interest                                  100,00           -           -
100,000
 Feed mill                                       -  2,760,000    (500,000)
2,260,000
   Total Revenue                         2,424,201  2,760,000    (500,000)
4,684,201

Feed costs
 Feed Mill:
 Lactating cows (3,000 x 3.30 x
  365 x 25%)                               903,375  1,656,000    (500,000)
2,059,375
 Dry cows  (600 x $1.10 x 365 x 25%)        60,225          -           -
60,225
   Total feed costs                        963,600  1,656,000    (500,000)
2,119,600

Expenses
 Feed mill expense                               -    865,000           -
865,000
 Accounting & legal                          5,000          -           -
5,000
 BST  (3,000 @ $70 x 25%)                   48,750          -           -
48,750
 Fuel, gas & oil                            25,000          -           -
25,000
 Freight & promotion $.80 per
  hundredweight                            153,300          -           -
153,300
 Insurance                                  25,000          -           -
25,000
 Maintenance & repairs                      25,000          -           -
25,000
 Miscellaneous                              15,000          -           -
15,000
 Office & telephone                         10,000          -           -
10,000
 Supplies                                   35,000          -           -
35,000
 Utilities                                  40,000          -           -
40,000
 Veterinary                                  6,000          -           -
6,000
 Veterinary supplies (25%)                  45,000          -           -
45,000
 Wages & benefits                          307,500          -           -
307,500
   Total expenses                          740,550    865,000           -
1,605,550
Operating income                           720,051    239,000           -
959,051

Other expenses
 Replacements (1,440 @ $1,800 x 25%)       648,000          -           -
648,000
 7.5% Interest - Real estate
  (4,000,000)                               75,000          -           -
75,000
 7.5% Interest - Operating (7,000,000)     131,250     50,000           -
181,250
 Depreciation - Building & equipment
  (50%)                                    575,000     85,000           -
660,000
 Depreciation - Cattle                           -*         -           -
-
   Total other expenses                  1,429,250    135,000           -
1,564,250

Net income                                (709,199)   104,000           -
(605,199)


* equals replacement cost over several year period


                             Western Feed Mills, Inc.
                                Dairy Projections


SECOND YEAR
                             Total Revenue

                     $13.50          $12.50         $11.50
80 lbs.            15,012,460      14,136,460     13,260,460
75 lbs.            14,273,335      13,452,085     12,630,835
70 lbs.            13,534,210      12,767,710     12,001,210
65 lbs.            12,795,085      12,083,335     11,371,585


                              Net income

                      $13.50          $12.50         $11.50

80 lbs.              2,835,060       1,959,060      1,083,060
75 lbs.              2,095,935       1,274,685        453,435
70 lbs.              1,400,610         634,110       (132,390)
65 lbs.                705,285          (6,465)      (718,215)



                              Western Feed Mills, Inc.
                       Dairy Projection - Consolidated Totals


SECOND YEAR (REVISION 3)
                                      80 lbs.@   80 lbs.@   80 lbs.@   75 lbs.@
75 lbs.@   75 lbs.@   70 lbs.@   70 lbs.@   70 lbs.@   65 lbs.@   65 lbs.@   65
lbs.@
Revenue                                $13.50     $12.50     $11.50     $13.50
$12.50     $11.50     $13.50     $12.50     $11.50     $13.50     $12.50
$11.50
 Milk (3,000 x 365 x lbs./100 x $)   11,826,000 10,950,000 10,074,000 11,086,875
10,265,625  9,444,375 10,347,750  9,581,250  8,814,750  9,608,625  8,896,875
8,185,125
 Calves (3,600 x 92% x $80)             264,960    264,960    264,960    264,960
264,960    264,960    264,960    264,960    264,960    264,960    264,960
264,960
 Culls (1,440 x 98% x $500 x 75%)       529,200    529,200    529,200    529,200
529,200    529,200    529,200    529,200    529,200    529,200    529,200
529,200
 Culls (900 x 98% x $500 x 30%)         132,300    132,300    132,300    132,300
132,300    132,300    132,300    132,300    132,300    132,300    132,300
132,300
 Feed                                 2,260,000  2,260,000  2,260,000  2,260,000
2,260,000  2,260,000  2,260,000  2,260,000  2,260,000  2,260,000  2,260,000
2,260,000
   Total Revenue                     15,012,460 14,136,460 13,260,460 14,273,335
13,452,085 12,630,835 13,534,210 12,767,710 12,001,210 12,795,085 12,083,335
11,371,585

Feed costs
 Lactating cows (3,000 x 3.30
  x 365)                              4,053,500  4,053,500  4,053,500  4,053,500
4,053,500  4,053,500  4,053,500  4,053,500  4,053,500  4,053,500  4,053,500
4,053,500
 Dry cows  (600 x $1.10 x 365)          240,900    240,900    240,900    240,900
240,900    240,900    240,900    240,900    240,900    240,900    240,900
240,900
   Total feed costs                   4,294,400  4,294,400  4,294,400  4,294,400
4,294,400  4,294,400  4,294,400  4,294,400  4,294,400  4,294,400  4,294,400
4,294,400

Expenses
 Feed mill expense                      965,000    965,000    965,000    965,000
965,000    965,000    965,000    965,000    965,000    965,000    965,000
965,000
 Accounting & legal                      10,000     10,000     10,000     10,000
10,000     10,000     10,000     10,000     10,000     10,000     10,000
10,000
 BST  (3,000 @ $70)                     210,000    210,000    210,000    210,000
210,000    210,000    210,000    210,000    210,000    210,000    210,000
210,000
 Fuel, gas & oil                         98,000     98,000     98,000     98,000
98,000     98,000     98,000     98,000     98,000     98,000     98,000
98,000
 Freight & promotion $.80 per
  hundredweight                         657,000    657,000    657,000    657,000
657,000    657,000    613,200    613,200    613,200    569,400    569,400
569,400
 Insurance                               50,000     50,000     50,000     50,000
50,000     50,000     50,000     50,000     50,000     50,000     50,000
50,000
 Maintenance & repairs                  150,000    150,000    150,000    150,000
150,000    150,000    150,000    150,000    150,000    150,000    150,000
150,000
 Miscellaneous                           50,000     50,000     50,000     50,000
50,000     50,000     50,000     50,000     50,000     50,000     50,000
50,000
 Office & telephone                      25,000     25,000     25,000     25,000
25,000     25,000     25,000     25,000     25,000     25,000     25,000
25,000
 Supplies                               125,500    125,500    125,500    125,500
125,500    125,500    125,500    125,500    125,500    125,500    125,500
125,500
 Utilities                              132,000    132,000    132,000    132,000
132,000    132,000    132,000    132,000    132,000    132,000    132,000
132,000
 Veterinary                              21,500     21,500     21,500     21,500
21,500     21,500     21,500     21,500     21,500     21,500     21,500
21,500
 Veterinary supplies                    180,000    180,000    180,000    180,000
180,000    180,000    180,000    180,000    180,000    180,000    180,000
180,000
 Wages                                  750,000    750,000    750,000    750,000
750,000    750,000    750,000    750,000    750,000    750,000    750,000
750,000
   Total expenses                     3,424,000  3,424,000  3,424,000  3,424,000
3,424,000  3,424,000  3,380,200  3,380,200  3,380,200  3,336,400  3,336,400
3,336,400

Operating income                      7,294,060  6,418,060  5,542,060  6,554,935
5,733,685  4,912,435  5,859,610  5,093,110  4,326,610  5,164,285  4,452,535
3,740,785

Other expenses
 Replacements (1,440 @ $1,800 x 75%)  1,944,000  1,944,000  1,944,000  1,944,000
1,944,000  1,944,000  1,944,000  1,944,000  1,944,000  1,944,000  1,944,000
1,944,000
 Replacements (900 @ $1,800 x 25%)      405,000    405,000    405,000    405,000
405,000    405,000    405,000    405,000    405,000    405,000    405,000
405,000
 7.5% Interest - Real estate
  (4,000,000)                           300,000    300,000    300,000    300,000
300,000    300,000    300,000    300,000    300,000    300,000    300,000
300,000
 7.5% Interest - Operating (7,000,000)  575,000    575,000    575,000    575,000
575,000    575,000    575,000    575,000    575,000    575,000    575,000
575,000
 Depreciation - Building & equipment  1,235,000  1,235,000  1,235,000  1,235,000
1,235,000  1,235,000  1,235,000  1,235,000  1,235,000  1,235,000  1,235,000
1,235,000
 Depreciation - Cattle          *             -          -          -          -
-          -          -          -          -          -          -          -
   Total other expenses               4,459,000  4,459,000  4,459,000  4,459,000
4,459,000  4,459,000  4,459,000  4,459,000  4,459,000  4,459,000  4,459,000
4,459,000

Net income                            2,835,060  1,959,060  1,083,060  2,095,935
1,274,685    453,435  1,400,610    634,110   (132,390)   705,285     (6,465)
(718,215)


* equals replacement cost over several year period


                              Western Feed Mills, Inc.
                                  Dairy Projection
                             Assuming 80 lbs. at $13.50


SECOND YEAR (REVISION 3)                              Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue
 Milk (3,000 x 365 x 80 lbs./100
  x 13.50)                             11,826,000           -            -
11,826,000
 Calves (3,600 x 92% x $80)               264,960           -            -
264,960
 Culls (1,440 x 98% x $500 x 75%)         529,200           -            -
529,200
 Culls (900 x 98% x $500 x 30%)           132,300           -            -
132,300
 Feed                                           -   4,260,000   (2,000,000
2,260,000
   Total Revenue                       12,752,460   4,260,000   (2,000,000)
15,012,460

Feed costs
 Lactating cows (3,000 x 3.30
  x 365)                                3,613,500   2,440,000   (2,000,000)
4,053,500
 Dry cows  (600 x $1.10 x 365)            240,900           -            -
240,900
   Total feed costs                     3,854,400   2,440,000   (2,000,000)
4,294,400

Expenses
 Feed mill expense                              -     965,000            -
965,000
 Accounting & legal                        10,000           -            -
10,000
 BST  (3,000 @ $70)                       210,000           -            -
210,000
 Fuel, gas & oil                           98,000           -            -
98,000
 Freight & promotion $.80 per
  hundredweight                           657,000           -            -
657,000
 Insurance                                 50,000           -            -
50,000
 Maintenance & repairs                    150,000           -            -
150,000
 Miscellaneous                             50,000           -            -
50,000
 Office & telephone                        25,000           -            -
25,000
 Supplies                                 125,500           -            -
125,500
 Utilities                                132,000           -            -
132,000
 Veterinary                                21,500           -            -
21,500
 Veterinary supplies                      180,000           -            -
180,000
 Wages                                    750,000           -            -
750,000
   Total expenses                       2,459,000     965,000            -
3,424,000

Operating income                        6,439,060     855,000            -
7,294,060

Other expenses
 Replacements (1,440 @ $1,800 x 75%)    1,944,000           -            -
1,944,000
 Replacements (900 @ $1,800 x 25%)        405,000           -            -
405,000
 7.5% Interest - Real estate
  (4,000,000)                             300,000           -            -
300,000
 7.5% Interest - Operating (7,000,000)    525,000      50,000            -
575,000
 Depreciation - Building & equipment    1,150,000      85,000            -
1,235,000
 Depreciation - Cattle                          *           -            -
-
   Total other expenses                 4,324,000     135,000            -
4,459,000

Net income                              2,115,060     720,000            -
2,835,060


* equals replacement cost over several year period


                             Western Feed Mills, Inc.
                                 Dairy Projection
                            Assuming 80 lbs. at $12.50


SECOND YEAR (REVISION 3)                              Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue
 Milk (3,000 x 365 x 80 lbs./100
  x 12.50)                             10,950,000          -            -
10,950,000
 Calves (3,600 x 92% x $80)               264,96           -            -
264,960
 Culls (1,440 x 98% x $500 x 75%)         529,20           -            -
529,200
 Culls (900 x 98% x $500 x 30%)           132,30           -            -
132,300
 Feed                                              4,260,000   (2,000,000)
2,260,000
   Total Revenue                      11,876,460   4,260,000   (2,000,000)
14,136,460

Feed costs
 Lactating cows (3,000 x 3.30
  x 365)                               3,613,500   2,440,000   (2,000,000)
4,053,500
 Dry cows  (600 x $1.10 x 365)           240,900           -            -
240,900
   Total feed costs                    3,854,400   2,440,000   (2,000,000)
4,294,400

Expenses
 Feed mill expense                             -     965,000            -
965,000
 Accounting & legal                       10,000           -            -
10,000
 BST  (3,000 @ $70)                      210,000           -            -
210,000
 Fuel, gas & oil                          98,000           -            -
98,000
 Freight & promotion $.80 per
  hundredweight                          657,000           -            -
657,000
 Insurance                                50,000           -            -
50,000
 Maintenance & repairs                   150,000           -            -
150,000
 Miscellaneous                            50,000           -            -
50,000
 Office & telephone                       25,000           -            -
25,000
 Supplies                                125,500           -            -
125,500
 Utilities                               132,000           -            -
132,000
 Veterinary                               21,500           -            -
21,500
 Veterinary supplies                     180,000           -            -
180,000
 Wages                                   750,000           -            -
750,000
   Total expenses                      2,459,000     965,000            -
3,424,000

Operating income                       5,563,060     855,000            -
6,418,060

Other expenses
 Replacements (1,440 @ $1,800 x 75%)   1,944,000           -            -
1,944,000
 Replacements (900 @ $1,800 x 25%)       405,000           -            -
405,000
 7.5% Interest - Real estate
  (4,000,000)                            300,000           -            -
300,000
 7.5% Interest - Operating (7,000,000)   525,000      50,000            -
575,000
 Depreciation - Building & equipment   1,150,000      85,000            -
1,235,000
 Depreciation - Cattle                         *           -            -
-
   Total other expenses                4,324,000     135,000            -
4,459,000

Net income                             1,239,060     720,000            -
1,959,060


* equals replacement cost over several year period


                              Western Feed Mills, Inc.
                                   Dairy Projection
                             Assuming 80 lbs. at $11.50


SECOND YEAR (REVISION 3)                              Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue
 Milk (3,000 x 365x 80 lbs./100
  x 11.50)                            10,074,000           -            -
10,074,000
 Calves (3,600 x 92% x $80)               264,96           -            -
264,960
 Culls (1,440 x 98% x $500 x 75%)         529,20           -            -
529,200
 Culls (900 x 98% x $500 x 30%)           132,30           -            -
132,300
 Feed                                          -   4,260,000   (2,000,000)
2,260,000
   Total Revenue                      11,000,460   4,260,000   (2,000,000)
13,260,460

Feed costs
 Lactating cows (3,000 x 3.30
  x 365)                               3,613,500   2,440,000   (2,000,000)
4,053,500
 Dry cows  (600 x $1.10 x 365)           240,900           -            -
240,900
   Total feed costs                    3,854,400   2,440,000   (2,000,000)
4,294,400

Expenses
 Feed mill expense                             -     965,000            -
965,000
 Accounting & legal                       10,000           -            -
10,000
 BST  (3,000 @ $70)                      210,000           -            -
210,000
 Fuel, gas & oil                          98,000           -            -
98,000
 Freight & promotion $.80 per
  hundredweight                          657,000           -            -
657,000
 Insurance                                50,000           -            -
50,000
 Maintenance & repairs                   150,000           -            -
150,000
 Miscellaneous                            50,000           -            -
50,000
 Office & telephone                       25,000           -            -
25,000
 Supplies                                125,500           -            -
125,500
 Utilities                               132,000           -            -
132,000
 Veterinary                               21,500           -            -
21,500
 Veterinary supplies                     180,000           -            -
180,000
 Wages                                   750,000           -            -
750,000
   Total expenses                      2,459,000     965,000            -
3,424,000

Operating income                       4,687,060     855,000            -
5,542,060

Other expenses
 Replacements (1,440 @ $1,800 x 75%)   1,944,000           -            -
1,944,000
 Replacements (900 @ $1,800 x 25%)       405,000           -            -
405,000
 7.5% Interest - Real estate
  (4,000,000)                            300,000           -            -
300,000
 7.5% Interest - Operating (7,000,000)   525,000      50,000            -
575,000
 Depreciation - Building & equipment   1,150,000      85,000            -
1,235,000
 Depreciation - Cattle                         *           -            -
-
   Total other expenses                4,324,000     135,000            -
4,459,000

Net income                               363,060     720,000            -
1,083,060


* equals replacement cost over several year period


                            Western Feed Mills, Inc.
                                Dairy Projection
                           Assuming 75 lbs. at $13.50


SECOND YEAR (REVISION 3)                              Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue
 Milk (3,000 x 365 x 75 lbs./100
  x 13.50                              11,086,875           -            -
11,086,875
 Calves (3,600 x 92% x $80)               264,960           -            -
264,960
 Culls (1,440 x 98% x $500 x 75%)         529,200           -            -
529,200
 Culls (900 x 98% x $500 x 30%)           132,300           -            -
132,300
 Feed                                           -   4,260,000   (2,000,000)
2,260,000
   Total Revenue                       12,013,335   4,260,000   (2,000,000)
14,273,335

Feed costs
 Lactating cows (3,000 x 3.30
  x 365)                                3,613,500   2,440,000   (2,000,000)
4,053,500
 Dry cows  (600 x $1.10 x 365)            240,900           -            -
240,900
   Total feed costs                     3,854,400   2,440,000   (2,000,000)
4,294,400

Expenses
 Feed mill expense                              -     965,000            -
965,000
 Accounting & legal                        10,000           -            -
10,000
 BST  (3,000 @ $70)                       210,000           -            -
210,000
 Fuel, gas & oil                           98,000           -            -
98,000
 Freight & promotion $.80 per
  hundredweight                           657,000           -            -
657,000
 Insurance                                 50,000           -            -
50,000
 Maintenance & repairs                    150,000           -            -
150,000
 Miscellaneous                             50,000           -            -
50,000
 Office & telephone                        25,000           -            -
25,000
 Supplies                                 125,500           -            -
125,500
 Utilities                                132,000           -            -
132,000
 Veterinary                                21,500           -            -
21,500
 Veterinary supplies                      180,000           -            -
180,000
 Wages                                    750,000           -            -
750,000
   Total expenses                       2,459,000     965,000            -
3,424,000

Operating income                        5,699,935     855,000            -
6,554,935

Other expenses
 Replacements (1,440 @ $1,800 x 75%)    1,944,000           -            -
1,944,000
 Replacements (900 @ $1,800 x 25%)        405,000           -            -
405,000
 7.5% Interest - Real estate
  (4,000,000)                             300,000           -            -
300,000
 7.5% Interest - Operating (7,000,000)    525,000      50,000            -
575,000
 Depreciation - Building & equipment    1,150,000      85,000            -
1,235,000
 Depreciation - Cattle                          *           -            -
-
   Total other expenses                 4,324,000     135,000            -
4,459,000

Net income                              1,375,935     720,000            -
2,095,935


* equals replacement cost over several year period


                              Western Feed Mills, Inc.
                                  Dairy Projection
                             Assuming 75 lbs. at $12.50


SECOND YEAR (REVISION 3)                              Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue
 Milk (3,000 x 365 x 75 lbs./100
  x 12.50)                             10,265,625           -            -
10,265,625
 Calves (3,600 x 92% x $80)               264,960           -            -
264,960
 Culls (1,440 x 98% x $500 x 75%)         529,200           -            -
529,200
 Culls (900 x 98% x $500 x 30%)           132,300           -            -
132,300
 Feed                                           -   4,260,000   (2,000,000)
2,260,000
   Total Revenue                       11,192,085   4,260,000   (2,000,000)
13,452,085

Feed costs
 Lactating cows (3,000 x 3.30
  x 365)                                3,613,500   2,440,000   (2,000,000)
4,053,500
 Dry cows  (600 x $1.10 x 365)            240,900           -            -
240,900
   Total feed costs                     3,854,400   2,440,000   (2,000,000)
4,294,400

Expenses
 Feed mill expense                              -     965,000            -
965,000
 Accounting & legal                        10,000           -            -
10,000
 BST  (3,000 @ $70)                       210,000           -            -
210,000
 Fuel, gas & oil                           98,000           -            -
98,000
 Freight & promotion $.80 per
  hundredweight                           657,000           -            -
657,000
 Insurance                                 50,000           -            -
50,000
 Maintenance & repairs                    150,000           -            -
150,000
 Miscellaneous                             50,000           -            -
50,000
 Office & telephone                        25,000           -            -
25,000
 Supplies                                 125,500           -            -
125,500
 Utilities                                132,000           -            -
132,000
 Veterinary                                21,500           -            -
21,500
 Veterinary supplies                      180,000           -            -
180,000
 Wages                                    750,000           -            -
750,000
   Total expenses                       2,459,000     965,000            -
3,424,000

Operating income                        4,878,685     855,000            -
5,733,685

Other expenses
 Replacements (1,440 @ $1,800 x 75%)    1,944,000           -            -
1,944,000
 Replacements (900 @ $1,800 x 25%)        405,000           -            -
405,000
 7.5% Interest - Real estate
  (4,000,000)                             300,000           -            -
300,000
 7.5% Interest - Operating (7,000,000)    525,000      50,000            -
575,000
 Depreciation - Building & equipment    1,150,000      85,000            -
1,235,000
 Depreciation - Cattle                          *           -            -
-
   Total other expenses                 4,324,000     135,000            -
4,459,000

Net income                                554,685     720,000            -
1,274,685


* equals replacement cost over several year period


                              Western Feed Mills, Inc.
                                  Dairy Projection
                             Assuming 75 lbs. at $11.50

SECOND YEAR (REVISION 3)                              Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue
 Milk (3,000 x 365x 75 lbs./100
 x 11.50)                               9,444,375           -            -
9,444,375
 Calves (3,600 x 92% x $80)               264,960           -            -
264,960
 Culls (1,440 x 98% x $500 x 75%)         529,200           -            -
529,200
 Culls (900 x 98% x $500 x 30%)           132,300           -            -
132,300
 Feed                                           -   4,260,000   (2,000,000)
2,260,000
   Total Revenue                       10,370,835   4,260,000   (2,000,000)
12,630,835

Feed costs
 Lactating cows (3,000 x 3.30
  x 365)                                3,613,500   2,440,000   (2,000,000)
4,053,500
 Dry cows  (600 x $1.10 x 365)            240,900           -            -
240,900
   Total feed costs                     3,854,400   2,440,000   (2,000,000)
4,294,400

Expenses
 Feed mill expense                              -     965,000            -
965,000
 Accounting & legal                        10,000           -            -
10,000
 BST  (3,000 @ $70)                       210,000           -            -
210,000
 Fuel, gas & oil                           98,000           -            -
98,000
 Freight & promotion $.80 per
  hundredweight                           657,000           -            -
657,000
 Insurance                                 50,000           -            -
50,000
 Maintenance & repairs                    150,000           -            -
150,000
 Miscellaneous                             50,000           -            -
50,000
 Office & telephone                        25,000           -            -
25,000
 Supplies                                 125,500           -            -
125,500
 Utilities                                132,000           -            -
132,000
 Veterinary                                21,500           -            -
21,500
 Veterinary supplies                      180,000           -            -
180,000
 Wages                                    750,000           -            -
750,000
   Total expenses                       2,459,000     965,000            -
3,424,000

Operating income                        4,057,435     855,000            -
4,912,435

Other expenses
 Replacements (1,440 @ $1,800 x 75%)    1,944,000           -            -
1,944,000
 Replacements (900 @ $1,800 x 25%)        405,000           -            -
405,000
 7.5% Interest - Real estate
  (4,000,000)                             300,000           -            -
300,000
 7.5% Interest - Operating (7,000,000)    525,000      50,000            -
575,000
 Depreciation - Building & equipment    1,150,000      85,000            -
1,235,000
 Depreciation - Cattle                          *           -            -
-
   Total other expenses                 4,324,000     135,000            -
4,459,000

Net income                               (266,565)    720,000            -
453,435


* equals replacement cost over several year period


                             Western Feed Mills, Inc.
                                 Dairy Projection
                            Assuming 70 lbs. at $13.50

SECOND YEAR (REVISION 3)                              Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue
 Milk (3,000 x 365 x 70 lbs./100
  x 13.50)                             10,347,750           -            -
10,347,750
 Calves (3,600 x 92% x $80)               264,960           -            -
264,960
 Culls (1,440 x 98% x $500 x 75%)         529,200           -            -
529,200
 Culls (900 x 98% x $500 x 30%)           132,300           -            -
132,300
 Feed                                           -   4,260,000   (2,000,000)
2,260,000
   Total Revenue                       11,274,210   4,260,000   (2,000,000)
13,534,210

Feed costs
 Lactating cows (3,000 x 3.30
  x 365)                                3,613,500   2,440,000   (2,000,000)
4,053,500
 Dry cows  (600 x $1.10 x 365)            240,900           -            -
240,900
   Total feed costs                     3,854,400   2,440,000   (2,000,000)
4,294,400

Expenses
 Feed mill expense                              -     965,000            -
965,000
 Accounting & legal                        10,000           -            -
10,000
 BST  (3,000 @ $70)                       210,000           -            -
210,000
 Fuel, gas & oil                           98,000           -            -
98,000
 Freight & promotion $.80 per
  hundredweight                           613,200           -            -
613,200
 Insurance                                 50,000           -            -
50,000
 Maintenance & repairs                    150,000           -            -
150,000
 Miscellaneous                             50,000           -            -
50,000
 Office & telephone                        25,000           -            -
25,000
 Supplies                                 125,500           -            -
125,500
 Utilities                                132,000           -            -
132,000
 Veterinary                                21,500           -            -
21,500
 Veterinary supplies                      180,000           -            -
180,000
 Wages                                    750,000           -            -
750,000
   Total expenses                       2,415,200     965,000            -
3,380,200

Operating income                        5,004,610     855,000            -
5,859,610

Other expenses
 Replacements (1,440 @ $1,800 x 75%)    1,944,000           -            -
1,944,000
 Replacements (900 @ $1,800 x 25%)        405,000           -            -
405,000
 7.5% Interest - Real estate
  (4,000,000)                             300,000           -            -
300,000
 7.5% Interest - Operating (7,000,000)    525,000      50,000            -
575,000
 Depreciation - Building & equipment    1,150,000      85,000            -
1,235,000
 Depreciation - Cattle                          *           -            -
-
   Total other expenses                 4,324,000     135,000            -
4,459,000

Net income                                680,610     720,000            -
1,400,610


* equals replacement cost over several year period


                             Western Feed Mills, Inc.
                                 Dairy Projection
                            Assuming 70 lbs. at $12.50

SECOND YEAR (REVISION 3)                              Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue
 Milk (3,000 x 365 x 70 lbs./100
  x 12.50)                              9,581,250           -            -
9,581,250
 Calves (3,600 x 92% x $80)               264,960           -            -
264,960
 Culls (1,440 x 98% x $500 x 75%)         529,200           -            -
529,200
 Culls (900 x 98% x $500 x 30%)           132,300           -            -
132,300
 Feed                                           -   4,260,000   (2,000,000)
2,260,000
   Total Revenue                       10,507,710   4,260,000   (2,000,000)
12,767,710

Feed costs
 Lactating cows (3,000 x 3.30
  x 365)                                3,613,500   2,440,000   (2,000,000)
4,053,500
 Dry cows  (600 x $1.10 x 365)            240,900           -            -
240,900
   Total feed costs                     3,854,400   2,440,000   (2,000,000)
4,294,400

Expenses
 Feed mill expense                              -     965,000            -
965,000
 Accounting & legal                        10,000           -            -
10,000
 BST  (3,000 @ $70)                       210,000           -            -
210,000
 Fuel, gas & oil                           98,000           -            -
98,000
 Freight & promotion $.80 per
  hundredweight                           613,200           -            -
613,200
 Insurance                                 50,000           -            -
50,000
 Maintenance & repairs                    150,000           -            -
150,000
 Miscellaneous                             50,000           -            -
50,000
 Office & telephone                        25,000           -            -
25,000
 Supplies                                 125,500           -            -
125,500
 Utilities                                132,000           -            -
132,000
 Veterinary                                21,500           -            -
21,500
 Veterinary supplies                      180,000           -            -
180,000
 Wages                                    750,000           -            -
750,000
   Total expenses                       2,415,200     965,000            -
3,380,200

Operating income                        4,238,110     855,000            -
5,093,110

Other expenses
 Replacements (1,440 @ $1,800 x 75%)    1,944,000           -            -
1,944,000
 Replacements (900 @ $1,800 x 25%)        405,000           -            -
405,000
 7.5% Interest - Real estate
  (4,000,000)                             300,000           -            -
300,000
 7.5% Interest - Operating (7,000,000)    525,000      50,000            -
575,000
 Depreciation - Building & equipment    1,150,000      85,000            -
1,235,000
 Depreciation - Cattle                          *           -            -
-
   Total other expenses                 4,324,000     135,000            -
4,459,000

Net income                                (85,890)    720,000            -
634,110


*equals replacement cost over several year period


                            Western Feed Mills, Inc.
                                Dairy Projection
                           Assuming 70 lbs. at $11.50

SECOND YEAR (REVISION 3)                              Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue
 Milk (3,000 x 365 x 70 lbs./100
  x 11.50)                              8,814,750           -            -
8,814,750
 Calves (3,600 x 92% x $80)               264,960           -            -
264,960
 Culls (1,440 x 98% x $500 x 75%)         529,200           -            -
529,200
 Culls (900 x 98% x $500 x 30%)           132,300           -            -
132,300
 Feed                                           -   4,260,000   (2,000,000)
2,260,000
   Total Revenue                        9,741,210   4,260,000   (2,000,000)
12,001,210

Feed costs
 Lactating cows (3,000 x 3.30
  x 365)                                3,613,500   2,440,000   (2,000,000)
4,053,500
 Dry cows  (600 x $1.10 x 365)            240,900           -            -
240,900
   Total feed costs                     3,854,400   2,440,000   (2,000,000)
4,294,400

Expenses
 Feed mill expense                              -     965,000            -
965,000
 Accounting & legal                        10,000           -            -
10,000
 BST  (3,000 @ $70)                       210,000           -            -
210,000
 Fuel, gas & oil                           98,000           -            -
98,000
 Freight & promotion $.80 per
   hundredweight                          613,200           -            -
613,200
 Insurance                                 50,000           -            -
50,000
 Maintenance & repairs                    150,000           -            -
150,000
 Miscellaneous                             50,000           -            -
50,000
 Office & telephone                        25,000           -            -
25,000
 Supplies                                 125,500           -            -
125,500
 Utilities                                132,000           -            -
132,000
 Veterinary                                21,500           -            -
21,500
 Veterinary supplies                      180,000           -            -
180,000
 Wages                                    750,000           -            -
750,000
   Total expenses                       2,415,200     965,000            -
3,380,200

Operating income                        3,471,610     855,000            -
4,326,610

Other expenses
 Replacements (1,440 @ $1,800 x 75%)    1,944,000           -            -
1,944,000
 Replacements (900 @ $1,800 x 25%)        405,000           -            -
405,000
 7.5% Interest - Real estate
  (4,000,000)                             300,000           -            -
300,000
 7.5% Interest - Operating (7,000,000)    525,000      50,000            -
575,000
 Depreciation - Building & equipment    1,150,000      85,000            -
1,235,000
 Depreciation - Cattle                          *           -            -
-
   Total other expenses                 4,324,000     135,000            -
4,459,000

Net income                               (852,390)    720,000            -
(132,390)


* equals replacement cost over several year period


                              Western Feed Mills, Inc.
                                  Dairy Projection
                             Assuming 65 lbs. at $13.50

SECOND YEAR (REVISION 3)                              Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue
 Milk (3,000 x 365 x 65 lbs./100
  x 13.50)                              9,608,625           -            -
9,608,625
 Calves (3,600 x 92% x $80)               264,960           -            -
264,960
 Culls (1,440 x 98% x $500 x 75%)         529,200           -            -
529,200
 Culls (900 x 98% x $500 x 30%)           132,300           -            -
132,300
 Feed                                           -   4,260,000   (2,000,000)
2,260,000
   Total Revenue                       10,535,085   4,260,000   (2,000,000)
12,795,085

Feed costs
 Lactating cows (3,000 x 3.30
  x 365)                                3,613,500   2,440,000   (2,000,000)
4,053,500
 Dry cows  (600 x $1.10 x 365)            240,900           -            -
240,900
   Total feed costs                     3,854,400   2,440,000   (2,000,000)
4,294,400

Expenses
 Feed mill expense                              -     965,000            -
965,000
 Accounting & legal                        10,000           -            -
10,000
 BST  (3,000 @ $70)                       210,000           -            -
210,000
 Fuel, gas & oil                           98,000           -            -
98,000
 Freight & promotion $.80 per
  hundredweight                           569,400           -            -
569,400
 Insurance                                 50,000           -            -
50,000
 Maintenance & repairs                    150,000           -            -
150,000
 Miscellaneous                             50,000           -            -
50,000
 Office & telephone                        25,000           -            -
25,000
 Supplies                                 125,500           -            -
125,500
 Utilities                                132,000           -            -
132,000
 Veterinary                                21,500           -            -
21,500
 Veterinary supplies                      180,000           -            -
180,000
 Wages                                    750,000           -            -
750,000
   Total expenses                       2,371,400     965,000            -
3,336,400

Operating income                        4,309,285     855,000            -
5,164,285

Other expenses
 Replacements (1,440 @ $1,800 x 75%)    1,944,000           -            -
1,944,000
 Replacements (900 @ $1,800 x 25%)        405,000           -            -
405,000
 7.5% Interest - Real estate
  (4,000,000)                             300,000           -            -
300,000
 7.5% Interest - Operating (7,000,000)    525,000      50,000            -
575,000
 Depreciation - Building & equipment    1,150,000      85,000            -
1,235,000
 Depreciation - Cattle                          *           -            -
-
   Total other expenses                 4,324,000     135,000            -
4,459,000

Net income                                (14,715)    720,000            -
705,285


* equals replacement cost over several year period


                             Western Feed Mills, Inc.
                                 Dairy Projection
                            Assuming 65 lbs. at $12.50

SECOND YEAR (REVISION 3)                              Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue
 Milk (3,000 x 365 x 65 lbs./100
  x 12.50)                              8,896,875           -            -
8,896,875
 Calves (3,600 x 92% x $80)               264,960           -            -
264,960
 Culls (1,440 x 98% x $500 x 75%)         529,200           -            -
529,200
 Culls (900 x 98% x $500 x 30%)           132,300           -            -
132,300
 Feed                                           -   4,260,000   (2,000,000)
2,260,000
   Total Revenue                        9,823,335   4,260,000   (2,000,000)
12,083,335

Feed costs
 Lactating cows (3,000 x 3.30
  x 365)                                3,613,500   2,440,000   (2,000,000)
4,053,500
 Dry cows  (600 x $1.10 x 365)            240,900           -            -
240,900
   Total feed costs                     3,854,400   2,440,000   (2,000,000)
4,294,400

Expenses
 Feed mill expense                              -     965,000            -
965,000
 Accounting & legal                        10,000           -            -
10,000
 BST  (3,000 @ $70)                       210,000           -            -
210,000
 Fuel, gas & oil                           98,000           -            -
98,000
 Freight & promotion $.80 per
  hundredweight                           569,400           -            -
569,400
 Insurance                                 50,000           -            -
50,000
 Maintenance & repairs                    150,000           -            -
150,000
 Miscellaneous                             50,000           -            -
50,000
 Office & telephone                        25,000           -            -
25,000
 Supplies                                 125,500           -            -
125,500
 Utilities                                132,000           -            -
132,000
 Veterinary                                21,500           -            -
21,500
 Veterinary supplies                      180,000           -            -
180,000
 Wages                                    750,000           -            -
750,000
   Total expenses                       2,371,400     965,000            -
3,336,400

Operating income                        3,597,535     855,000            -
4,452,535

Other expenses
 Replacements (1,440 @ $1,800 x 75%)    1,944,000           -            -
1,944,000
 Replacements (900 @ $1,800 x 25%)        405,000           -            -
405,000
 7.5% Interest - Real estate
  (4,000,000)                             300,000           -            -
300,000
 7.5% Interest - Operating (7,000,000)    525,000      50,000            -
575,000
 Depreciation - Building & equipment    1,150,000      85,000            -
1,235,000
 Depreciation - Cattle                          *           -            -
-
   Total other expenses                 4,324,000     135,000            -
4,459,000

Net income                               (726,465)    720,000            -
(6,465)


* equals replacement cost over several year period


                              Western Feed Mills, Inc.
                                  Dairy Projection
                             Assuming 65 lbs. at $11.50

SECOND YEAR (REVISION 3)                              Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue
 Milk (3,000 x 365 x 65 lbs./100
  x 11.50)                              8,185,125           -            -
8,185,125
 Calves (3,600 x 92% x $80)               264,960           -            -
264,960
 Culls (1,440 x 98% x $500 x 75%)         529,200           -            -
529,200
 Culls (900 x 98% x $500 x 30%)           132,300           -            -
132,300
 Feed                                           -   4,260,000   (2,000,000)
2,260,000
   Total Revenue                        9,111,585   4,260,000   (2,000,000)
11,371,585

Feed costs
 Lactating cows (3,000 x 3.30
  x 365)                                3,613,500   2,440,000   (2,000,000)
4,053,500
 Dry cows  (600 x $1.10 x 365)            240,900           -            -
240,900
   Total feed costs                     3,854,400   2,440,000   (2,000,000)
4,294,400

Expenses
 Feed mill expense                              -     965,000            -
965,000
 Accounting & legal                        10,000           -            -
10,000
 BST  (3,000 @ $70)                       210,000           -            -
210,000
 Fuel, gas & oil                           98,000           -            -
98,000
 Freight & promotion $.80 per
  hundredweight                           569,400           -            -
569,400
 Insurance                                 50,000           -            -
50,000
 Maintenance & repairs                    150,000           -            -
150,000
 Miscellaneous                             50,000           -            -
50,000
 Office & telephone                        25,000           -            -
25,000
 Supplies                                 125,500           -            -
125,500
 Utilities                                132,000           -            -
132,000
 Veterinary                                21,500           -            -
21,500
 Veterinary supplies                      180,000           -            -
180,000
 Wages                                    750,000           -            -
750,000
   Total expenses                       2,371,400     965,000            -
3,336,400

Operating income                        2,885,785     855,000            -
3,740,785

Other expenses
 Replacements (1,440 @ $1,800 x 75%)    1,944,000           -            -
1,944,000
 Replacements (900 @ $1,800 x 25%)        405,000           -            -
405,000
 7.5% Interest - Real estate
  (4,000,000)                             300,000           -            -
300,000
 7.5% Interest - Operating (7,000,000)    525,000      50,000            -
575,000
 Depreciation - Building & equipment    1,150,000      85,000            -
1,235,000
 Depreciation - Cattle                          *           -            -
-
   Total other expenses                 4,324,000     135,000            -
4,459,000

Net income                             (1,438,215)    720,000            -
(718,215)


* equals replacement cost over several year period


                            Western Feed Mills, Inc.
                               Dairy Projections

THIRD YEAR
                          Total Revenue

                     $13.50       $12.50       $11.50
80 lbs.            14,791,960   13,915,960   13,039,960
75 lbs.            14,052,835   13,231,585   12,410,335
70 lbs.            13,313,710   12,547,210   11,780,710
65 lbs.            12,574,585   11,862,835   11,151,085


                           Net income

                      $13.50       $12.50       $11.50

80 lbs.              3,299,760    2,423,760    1,547,760
75 lbs.              2,604,435    1,783,185      961,935
70 lbs.              1,909,110    1,142,610      376,110
65 lbs.              1,213,785      502,035     (209,715)



                            Western Feed Mills, Inc.
                     Dairy Projection - Consolidated Totals

THIRD YEAR (REVISION 3)
                                      80 lbs.@   80 lbs.@   80 lbs.@   75 lbs.@
75 lbs.@   75 lbs.@   70 lbs.@   70 lbs.@   70 lbs.@   65 lbs.@   65 lbs.@   65
lbs @
Revenue                                $13.50     $12.50     $11.50     $13.50
$12.50     $11.50     $13.50     $12.50     $11.50     $13.50     $12.50
$11.50
 Milk (3,000 x 365 x lbs./100 x $)   11,826,000 10,950,000 10,074,000 11,086,875
10,265,625  9,444,375 10,347,750  9,581,250  8,814,750  9,608,625  8,896,875
8,185,125
 Calves (3,600 x 92% x $80)             264,960    264,960    264,960    264,960
264,960    264,960    264,960    264,960    264,960    264,960    264,960
264,960
 Culls (900 x 98% x $500)               441,000    441,000    441,000    441,000
441,000    441,000    441,000    441,000    441,000    441,000    441,000
441,000
 Feed                                 2,260,000  2,260,000  2,260,000  2,260,000
2,260,000  2,260,000  2,260,000  2,260,000  2,260,000  2,260,000  2,260,000
2,260,000
   Total Revenue                     14,791,960 13,915,960 13,039,960 14,052,835
13,231,585 12,410,335 13,313,710 12,547,210 11,780,710 12,574,585 11,862,835
11,151,085

Feed costs
 Lactating cows (3,000 x 3.30 x 365)  4,053,500  4,053,500  4,053,500  4,053,500
4,053,500  4,053,500  4,053,500  4,053,500  4,053,500  4,053,500  4,053,500
4,053,500
 Dry cows  (600 x $1.10 x 365)          240,900    240,900    240,900    240,900
240,900    240,900    240,900    240,900    240,900    240,900    240,900
240,900
   Total feed costs                   4,294,400  4,294,400  4,294,400  4,294,400
4,294,400  4,294,400  4,294,400  4,294,400  4,294,400  4,294,400  4,294,400
4,294,400

Expenses
 Feed mill expense                      965,000    965,000    965,000    965,000
965,000    965,000    965,000    965,000    965,000    965,000    965,000
965,000
 Accounting & legal                      10,000     10,000     10,000     10,000
10,000     10,000     10,000     10,000     10,000     10,000     10,000
10,000
 BST  (3,000 @ $70)                     210,000    210,000    210,000    210,000
210,000    210,000    210,000    210,000    210,000    210,000    210,000
210,000
 Fuel, gas & oil                         98,000     98,000     98,000     98,000
98,000     98,000     98,000     98,000     98,000     98,000     98,000
98,000
 Freight & promotion $.80 per
  hundredweight                         700,800    700,800    700,800    657,000
657,000    657,000    613,200    613,200    613,200    569,400    569,400
569,400
 Insurance                               50,000     50,000     50,000     50,000
50,000     50,000     50,000     50,000     50,000     50,000     50,000
50,000
 Maintenance & repairs                  150,000    150,000    150,000    150,000
150,000    150,000    150,000    150,000    150,000    150,000    150,000
150,000
 Miscellaneous                           50,000     50,000     50,000     50,000
50,000     50,000     50,000     50,000     50,000     50,000     50,000
50,000
 Office & telephone                      25,000     25,000     25,000     25,000
25,000     25,000     25,000     25,000     25,000     25,000     25,000
25,000
 Supplies                               125,500    125,500    125,500    125,500
125,500    125,500    125,500    125,500    125,500    125,500    125,500
125,500
 Utilities                              132,000    132,000    132,000    132,000
132,000    132,000    132,000    132,000    132,000    132,000    132,000
132,000
 Veterinary                              21,500     21,500     21,500     21,500
21,500     21,500     21,500     21,500     21,500     21,500     21,500
21,500
 Veterinary supplies                    180,000    180,000    180,000    180,000
180,000    180,000    180,000    180,000    180,000    180,000    180,000
180,000
 Wages                                  750,000    750,000    750,000    750,000
750,000    750,000    750,000    750,000    750,000    750,000    750,000
750,000
   Total expenses                     3,467,800  3,467,800  3,467,800  3,424,000
3,424,000  3,424,000  3,380,200  3,380,200  3,380,200  3,336,400  3,336,400
3,336,400

Operating income                      7,029,760  6,153,760  5,277,760  6,334,435
5,513,185  4,691,935  5,639,110  4,872,610  4,106,110  4,943,785  4,232,035
3,520,285

Other expenses
 Replacements (900 @ $1,800)          1,620,000  1,620,000  1,620,000  1,620,000
1,620,000  1,620,000  1,620,000  1,620,000  1,620,000  1,620,000  1,620,000
1,620,000
 7.5% Interest - Real estate
  (4,000,000)                           300,000    300,000    300,000    300,000
300,000    300,000    300,000    300,000    300,000    300,000    300,000
300,000
 7.5% Interest - Operating (7,000,000)  575,000    575,000    575,000    575,000
575,000    575,000    575,000    575,000    575,000    575,000    575,000
575,000
 Depreciation - Building & equipment  1,235,000  1,235,000  1,235,000  1,235,000
1,235,000  1,235,000  1,235,000  1,235,000  1,235,000  1,235,000  1,235,000
1,235,000
 Depreciation - Cattle                        -          -          -          -
-          -          -          -          -          -          -          -
   Total other expenses               3,730,000  3,730,000  3,730,000  3,730,000
3,730,000  3,730,000  3,730,000  3,730,000  3,730,000  3,730,000  3,730,000
3,730,000

Net income                            3,299,760  2,423,760  1,547,760  2,604,435
1,783,185    961,935  1,909,110  1,142,610    376,110  1,213,785    502,035
(209,715)



                             Western Feed Mills, Inc.
                                 Dairy Projection
                            Assuming 80 lbs. at $13.50

THIRD YEAR (REVISION 3)                               Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue
 Milk (3,000 x 365 x 80 lbs./100
  x 13.50)                             11,826,000           -            -
11,826,000
 Calves (3,600 x 92% x $80)               264,960           -            -
264,960
 Culls (900 x 98% x $500)                 441,000           -            -
441,000
 Feed                                           -   4,260,000   (2,000,000)
2,260,000
   Total Revenue                       12,531,960   4,260,000   (2,000,000)
14,791,960

Feed costs
 Lactating cows (3,000 x 3.30
  x 365)                                3,613,500   2,440,000   (2,000,000)
4,053,500
 Dry cows  (600 x $1.10 x 365)            240,900           -            -
240,900
   Total feed costs                     3,854,400   2,440,000   (2,000,000)
4,294,400

Expenses
 Feed mill expense                              -     965,000            -
965,000
 Accounting & legal                        10,000           -            -
10,000
 BST  (3,000 @ $70)                       210,000           -            -
210,000
 Fuel, gas & oil                           98,000           -            -
98,000
 Freight & promotion $.80 per
  hundredweight                           700,800           -            -
700,800
 Insurance                                 50,000           -            -
50,000
 Maintenance & repairs                    150,000           -            -
150,000
 Miscellaneous                             50,000           -            -
50,000
 Office & telephone                        25,000           -            -
25,000
 Supplies                                 125,500           -            -
125,500
 Utilities                                132,000           -            -
132,000
 Veterinary                                21,500           -            -
21,500
 Veterinary supplies                      180,000           -            -
180,000
 Wages                                    750,000           -            -
750,000
   Total expenses                       2,502,800     965,000            -
3,467,800

Operating income                        6,174,760     855,000            -
7,029,760

Other expenses
 Replacements (900 @ $1,800)            1,620,000           -            -
1,620,000
 7.5% Interest - Real estate
  (4,000,000)                             300,000           -            -
300,000
 7.5% Interest - Operating (7,000,000)    525,000      50,000            -
575,000
 Depreciation - Building & equipment    1,150,000      85,000            -
1,235,000
 Depreciation - Cattle                          *           -            -
-
   Total other expenses                 3,595,000     135,000            -
3,730,000

Net income                              2,579,760     720,000            -
3,299,760


* equals replacement cost over several year period


                             Western Feed Mills, Inc.
                                 Dairy Projection
                            Assuming 80 lbs. at $12.50

THIRD YEAR (REVISION 3)                               Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue
 Milk (3,000 x 365 x 80 lbs./100
  x 11.50)                             10,950,000           -            -
10,950,000
 Calves (3,600 x 92% x $80)               264,960           -            -
264,960
 Culls (900 x 98% x $500)                 441,000           -            -
441,000
 Feed                                           -   4,260,000   (2,000,000)
2,260,000
   Total Revenue                       11,655,960   4,260,000   (2,000,000)
13,915,960

Feed costs
 Lactating cows (3,000 x 3.30
  x 365)                                3,613,500   2,440,000   (2,000,000)
4,053,500
 Dry cows  (600 x $1.10 x 365)            240,900           -            -
240,900
   Total feed costs                     3,854,400   2,440,000   (2,000,000)
4,294,400

Expenses
 Feed mill expense                              -     965,000            -
965,000
 Accounting & legal                        10,000           -            -
10,000
 BST  (3,000 @ $70)                       210,000           -            -
210,000
 Fuel, gas & oil                           98,000           -            -
98,000
 Freight & promotion $.80 per
  hundredweight                           700,800           -            -
700,800
 Insurance                                 50,000           -            -
50,000
 Maintenance & repairs                    150,000           -            -
150,000
 Miscellaneous                             50,000           -            -
50,000
 Office & telephone                        25,000           -            -
25,000
 Supplies                                 125,500           -            -
125,500
 Utilities                                132,000           -            -
132,000
 Veterinary                                21,500           -            -
21,500
 Veterinary supplies                      180,000           -            -
180,000
 Wages                                    750,000           -            -
750,000
   Total expenses                       2,502,800     965,000            -
3,467,800

Operating income                        5,298,760     855,000            -
6,153,760

Other expenses
 Replacements (900 @ $1,800)            1,620,000           -            -
1,620,000
 7.5% Interest - Real estate
  (4,000,000)                             300,000           -            -
300,000
 7.5% Interest - Operating (7,000,000)    525,000      50,000            -
575,000
 Depreciation - Building & equipment    1,150,000      85,000            -
1,235,000
 Depreciation - Cattle                          *           -            -
-
   Total other expenses                 3,595,000     135,000            -
3,730,000

Net income                              1,703,760     720,000            -
2,423,760


* equals replacement cost over several year period


                               Western Feed Mills, Inc.
                                   Dairy Projection
                              Assuming 80 lbs. at $11.50

THIRD YEAR (REVISION 3)                               Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue
 Milk (3,000 x 365 x 80 lbs./100
  x 11.50)                             10,074,000           -            -
10,074,000
 Calves (3,600 x 92% x $80)               264,960           -            -
264,960
 Culls (900 x 98% x $500)                 441,000           -            -
441,000
 Feed                                           -   4,260,000   (2,000,000)
2,260,000
   Total Revenue                       10,779,960   4,260,000   (2,000,000)
13,039,960

Feed costs
 Lactating cows (3,000 x 3.30
  x 365)                                3,613,500   2,440,000   (2,000,000)
4,053,500
 Dry cows  (600 x $1.10 x 365)            240,900           -            -
240,900
   Total feed costs                     3,854,400   2,440,000   (2,000,000)
4,294,400

Expenses
 Feed mill expense                              -     965,000            -
965,000
 Accounting & legal                        10,000           -            -
10,000
 BST  (3,000 @ $70)                       210,000           -            -
210,000
 Fuel, gas & oil                           98,000           -            -
98,000
 Freight & promotion $.80 per
  hundredweight                           700,800           -            -
700,800
 Insurance                                 50,000           -            -
50,000
 Maintenance & repairs                    150,000           -            -
150,000
 Miscellaneous                             50,000           -            -
50,000
 Office & telephone                        25,000           -            -
25,000
 Supplies                                 125,500           -            -
125,500
 Utilities                                132,000           -            -
132,000
 Veterinary                                21,500           -            -
21,500
 Veterinary supplies                      180,000           -            -
180,000
 Wages                                    750,000           -            -
750,000
   Total expenses                       2,502,800     965,000            -
3,467,800

Operating income                        4,422,760     855,000            -
5,277,760

Other expenses
 Replacements (900 @ $1,800)            1,620,000           -            -
1,620,000
 7.5% Interest - Real estate
  (4,000,000)                             300,000           -            -
300,000
 7.5% Interest - Operating (7,000,000)    525,000      50,000            -
575,000
 Depreciation - Building & equipment    1,150,000      85,000            -
1,235,000
 Depreciation - Cattle                          *           -            -
-
   Total other expenses                 3,595,000     135,000            -
3,730,000

Net income                                827,760     720,000            -
1,547,760


* equals replacement cost over several year period


                            Western Feed Mills, Inc.
                                Dairy Projection
                           Assuming 75 lbs. at $13.50

THIRD YEAR (REVISION 3)                               Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue
 Milk (3,000 x 365 x 75 lbs./100
  x 13.50)                             11,086,875           -
11,086,875
 Calves (3,600 x 92% x $80)               264,960           -
264,960
 Culls (900 x 98% x $500)                 441,000           -
441,000
 Feed                                           -   4,260,000   (2,000,000)
2,260,000
   Total Revenue                       11,792,835   4,260,000   (2,000,000)
14,052,835

Feed costs
 Lactating cows (3,000 x 3.30
 x 365)                                 3,613,500   2,440,000   (2,000,000)
4,053,500
 Dry cows  (600 x $1.10 x 365)            240,900           -            -
240,900
   Total feed costs                     3,854,400   2,440,000   (2,000,000)
4,294,400

Expenses
 Feed mill expense                              -     965,000            -
965,000
 Accounting & legal                        10,000           -            -
10,000
 BST  (3,000 @ $70)                       210,000           -            -
210,000
 Fuel, gas & oil                           98,000           -            -
98,000
 Freight & promotion $.80 per
  hundredweight                           657,000           -            -
657,000
 Insurance                                 50,000           -            -
50,000
 Maintenance & repairs                    150,000           -            -
150,000
 Miscellaneous                             50,000           -            -
50,000
 Office & telephone                        25,000           -            -
25,000
 Supplies                                 125,500           -            -
125,500
 Utilities                                132,000           -            -
132,000
 Veterinary                                21,500           -            -
21,500
 Veterinary supplies                      180,000           -            -
180,000
 Wages                                    750,000           -            -
750,000
   Total expenses                       2,459,000     965,000            -
3,424,000

Operating income                        5,479,435     855,000            -
6,334,435

Other expenses
 Replacements (900 @ $1,800)            1,620,000           -            -
1,620,000
 7.5% Interest - Real estate
  (4,000,000)                             300,000           -            -
300,000
 7.5% Interest - Operating (7,000,000)    525,000      50,000            -
575,000
 Depreciation - Building & equipment    1,150,000      85,000            -
1,235,000
 Depreciation - Cattle                          *           -            -
-
   Total other expenses                 3,595,000     135,000            -
3,730,000

Net income                              1,884,435     720,000            -
2,604,435


* equals replacement cost over several year period


                             Western Feed Mills, Inc.
                                 Dairy Projection
                            Assuming 75 lbs. at $12.50

THIRD YEAR (REVISION 3)                               Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue
 Milk (3,000 x 365 x 75 lbs./100
  x 12.50)                             10,265,625           -            -
10,265,625
 Calves (3,600 x 92% x $80)               264,960           -            -
264,960
 Culls (900 x 98% x $500)                 441,000           -            -
441,000
 Feed                                           -   4,260,000   (2,000,000)
2,260,000
   Total Revenue                       10,971,585   4,260,000   (2,000,000)
13,231,585

Feed costs
 Lactating cows (3,000 x 3.30
  x 365)                                3,613,500   2,440,000   (2,000,000)
4,053,500
 Dry cows  (600 x $1.10 x 365)            240,900           -            -
240,900
   Total feed costs                     3,854,400   2,440,000   (2,000,000)
4,294,400

Expenses
 Feed mill expense                              -     965,000            -
965,000
 Accounting & legal                        10,000           -            -
10,000
 BST  (3,000 @ $70)                       210,000           -            -
210,000
 Fuel, gas & oil                           98,000           -            -
98,000
 Freight & promotion $.80 per
  hundredweight                           657,000           -            -
657,000
 Insurance                                 50,000           -            -
50,000
 Maintenance & repairs                    150,000           -            -
150,000
 Miscellaneous                             50,000           -            -
50,000
 Office & telephone                        25,000           -            -
25,000
 Supplies                                 125,500           -            -
125,500
 Utilities                                132,000           -            -
132,000
 Veterinary                                21,500           -            -
21,500
 Veterinary supplies                      180,000           -            -
180,000
 Wages                                    750,000           -            -
750,000
   Total expenses                       2,459,000     965,000            -
3,424,000

Operating income                        4,658,185     855,000            -
5,513,185

Other expenses
 Replacements (900 @ $1,800)            1,620,000           -            -
1,620,000
 7.5% Interest - Real estate
  (4,000,000)                             300,000           -            -
300,000
 7.5% Interest - Operating (7,000,000)    525,000      50,000            -
575,000
 Depreciation - Building & equipment    1,150,000      85,000            -
1,235,000
 Depreciation - Cattle                          *           -            -
-
   Total other expenses                 3,595,000     135,000            -
3,730,000

Net income                              1,063,185     720,000            -
1,783,185


* equals replacement cost over several year period


                            Western Feed Mills, Inc.
                                 Dairy Projection
                           Assuming 75 lbs. at $11.50

THIRD YEAR (REVISION 3)                               Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue
 Milk (3,000 x 365 x 75 lbs./100
  x 11.50)                              9,444,375           -            -
9,444,375
 Calves (3,600 x 92% x $80)               264,960           -            -
264,960
 Culls (900 x 98% x $500)                 441,000           -            -
441,000
 Feed                                           -   4,260,000   (2,000,000)
2,260,000
   Total Revenue                       10,150,335   4,260,000   (2,000,000)
12,410,335

Feed costs
 Lactating cows (3,000 x 3.30
  x 365)                                3,613,500   2,440,000   (2,000,000)
4,053,500
 Dry cows  (600 x $1.10 x 365)            240,900           -            -
240,900
   Total feed costs                     3,854,400   2,440,000   (2,000,000)
4,294,400

Expenses
 Feed mill expense                              -     965,000            -
965,000
 Accounting & legal                        10,000           -            -
10,000
 BST  (3,000 @ $70)                       210,000           -            -
210,000
 Fuel, gas & oil                           98,000           -            -
98,000
 Freight & promotion $.80 per
  hundredweight                           657,000           -            -
657,000
 Insurance                                 50,000           -            -
50,000
 Maintenance & repairs                    150,000           -            -
150,000
 Miscellaneous                             50,000           -            -
50,000
 Office & telephone                        25,000           -            -
25,000
 Supplies                                 125,500           -            -
125,500
 Utilities                                132,000           -            -
132,000
 Veterinary                                21,500           -            -
21,500
 Veterinary supplies                      180,000           -            -
180,000
 Wages                                    750,000           -            -
750,000
   Total expenses                       2,459,000     965,000            -
3,424,000

Operating income                        3,836,935     855,000            -
4,691,935

Other expenses
 Replacements (900 @ $1,800)            1,620,000           -            -
1,620,000
 7.5% Interest - Real estate
  (4,000,000)                             300,000           -            -
300,000
 7.5% Interest - Operating (7,000,000)    525,000      50,000            -
575,000
 Depreciation - Building & equipment    1,150,000      85,000            -
1,235,000
 Depreciation - Cattle                          *           -            -
-
   Total other expenses                 3,595,000     135,000            -
3,730,000

Net income                                241,935     720,000            -
961,935


* equals replacement cost over several year period


                             Western Feed Mills, Inc.
                                 Dairy Projection
                            Assuming 70 lbs. at $13.50

THIRD YEAR (REVISION 3)                               Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue
 Milk (3,000 x 365 x 70 lbs./100
  x 13.50)                             10,347,750           -            -
10,347,750
 Calves (3,600 x 92% x $80)               264,960           -            -
264,960
 Culls (900 x 98% x $500)                 441,000           -            -
441,000
 Feed                                           -   4,260,000   (2,000,000)
2,260,000
   Total Revenue                       11,053,710   4,260,000   (2,000,000)
13,313,710

Feed costs
 Lactating cows (3,000 x 3.30
  x 365)                                3,613,500   2,440,000   (2,000,000)
4,053,500
 Dry cows  (600 x $1.10 x 365)            240,900           -            -
240,900
   Total feed costs                     3,854,400   2,440,000   (2,000,000)
4,294,400

Expenses
 Feed mill expense                              -     965,000            -
965,000
 Accounting & legal                        10,000           -            -
10,000
 BST  (3,000 @ $70)                       210,000           -            -
210,000
 Fuel, gas & oil                           98,000           -            -
98,000
 Freight & promotion $.80 per
  hundredweight                           613,200           -            -
613,200
 Insurance                                 50,000           -            -
50,000
 Maintenance & repairs                    150,000           -            -
150,000
 Miscellaneous                             50,000           -            -
50,000
 Office & telephone                        25,000           -            -
25,000
 Supplies                                 125,500           -            -
125,500
 Utilities                                132,000           -            -
132,000
 Veterinary                                21,500           -            -
21,500
 Veterinary supplies                      180,000           -            -
180,000
 Wages                                    750,000           -            -
750,000
   Total expenses                       2,415,200     965,000            -
3,380,200

Operating income                        4,784,110     855,000            -
5,639,110

Other expenses
 Replacements (900 @ $1,800)            1,620,000           -            -
1,620,000
 7.5% Interest - Real estate
  (4,000,000)                             300,000           -            -
300,000
 7.5% Interest - Operating (7,000,000)    525,000      50,000            -
575,000
 Depreciation - Building & equipment    1,150,000      85,000            -
1,235,000
 Depreciation - Cattle                          *           -            -
-
   Total other expenses                 3,595,000     135,000            -
3,730,000

Net income                              1,189,110     720,000            -
1,909,110


* equals replacement cost over several year period


                           Western Feed Mills, Inc.
                               Dairy Projection
                          Assuming 70 lbs. at $12.50

THIRD YEAR (REVISION 3)                               Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue
 Milk (3,000 x 365 x 70 lbs./100
  x 12.50)                              9,581,250           -            -
9,581,250
 Calves (3,600 x 92% x $80)               264,960           -            -
264,960
 Culls (900 x 98% x $500)                 441,000           -            -
441,000
 Feed                                           -   4,260,000   (2,000,000)
2,260,000
   Total Revenue                       10,287,210   4,260,000   (2,000,000)
12,547,210

Feed costs
 Lactating cows (3,000 x 3.30
  x 365)                                3,613,500   2,440,000   (2,000,000)
4,053,500
 Dry cows  (600 x $1.10 x 365)            240,900           -            -
240,900
   Total feed costs                     3,854,400   2,440,000   (2,000,000)
4,294,400

Expenses
 Feed mill expense                              -     965,000            -
965,000
 Accounting & legal                        10,000           -            -
10,000
 BST  (3,000 @ $70)                       210,000           -            -
210,000
 Fuel, gas & oil                           98,000           -            -
98,000
 Freight & promotion $.80 per
  hundredweight                           613,200           -            -
613,200
 Insurance                                 50,000           -            -
50,000
 Maintenance & repairs                    150,000           -            -
150,000
 Miscellaneous                             50,000           -            -
50,000
 Office & telephone                        25,000           -            -
25,000
 Supplies                                 125,500           -            -
125,500
 Utilities                                132,000           -            -
132,000
 Veterinary                                21,500           -            -
21,500
 Veterinary supplies                      180,000           -            -
180,000
 Wages                                    750,000           -            -
750,000
   Total expenses                       2,415,200     965,000            -
3,380,200

Operating income                        4,017,610     855,000            -
4,872,610

Other expenses
 Replacements (900 @ $1,800)            1,620,000           -            -
1,620,000
 7.5% Interest - Real estate
  (4,000,000)                             300,000           -            -
300,000
 7.5% Interest - Operating (7,000,000)    525,000      50,000            -
575,000
 Depreciation - Building & equipment    1,150,000      85,000            -
1,235,000
 Depreciation - Cattle                          *           -            -
-
   Total other expenses                 3,595,000     135,000            -
3,730,000

Net income                                422,610     720,000            -
1,142,610


* equals replacement cost over several year period


                              Western Feed Mills, Inc.
                                   Dairy Projection
                             Assuming 70 lbs. at $11.50

THIRD YEAR (REVISION 3)                               Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue
 Milk (3,000 x 365 x 70 lbs./100
  x 11.50)                              8,814,750           -            -
8,814,750
 Calves (3,600 x 92% x $80)               264,960           -            -
264,960
 Culls (900 x 98% x $500)                 441,000           -            -
441,000
 Feed                                           -   4,260,000   (2,000,000)
2,260,000
   Total Revenue                        9,520,710   4,260,000   (2,000,000)
11,780,710

Feed costs
 Lactating cows (3,000 x 3.30
  x 365)                                3,613,500   2,440,000   (2,000,000)
4,053,500
 Dry cows  (600 x $1.10 x 365)            240,900           -            -
240,900
   Total feed costs                     3,854,400   2,440,000   (2,000,000)
4,294,400

Expenses
 Feed mill expense                              -     965,000            -
965,000
 Accounting & legal                        10,000           -            -
10,000
 BST  (3,000 @ $70)                       210,000           -            -
210,000
 Fuel, gas & oil                           98,000           -            -
98,000
 Freight & promotion $.80 per
  hundredweight                           613,200           -            -
613,200
 Insurance                                 50,000           -            -
50,000
 Maintenance & repairs                    150,000           -            -
150,000
 Miscellaneous                             50,000           -            -
50,000
 Office & telephone                        25,000           -            -
25,000
 Supplies                                 125,500           -            -
125,500
 Utilities                                132,000           -            -
132,000
 Veterinary                                21,500           -            -
21,500
 Veterinary supplies                      180,000           -            -
180,000
 Wages                                    750,000           -            -
750,000
   Total expenses                       2,415,200     965,000            -
3,380,200

Operating income                        3,251,110     855,000            -
4,106,110

Other expenses
 Replacements (900 @ $1,800)            1,620,000           -            -
1,620,000
 7.5% Interest - Real estate
  (4,000,000)                             300,000           -            -
300,000
 7.5% Interest - Operating (7,000,000)    525,000      50,000            -
575,000
 Depreciation - Building & equipment    1,150,000      85,000            -
1,235,000
 Depreciation - Cattle                          *           -            -
-
   Total other expenses                 3,595,000     135,000            -
3,730,000

Net income                               (343,890)    720,000            -
376,110


* equals replacement cost over several year period


                             Western Feed Mills, Inc.
                                 Dairy Projection
                            Assuming 65 lbs. at $13.50

THIRD YEAR (REVISION 3)                               Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue
 Milk (3,000 x 365 x 65 lbs./100
  x 13.50)                              9,608,625           -            -
9,608,625
 Calves (3,600 x 92% x $80)               264,960           -            -
264,960
 Culls (900 x 98% x $500)                 441,000           -            -
441,000
 Feed                                           -   4,260,000   (2,000,000)
2,260,000
   Total Revenue                       10,314,585   4,260,000   (2,000,000)
12,574,585

Feed costs
 Lactating cows (3,000 x 3.30
  x 365)                                3,613,500   2,440,000   (2,000,000)
4,053,500
 Dry cows  (600 x $1.10 x 365)            240,900           -            -
240,900
   Total feed costs                     3,854,400   2,440,000   (2,000,000)
4,294,400

Expenses
 Feed mill expense                              -     965,000            -
965,000
 Accounting & legal                        10,000           -            -
10,000
 BST  (3,000 @ $70)                       210,000           -            -
210,000
 Fuel, gas & oil                           98,000           -            -
98,000
 Freight & promotion $.80 per
  hundredweight                           569,400           -            -
569,400
 Insurance                                 50,000           -            -
50,000
 Maintenance & repairs                    150,000           -            -
150,000
 Miscellaneous                             50,000           -            -
50,000
 Office & telephone                        25,000           -            -
25,000
 Supplies                                 125,500           -            -
125,500
 Utilities                                132,000           -            -
132,000
 Veterinary                                21,500           -            -
21,500
 Veterinary supplies                      180,000           -            -
180,000
 Wages                                    750,000           -            -
750,000
   Total expenses                       2,371,400     965,000            -
3,336,400

Operating income                        4,088,785     855,000            -
4,943,785

Other expenses
 Replacements (900 @ $1,800)            1,620,000           -            -
1,620,000
 7.5% Interest - Real estate
  (4,000,000)                             300,000           -            -
300,000
 7.5% Interest - Operating (7,000,000)    525,000      50,000            -
575,000
 Depreciation - Building & equipment    1,150,000      85,000            -
1,235,000
 Depreciation - Cattle                          *           -            -
-
   Total other expenses                 3,595,000     135,000            -
3,730,000

Net income                                493,785     720,000            -
1,213,785


* equals replacement cost over several year period


                            Western Feed Mills, Inc.
                                Dairy Projection
                           Assuming 65 lbs. at $12.50

THIRD YEAR (REVISION 3)                               Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue
 Milk (3,000 x 365 x 65 lbs./100
  x 12.50)                              8,896,875           -            -
8,896,875
 Calves (3,600 x 92% x $80)               264,960           -            -
264,960
 Culls (900 x 98% x $500)                 441,000           -            -
441,000
 Feed                                           -   4,260,000   (2,000,000)
2,260,000
   Total Revenue                        9,602,835   4,260,000   (2,000,000)
11,862,835

Feed costs
 Lactating cows (3,000 x 3.30
  x 365)                                3,613,500   2,440,000   (2,000,000)
4,053,500
 Dry cows  (600 x $1.10 x 365)            240,900           -            -
240,900
   Total feed costs                     3,854,400   2,440,000   (2,000,000)
4,294,400

Expenses
 Feed mill expense                              -     965,000            -
965,000
 Accounting & legal                        10,000           -            -
10,000
 BST  (3,000 @ $70)                       210,000           -            -
210,000
 Fuel, gas & oil                           98,000           -            -
98,000
 Freight & promotion $.80 per
  hundredweight                           569,400           -            -
569,400
 Insurance                                 50,000           -            -
50,000
 Maintenance & repairs                    150,000           -            -
150,000
 Miscellaneous                             50,000           -            -
50,000
 Office & telephone                        25,000           -            -
25,000
 Supplies                                 125,500           -            -
125,500
 Utilities                                132,000           -            -
132,000
 Veterinary                                21,500           -            -
21,500
 Veterinary supplies                      180,000           -            -
180,000
 Wages                                    750,000           -            -
750,000
   Total expenses                       2,371,400     965,000            -
3,336,400

Operating income                        3,377,035     855,000            -
4,232,035

Other expenses
 Replacements (900 @ $1,800)            1,620,000           -            -
1,620,000
 7.5% Interest - Real estate
  (4,000,000)                             300,000           -            -
300,000
 7.5% Interest - Operating (7,000,000)    525,000      50,000            -
575,000
 Depreciation - Building & equipment    1,150,000      85,000            -
1,235,000
 Depreciation - Cattle                          *
-
   Total other expenses                 3,595,000     135,000            -
3,730,000

Net income                               (217,965)    720,000            -
502,035


* equals replacement cost over several year period


                             Western Feed Mills, Inc.
                                  Dairy Projection
                           Assuming 65 lbs. at $11.50

THIRD YEAR (REVISION 3)                               Feed
                                         Dairy        Mill    Eliminations
Consolidated
Revenue
 Milk (3,000 x 365 x 65 lbs./100
  x 11.50)                              8,185,125           -            -
8,185,125
 Calves (3,600 x 92% x $80)               264,960           -            -
264,960
 Culls (900 x 98% x $500)                 441,000           -            -
441,000
 Feed                                           -   4,260,000   (2,000,000)
2,260,000
   Total Revenue                        8,891,085   4,260,000   (2,000,000)
11,151,085

Feed costs
 Lactating cows (3,000 x 3.30
  x 365)                                3,613,500   2,440,000   (2,000,000)
4,053,500
 Dry cows  (600 x $1.10 x 365)            240,900           -            -
240,900
   Total feed costs                     3,854,400   2,440,000   (2,000,000)
4,294,400

Expenses
 Feed mill expense                              -     965,000            -
965,000
 Accounting & legal                        10,000           -            -
10,000
 BST  (3,000 @ $70)                       210,000           -            -
210,000
 Fuel, gas & oil                           98,000           -            -
98,000
 Freight & promotion $.80 per
  hundredweight                           569,400           -            -
569,400
 Insurance                                 50,000           -            -
50,000
 Maintenance & repairs                    150,000           -            -
150,000
 Miscellaneous                             50,000           -            -
50,000
 Office & telephone                        25,000           -            -
25,000
 Supplies                                 125,500           -            -
125,500
 Utilities                                132,000           -            -
132,000
 Veterinary                                21,500           -            -
21,500
 Veterinary supplies                      180,000           -            -
180,000
 Wages                                    750,000           -            -
750,000
   Total expenses                       2,371,400     965,000            -
3,336,400

Operating income                        2,665,285     855,000            -
3,520,285

Other expenses
 Replacements (900 @ $1,800)            1,620,000           -            -
1,620,000
 7.5% Interest - Real estate
  (4,000,000)                             300,000           -            -
300,000
 7.5% Interest - Operating (7,000,000)    525,000      50,000            -
575,000
 Depreciation - Building & equipment    1,150,000      85,000            -
1,235,000
 Depreciation - Cattle                          *           -            -
-
   Total other expenses                 3,595,000     135,000            -
3,730,000

Net income                               (929,715)    720,000            -
(209,715)

* equals replacement cost over several year period


                                    PART II
                      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

Under the Company's Restated and Amended Articles of Incorporation and Bylaws, the Company shall indemnify, to the fullest extent permitted under applicable law, any person who was or is made party to any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the Company.

Furthermore, the Restated and Amended Articles of Incorporation and Bylaws provide that a director of the Company shall not be personally liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under applicable law as it presently exists or as subsequently amended.

Generally, Kansas law permits indemnification of a director or officer's expenses, (including attorney's fees) fines, judgment and amounts paid in settlement, if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal action or proceeding had no cause to believe the conduct was unlawful.

Any repeal or amendment of the Company's Articles of Organization or Bylaws shall be prospective only and shall not adversely affect any right to indemnification by an officer or director existing at the time of such repeal or amendment.

Item 25.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses we expect to pay in connection with the sale of capital units being registered. No underwriting fees or commissions are being paid. All amounts are estimates except the SEC registration fee.


  Underwriting Commissions (minimum offering amount)    $   560,000.00
  Underwriting Commissions (maximum offering amount)    $ 1,120,000.00
  SEC registration fee                                  $     3,346.00
  Blue Sky registration fees (estimated)                $     3,500.00
  Legal fees and expenses                               $    20,000.00
  Printing and distribution fees                        $     2,000.00
  Advertising                                           $         -0-
  Miscellaneous expenses                                $     3,000.00


Item 26.  Recent Sales of Unregistered Securities

Since January of 1999, the Company has sold shares of common stock which were not registered under the Securities Act of 1933. These shares were sold for cash at the price of $1.25 per share. These securities were sold directly by the Company without the payment of any underwriting discounts or commissions. The following is a listing of the names of the purchasers of the securities, the amount of shares purchased, cash consideration received and the date of sale.



Title                             No. of Shares    Date     Price
Central Transportation, Inc.      20,000           5/27/99  $25,000
South Kansas & Oklahoma RR, Inc.  20,000           5/27/99  $25,000


Each of the foregoing sales was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2), as transactions by an issuer not involving a public offering. The purchasers in each such transaction purchased with investment intent and not with a view to resale or distribution. All purchasers had adequate access through their relationships with the Company, to information concerning the Company.

Item 27.  Exhibits

    3.1  Articles of Organization

    3.2  Bylaws

    5.1  Opinion of Morris, Laing, Evans, Brock & Kennedy, Chartered

   10.1   Stock Option Plan dated September 1, 1994

   10.2  Restated Employment Agreement with Fred Raybourn signed January 1,
         1994

   23.1  Consent of Morris, Laing, Evans, Brock & Kennedy, Chartered

   23.2  Consent of Varney & Associates, CPA's, LLC

Item 28.  Undertakings

  (a)  The undersigned issuer will:

  1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      i. Include any prospectus required by Section 10(a)(3) of the Securities Act;

     ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

    iii. Include any additional or changed material information on the plan of distribution.

  2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

  3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (b)  Not applicable.

      (c)  Not applicable.

      (d)  Not applicable.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned issuer of expenses incurred or paid by a director, officer or controlling person of the undersigned issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (f)  The undersigned issuer will:

  (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 420A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

  (2) For determining liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedarvale, State of Kansas on __________________, 2002.

                                             WESTERN FEED MILLS, INC.

                                             By:______________________________
                                                Fred W. Raybourn, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed by the following persons in the capacities indicated on __________________, 2002.

Signature                             Title

________________________________      President, Chairman of the Board of
Fred W. Raybourn                      Director

________________________________
T.E. Branscum                         Director

________________________________      Director
E.C. Peper

________________________________      Director
Joe C. Donahue

________________________________      Director
Ashok Shah, M.D.

________________________________      Director
Don Ryan

                                 EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION

  3.1     Articles of Organization

  3.2     Bylaws

  5.1     Opinion of Morris, Laing, Evans, Brock & Kennedy, Chartered

 10.1     Stock Option Plan

 10.2     Restated Employment Agreement with Fred Raybourn

 23.1     Consent of Morris, Laing, Evans, Brock & Kennedy, Chartered

 23.2     Consent of Varney & Associates, CPA's, LLC

                                  EXHIBIT 3.1
                  RESTATED AND AMENDED ARTICLES OF INCORPORATION

                                       OF

                             WESTERN FEED MILLS, INC.

KNOW ALL MEN BY THESE PRESENTS:

Western Feed Mills, Inc., a Kansas corporation, originally incorporated on April 18, 1984 (the date of filing of its original Articles of Incorporation with the Office of the Secretary of State of Kansas), pursuant to the provisions of K.S.A. 17-6605, hereby adopts restated Articles of Incorporation and amends its Articles of Incorporation.

Such restatement and amendment made by these Restated and Amended Articles of Incorporation have been effected in conformity with the provisions of K.S.A. 17-6605. At an annual meeting of the Board of Directors of said corporation held on the 22nd day of April, 1994, the Board of Directors adopted resolutions setting forth the restatement and amendments hereafter set out to the Articles of Incorporation of the corporation and declared the advisability of proposing such resolutions to the stockholders of the corporation for their consideration of the adoption of the same. Thereafter, pursuant to said resolutions and in accordance with the Bylaws and the laws of the State of Kansas, said resolutions were presented to an annual meeting of the stockholders for the consideration of said restatement and amendments, and thereafter, pursuant to notice to all of the stockholders and in accordance with the statutes of the State of Kansa, on the 22nd day of April, 1994, said stockholders met and convened and considered said proposed restatement and amendments. Such restatement and amendments made by Restated and Amended Articles of Incorporation were duly adopted by the stockholders of the corporation on that date.

The number of shares outstanding was 1,859,260; the number of shares entitled to vote on the Restated and Amended Articles of Incorporation was 1,829,660; the number of shares voted for such Restated and Amended Articles of Incorporation was 1,789,660 and the number of shares voted against such Restated and Amended Articles of Incorporation was -0- .

The Articles of Incorporation are hereby superseded by the following Restated and Amended Articles of Incorporation:

                                       I.

The name of the corporation is Western Feed Mills, Inc.

                                      II.

The registered office of the corporation is located at Route 1, Chautauqua County, Cedar Vale, Kansas 67024, and the corporation's resident agent as such address is Fred W. Raybourn.

                                     III.

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Kansas general corporation code.

                                      IV.

The corporation shall have authority to issue twenty million (22,000,000) shares of capital stock consisting of the following:

The corporation shall have authority to issue twenty million (22,000,000) shares of capital stock consisting of the following:

  A.  Fifteen million (15,000,000) shares of common stock with no par value;

and

  B.  Five million (5,000,000) shares of preferred stock.

The Board of Directors is authorized, subject to any limitations prescribed by law, to provide by resolution or resolutions for the issuance of the preferred shares in series, to establish the number of shares to be included in each such series, and to fix the powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the preferred shares.

                                       V.

Whenever a compromise or arrangement is proposed between this corporation and its creditors, or any class of them, or between this corporation and its stockholders, or any class of them, any court of competent jurisdiction within the State of Kansas, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of K.S.A. 17-6901, and amendments thereto, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of K.S.A. 17-6808, and amendments thereto, may order a meeting of the creditors, or class of creditors, or of the stockholders, or class of stockholders, of this corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors, or class of creditors, or of the stockholders, or class of stockholders, of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement in the reorganization, if sanctioned by the court to which the application has been made, it shall be binding on all the creditors or class of creditors, or on all the stockholders, or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                      VI.

A. The corporation shall indemnify and hold harmless, to the fullest extent permitted under applicable law as it presently exists or may hereafter be amended, any person who was or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust or other enterprise.

B. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for such a breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under applicable law as it presently exists or may hereafter be amended.

C. Neither the amendment nor repeal of this Article VI shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VI would accrue or arise prior to such amendment or repeal.

                                      VII.

Except as set forth in Paragraph C of this Article VII, the affirmative vote by at least two-thirds of the outstanding shares of the Voting Stock (as hereinafter defined) shall be required as a requisite for the approval, authorization, adoption or consummation by the Corporation (as hereinafter defined) of any Business Combination (as hereinafter defined) between the Corporation and a Related Person (as hereinafter defined). The two-thirds vote requirement shall be calculated by excluding from the voted shares those shares of which the Related Person is the Beneficial Owner (as hereinafter defined). Such affirmative vote shall be in addition to the vote of the holders of the securities of the Corporation otherwise required by law or by agreement between the Corporation and any other Person (as hereinafter defined), including, but not limited to, a national securities exchange.

A. For purposes of this Article VII, and where expressly indicated herein for purposes of these Articles of Incorporation, the following terms shall have the following meanings:

(1) "Affiliate." The term "Affiliate" shall mean a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Persons specified.

(2) "Associate." The term "Associate" as used to indicate a relationship with any Person, means (a) any corporation or organization (other than the Corporation) of which such Person is an officer or partner, or is, directly or indirectly, the Beneficial Owner of ten
(10) percent or more of any class equity securities; (b) any trusts or estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; or (c) a relative or spouse of such Person or any relative of such spouse, who has the same home as such Person.

(3)  "Beneficial Owner."  A Person shall be the "Beneficial
Owner" of any shares of the Voting Stock (whether or not owned of record), and any such shares shall be considered to be "Beneficially Owned" by such shares shall be considered to be "Beneficially Owned" by such Person, in the following circumstances:

(a) With respect to which such Person or any Affiliate or Associate of such Person directly or indirectly has or share (i) voting power, including the power to vote or to direct the voting of such shares of the Voting Stock; or
(ii) investment power, including the power to dispose of or to direct the disposition of such shares of the Voting
Stock;

(b) Which such Person or any Affiliate or Associate of such Person has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the occurrence of an event or contingency) pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise; or (ii) the right to vote pursuant to any agreement, arrangement, or understanding (whether such right is exercisable immediately or only after the passage of time or occurrence of an event or contingency); or the exercise of conversion rights, exchange rights, warrants or options or otherwise; or (ii) the right to vote pursuant to any agreement, arrangement, or understanding (whether such right is exercisable immediately or only after the passage of time or occurrence of an event or contingency); or

(c) Which are Beneficially Owned within the meaning of paragraphs (a) or (b) of this definition by any other
Person with which such first-mentioned Person or any of its Affiliates or Associates has any agreement, arrangement, or understanding, written or oral, with respect to acquiring, holding, voting, or disposing of any shares of the Voting
Stock of the Corporation or with respect to acquiring, holding, or disposing of all or substantially all, or a Substantial Part (as hereinafter defined) of the assets or business of the Corporation.

For the purpose only of determining whether a Person is the Beneficial
Owner of a percentage specified in this Article of the outstanding shares of the Voting Stock, such shares shall be deemed to include any shares of the Voting Stock that may be issuable pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants, options, or otherwise, and which are deemed to be Beneficially Owned by such Person pursuant to the foregoing provisions of this Article.

(4) "Business Combination." The term "Business Combination" shall include all of the following except to the extent that any of the following occur pursuant to the participation of a Related Person in an employee benefit or compensation plan of the Corporation:

(a) Any merger or consolidation of the Corporation with or into any Related Person;

(b) Any merger or consolidation of a Related Person with or into the Corporation;

(c) Any sale, exchange, lease, transfer, or other disposition, in a single transaction or in a series of transactions, of all or a Substantial Part of the assets of the Corporation to or with a Related Person;

(d) Any sale, exchange, lease, transfer, or other disposition, in a single transaction or in a series of transactions, of all or a Substantial Part of the assets of a Related Person to or with the Corporation;

(e) The issuance of any securities of the Corporation to a Related Person;

(f) Any reclassification of securities of the Corporation, recapitalization of the Corporation, or other transaction other than a redemption in accordance with the security redeemed, which has the effect, directly or indirectly, of increasing the power of a Related Person to vote the Voting Stock in relation to the voting power of the other stockholders of the Corporation;

(g) Any partial or complete liquidation, spinoff, splitoff, or splitup of the Corporation or other transaction with a similar purpose or effect directly or indirectly involving any Related Person;

(h) Any transaction or event that is intended by any party thereto to have, or that is likely to have, a similar effect as any of the transactions or events described in this definition of Business Combination; or

(i) Any agreement, contract, commitment, or other arrangement providing for any of the transactions or events described in this definition of Business Combination.

(5) "Corporation." The term "Corporation" shall mean the entity organized pursuant to these Articles of Incorporation and unless contrary to the express provisions of the reference to that term, that term shall include all subsidiary corporations or other entities of which the entity organized pursuant to these Articles of Incorporation owns, directly or indirectly, a majority of the equity securities thereof, or otherwise controls.

(6) "Date of Detemination." The term "Date of Determination" shall mean:

(a) The date on which a binding agreement (except for the fulfillment of conditions precedent, including, without limitation, votes of shareholders to approve such a transaction) is entered into by the Corporation, as authorized by its Board of Directors, and another Person providing for any Business
Combination;

(b) If such an agreement as referred to in the preceding paragraphs (a) nor (b) shall be applicable, then the record date for determination of stockholders of the Corporation entitled to notice of and to vote upon the transaction in question.

(7) "Person." The term "Person" shall mean any individual, partnership, limited partnership, corporation, limited liability company, trust, syndicate, association, or other entity, other than the Corporation or a trustee holding stock for the benefit of the employees of the Corporation pursuant to one or more employee benefit plans or arrangements. When two or more Persons act as a partnership, limited partnership, limited liability company, syndicate, association, or other entity for the purpose of acquiring, holding, or disposing of shares of stock, such partnerships, limited partnerships, limited liability companies, syndicates, associations, or other entities shall be deemed to be a single "Person."

(8)  "Related Person."  The term "Related Person" shall mean any
Person that (a) is the Beneficial Owner as of the Date of Determination or at any time thereafter of five (5) percent or more of the outstanding shares of Voting Stock; (b) any Person who is an affiliate of the Corporation and who at any time within five (5) years immediately preceding the Date of Determination was the Beneficial Owner of five (5) percent or more of the then outstanding shares of the Voting Stock; or (c) any Associate or Affiliate of any Person described in paragraphs (a) or (b) above.

(9) "Substantial Part." The term "Substantial Part" shall mean assets with a fair market value that is equal to or exceeds twenty (20) percent of the fair market value of the total assets of the Corporation or Person in question as of the end of its most recent previous fiscal year.

(10) "Voting Stock." The term "Voting Stock" shall mean all issued and outstanding shares of capital stock of the entity organized pursuant to these Articles of Incorporation that are entitled to vote for the election of directors by their terms or applicable law.

B. On the basis of information known to the directors, the Board of Directors shall have the power and duty to make any determinations required under this Article by the affirmative vote of a majority of its members, including but not limited to those listed below, which determinations shall be conclusive and binding on the Corporation and all other Persons for purposes of this Article:

(1) Whether any Person is the Beneficial Owner, directly or indirectly, of five (5) percent or more of the outstanding shares of Voting Stock, or is an Affiliate or Associate of another Person;

(2) Whether any proposed sale, lease, exchange, or other disposition of part of the assets of the Corporation or any other entity involves a Substantial Part of that entity's assets;

(3) Whether any series of transactions is a series of transactions for purposes of this Article;

(4) Whether any transaction or event constitutes a Business Combination for purposes of this Article;

(5)  The Date of Determination relating to any Business
Combination; and

(6) Whether any other definition stated in this Article or any other provision contained herein is applicable to any transaction, event, or Person.

C. The provisions of this Article shall not be applicable to a Business Combination if more than two-thirds of all members of the Board of Directors of the Corporation then in office shall have expressly approved such Business Combination by resolution.

                                    VIII.

Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of at least two-thirds of the stockholder at a meeting called for that purpose; provided, however, that if the Board of Directors, by an affirmative vote of at least two-thirds of all members of the Board of Directors then in office, recommends removal of a director or directors to the stockholders, such removal may be effected by the affirmative vote of a majority of the stockholders at a meeting of stockholders called for that purpose.

                                      IX.

In the manner set forth in the following sentence, the corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reversed power. These Articles of Incorporation may be amended at any annual or special meeting of the stockholders of the corporation by at least a two-thirds vote of the stockholders entitled to vote at a meeting in which a quorum is present in person or by proxy; provided, however, that if the Board of Directors, by an affirmative vote of at least two-thirds of all members of the Board of Directors then in office, recommends the advisability of the amendment, such amendment may be effected by a majority vote of the stockholders.

                                        X.

The Bylaws of the corporation may be adopted, amended or repealed, (a) by at least a two-thirds vote of the stockholders at a meeting at which a quorum is present or (b) by at least a two-thirds vote of the full Board of Directors.

                                       XI.

The stockholders shall not be entitled to cumulative voting.

IN WITNESS WHEREOF, said corporation has caused these presents to be executed by its President and Secretary this 9th day of May, 1994.



                                    _____________/s/_____________________
                                    Fred W. Raybourn, President

                                    _____________/s/_____________________
                                    Donald E. Lehman, Secretary

STATE OF KANSAS        )
                       )ss:
COUNTY OF____________  )

BE IT REMEMBERED, that before me a Notary Public in and for the aforesaid county and state personally appeared Fred W. Raybourn, President and Donald E. Lehman, Secretary, of Western Feed Mills, Inc., a Kansas corporation, who are known to me to be the persons who executed the foregoing instrument of writing as President and Secretary, respectively, and duly acknowledged the execution of the same this 9th day of May, 1994.

                                    _______________/s/___________________
                                    Notary Public

My appointment expires: ____________________

                                   EXHIBIT 3.2

                                     BYLAWS

                                       OF

                             WESTERN FEED MILLS, INC.
                     (Restated and Amended April 22, 1994)

                                     OFFICES

Section 1. Office. The corporation may have, in addition to its principal office in the State of Kansas, offices and places of business at such places, both within and without the State of Kansas, as the board of directors may from time to time designate or the business of the corporation may require.

                                   STOCKHOLDERS

Section 2. Annual Meeting. The annual meeting of the stockholders shall be held during the month of April of each year for the election of directors and for the transaction of such other business as may properly come before such meeting pursuant to the provisions of these Bylaws.

Section 3. Special Meetings. Special meetings of the stockholders may be called at any time by resolution of the board of directors, by the chairman of the board of directors, or by the written request of holders of more than two-thirds of all the outstanding shares of stock of the corporation. Such resolution or request shall state specifically the business to be transacted at the special meeting. A copy of any such written request shall be delivered to the chairman of the board of the corporation, who shall cause a written or printed notice of the special meeting complying with the provisions of these Bylaws to be delivered to the stockholders.

Section 4. Place of Meeting. The annual meeting of the stockholders shall be held at the principal office of the corporation or at such other place within or without the State of Kansas as shall be provided for in written, printed or published notices or waivers of notice. Special meetings of the stockholders shall be held at such place, within or without the State of Kansas, as shall be specified in the respective notices or waivers of notice.

Section 5. Notice of Meeting. Written or printed notice of each meeting of stockholders stating the place, day and hour thereof and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days or more than sixty (60) days before the date of such meeting (or at such other time as may be required by statute), either personally or by mail, or by any other means (including but not limited to instantaneous, overnight, or other means of rapid delivery) by or at the direction of the chairman of the board or the secretary of the corporation to each stockholder or record entitled to vote at such meeting. Such notice shall be deemed to be given when deposited in the United States mail or other means of delivery addressed to the stockholder at such stockholder's address as it appears on the records of the corporation, with postage thereon prepaid or the payment of delivery charges thereon provided for, or at the time of actual delivery, whichever is earlier.

Section 6. Waiver of Notice. Whenever notice is required to be given of any annual or special meeting of the stockholders, a written thereof signed by the person entitled to notice, whether before or after the time stated in such notice, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders needs be specified in any written waiver of notice. Attendance of a person at a meeting of the stockholders shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 7. Adjournment. When any meeting of the stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after such adjournment the board of directors shall fix a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.

Section 8. Conduct of Meeting. The chairman of he board shall designate an individual to serve as the chairman of the meeting who may be any individual present in person at the meeting, including the chairman of the board. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order, safety, limitations on the time allotted to stockholders for questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

Section 9. Quorum. Except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws, the presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares of each class of stock then issued and outstanding and entitled to vote at such meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, either a majority of the shares entitled to vote, present in person or by proxy at such meeting, or any officer entitled to preside or act as secretary of such meeting, may adjourn such meeting from time to time until holders of the number of shares required to constitute a quorum shall be present in person or by proxy.

Section 10. Voting. Except as otherwise provided by statute or by the Articles of Incorporation, and subject to the provisions of these Bylaws, each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of voting stock held by such stockholder. At all meetings of the stockholders, except as otherwise required by statute, the Articles of Incorporation, or these Bylaws, all matters shall be decided by the vote of the holders of a majority of the shares entitled to vote, present in person or by proxy.

Section 11. Treasury Stock. Shares of the capital stock of the corporation belonging to the corporation shall not be voted directly or indirectly.

Section 12. Proxies. At all meetings of stockholders, a stockholder may vote either in person or by proxy executed by such stockholder or by such stockholder's duly authorized attorney-in-fact. Such proxy shall be in writing, shall state the name of the person to cast the vote and the date of the meeting at which the vote shall be cast, and such proxy shall be filed with the chairman of the board or secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section 13.  Record Date.

  (a) The board of directors may fix in advance a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to any other action, as the record date for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, to determine the stockholders entitled to express consent to corporate action in writing without a meeting, to determine the stockholders entitled to receive payment of any dividend or distribution of allotment of any rights, or to determine the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action.

  (b)  If no record date is fixed:

    (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day of notice, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

    (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

                               BOARD OF DIRECTORS

Section 14. General Powers. The property, business and affairs of the corporation shall be controlled and managed by the board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are note by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 15.  Number and Qualifications.   The number of directors which
shall constitute the entire board of directors shall be fixed from time to time by resolution of the board of directors but in no event shall there be less than five (5) or that number otherwise required by the Kansas general corporation code. Hereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors at any meeting of the board of directors. The directors need not be stockholders of the corporation or residents of the State of Kansas.

Section 16. Term of Office. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, disqualification or removal.

Section 17. Removal. Any director, or the entire board of directors, may be removed from office in the manner set forth in the corporation's Articles of Incorporation.

Section 18. Resignations and Vacancies. A director may resign at any time upon written notice to the corporation and thereafter he shall cease to be liable for any acts of the corporation which were done subsequent to the filing of his resignation. In case one or more vacancies by death, resignation, removal or otherwise, occur in the board of directors between the time of the annual meetings, the remaining director or directors shall fill the vacancy or vacancies, and the person or persons so chosen shall be directors and hold office until their successors are elected and qualify. In case the entire board of directors shall die, resign or be removed, then a special meeting of the stockholders may be called, as hereinbefore provided, for the election of directors.

Section 19. Directors' Compensation. The board of directors shall have authority to determine, from time to time, the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of standing or special committees of the board of directors. The board of directors shall also have power in its discretion to provide for and pay to directors rendering services to the corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the board of directors from time to time. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 20. Chairman of the Board. The chairman of the board, who shall be a member of the board of directors, shall preside at meetings of the board of directors, shall have power to call special meetings of the board of directors and stockholders for any purpose or purposes, and shall have such other designations and authorities that may be set forth by the board of directors. The chairman of the board shall be elected at the annual meeting of the board of directors by a majority vote of the directors. The chairman shall be advised of and may attend without authority to vote unless he is a member of such committee, all meetings of committees of the Board.

                        MEETINGS OF THE BOARD OF DIRECTORS

Section 21. Annual and Regular Meetings. The board of directors shall meet for the appointment of officers and for the transaction of any other business as may come before such meeting as soon as practicable after adjournment of the annual meeting of the stockholders, and other regular meetings of the board of directors shall be held at such time as the board of directors may, by resolution, from time to time determine. No notice need be given of regular meetings of the board of directors.

Section 22. Special Meetings. Special meetings of the board of directors may be called by or at the written request of the chairman of the board, the president, or by a majority of the board of directors. A copy of such written request shall be delivered to the chairman of the board of the corporation, who shall cause a written, printed or telephonic notice of the special meeting complying with the provisions of these Bylaws to be delivered to the directors.

Section 23. Notice of Meetings; Waiver of Notice. Notice of any special meeting shall be given at least one (1) day prior thereto by written or printed notice delivered personally, by telegram, mail, or by any other means (including but not limited to instantaneous, overnight, or other means of rapid delivery) to each director at his or her business address or by telephonic notice to each director. Such printed or written notice shall be deemed to be delivered when deposited in the United States mail or other means of delivery, addressed to the directors at each director's business address as it appears on the records of the corporation, with postage thereon prepaid or the payment of delivery charges thereon provided for, or at the time of actual delivery, whichever is earlier. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company with all charges prepaid. Any director may waive notice of any meeting in a writing signed by the director, either before, at, or after the time for such meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Except as expressly provided to the contrary in these Bylaws or under applicable law, neither the business to be transacted at nor the purpose of any annual, regular, or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 24. Place of Meeting. Meetings of the board of directors, whether annual, regular or special, shall be held at the principal office of the corporation, or at such other place within or without the State of Kansas as shall be provided for in the resolution or notice calling such meeting.

Section 25. Quorum; Adjournment. A majority of the board of directors shall constitute a quorum for the transaction of business, and the act of the majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these Bylaws. If less than a majority of the board of directors is present at a meeting, a majority of the directors present may adjourn the meeting to another time and place. Notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the original meeting.

Section 26. Actions of the Board of Directors Without a Meeting. If all the directors then in office severally or collectively consent in writing to any action taken or to be taken by the directors, such consents shall have the same force and effect as a unanimous vote of the directors at a meeting duly held upon proper notice thereof, and may be stated as such in any certificate or document filed under the laws of the State of Kansas. The secretary shall file such consents with the minutes of the meetings of the board of directors.

Section 27. Participation. Members of the board of directors or of any committee designed by the board of directors may participate in a meeting of the board of directors or committee by means of conference telephone call or similar means of communication as long as all persons participating in the meeting can hear each other person. Participation in a meeting in this manner shall constitute presence in person at the meeting.

Section 28. Committees. By the affirmative vote of a majority of all the directors then in office, the board of directors may authorize and designate, from time to time or on a regular basis, two or more directors to constitute one or more committees, which shall have and exercise such authority as is expressly delegated by the board of directors to that committee. Among the committees that may be so designated are a Nominating Committee, a Compensation/Stock Option Committee, an Audit Committee, and an Executive Committee. Any committee so designated shall continue to exist and to have such powers and authority as previously have been granted by the board of directors or these Bylaws until the committee is dissolved or its powers or authority are altered by the affirmative vote of a majority of all directors then in office. Notwithstanding the foregoing, no such committee shall have the power or authority in reference to (a) amending the Articles of Incorporation; (b) adopting an agreement of merger or consolidation; (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets; (d) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution; or (e) amending the Bylaws and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. The board of directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified member. The members of any committee so designated shall continue to serve so long as they are directors, until they resign from such committee or until they are removed or replaced by the affirmative vote of a majority of all directors then in office.

                                    OFFICERS

Section 29. Number. The officers of the corporation shall consist of a president, a secretary, and a treasurer. The board may also elect one or more vice presidents (one or more of whom may be designated as executive vice president or senior vice president), one or more assistant secretaries or assistant treasurers and such other officers as the board of directors shall deem advisable. Any two or more offices may be held by the same person, except the offices of president and secretary. No officer need be a director of the corporation.

Section 30. Election and Term of Office. Each officer of the corporation shall be chosen by the affirmative vote of a majority of all members of the board of directors at its annual meeting and shall hold office until his or her successor is chosen and qualified or until his or her earlier death, resignation, or removal. Each appointive officer shall hold office at the pleasure of the board of directors without the necessity of periodic reappointment.

Section 31. Removal. Any officer or agent elected or appointed by the board of directors may be removed at any time, with or without cause, by the affirmative vote of a majority of all the members of the board of directors whenever in their judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 33. Vacancies. Vacancies among the officers arising from any cause shall be filled for the unexpired portion of the term in the manner provided for the election of the officer to such office.

Section 34. President. The president shall be the chief executive officer of the corporation. The president shall, in the absence of the chairman of the board, preside at meetings of the board of directors and shall have power to call special meetings of the board of directors for any purpose or purposes. The president shall have general supervision of the affairs of the corporation and general control of all of its business. The president shall have general authority to execute bonds, deeds and contracts in the name of the corporation and to affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the corporation as the proper conduct of its business may require and to fix their compensation, subject to the provisions of the Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; and to suspend for cause pending final action by the authority which shall have elected or appointed him any officer subordinate to the president. The president shall put into operation the business policies of the board of directors as communicated to him. In carrying out such business policies, the president shall have general management and control of the day-to-day business operations of the corporation. He shall see that the books, reports, statements and certificates required by statutes or laws applicable to the corporation are properly kept, made and filed according to law. The president shall be subject only to the authority of the board of directors in carrying out his duties. In the absence of disability of the president, his duties shall be performed and his powers may be exercised by the vice presidents in order of their seniority, unless otherwise determined by the president or the board of directors.

Section 34. Vice Presidents. At the request of the president or in the event of the president's absence or disability, the vice president (or in the event there be more than one vice president, the vice presidents in the order of their election) shall perform all the duties of the president, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president. Each vice president shall have such powers and shall discharge such duties as may be assigned from time to time by the chairman of the board, the president or the board of directors.

Section 35. Secretary. The secretary shall (a) record all the proceedings of the meetings of the corporation, stockholders and directors in a book to be kept for that purpose; (b) have charge of the stock book or ledger; (c) maintain a complete list of all stockholders entitled to vote at stockholders' meetings and have said list available for inspection by any stockholder who may be present at such meetings; (d) act as custodian of the records of the corporation and the board of directors, and of the seal of the corporation, and see that the seal is affixed, when appropriate or necessary, to all documents, the execution of which on behalf of the corporation shall have been duly authorized; (e) see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept and filed; and (f) in general, perform all duties and have all powers incident to the office of secretary and perform such other duties and have such other powers as may from time to time be assigned by these Bylaws or by the chairman of the board, the president or the board of directors.

Section 36. Assistant Secretaries. The assistant secretaries may perform the duties and exercise the powers of the secretary and shall perform such other duties as the chairman of the board, the president or the board of directors shall prescribe.

Section 37. Treasurer. The treasurer shall (a) have supervision of the funds, securities, receipts and disbursements of the corporation; (b) cause all moneys and other valuable effects of the corporation to be deposited in its name and to its credit in such depositories as shall be selected by the board of directors if pursuant to authority conferred by the board of directors; (c) cause to be kept at the accounting office of the corporation correct books of account, proper vouchers and other papers pertaining to the corporation's business; (d) render to the chairman of the board, the president or the board of directors, whenever requested, an account of the financial condition of the corporation and of all transactions as treasurer; and (e) in general, perform all duties and have all powers incident to the office of treasurer, and perform such other duties and have such powers as from time to time may be assigned by these Bylaws or by the chairman ob the board, the president or the board of directors.

Section 38. Assistant Treasurer. The assistant treasurers may perform the duties and exercise the powers of the treasurer, and shall perform such other duties as the chairman of the board, the president or the board of directors shall prescribe.

Section 39. Delegation. In the event of the absence of any officer of the corporation or for any other reason that the board of directors may deem sufficient, the board of directors may at any time or from time to time delegate all or any part of the powers or duties of any officer to any other officer or officers or to any director or directors.

Section 40. Salaries. The salaries or other compensation of all officers shall be set by the board of directors, and may be changed from time to time by a majority vote of the board of directors. The board of directors may, from time to time, delegate to the president or a committee of the board of directors the authority to set the compensation of any or all of the other officers of the corporation.

                            EXECUTION OF INSTRUMENTS

Section 41. Execution of Instruments Generally. All documents, instruments or writings of any nature shall be signed, executed, verified, acknowledged and delivered by such officer of officers or by such agent or agents of the corporation and in such manner as the board of directors from time to time may determine. In the absence of such designation, the signature of the chairman of the board shall suffice.

Section 42. Checks, Drafts and Like Instruments. All notes, drafts, acceptances, checks, endorsements and all evidences of indebtedness of the corporation whatsoever shall be signed by such officer or officers or by such agent or agents of the corporation and in such manner as the board of directors from time to time may determine. Endorsements or instruments for deposit to the credit of the corporation in any of its duly authorized depositories shall be made by rubber stamp of the corporation or in such other manner as the board of directors may from time to time determine.

Section 43. Contracts. The board of directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of an on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 44. Loans. No shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution from the board of directors. Such authority may be general or confined to specific instances.

Section 45. Proxies. Proxies to vote with respect to shares of stock of other corporations that may be owned by or stand in the name of this corporation may be executed on behalf of this corporation by the chairman of the board, president, vice president or secretary, or by any other person or person authorized to do so by the board of directors.

Section 46. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

                                  CAPITAL STOCK

Section 47. Certificates of Stock. Every holder of stock in the corporation shall be entitled to have a certificate signed in the name of the corporation by the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or his rights shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue to represent such class of series of stock. If the corporation shall appoint a transfer agent or registrar for its stock, then if a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signatures of any such president, vice president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile. In case of any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates, shall cease to be such officer or officers of the corporation, whether because of death, resignation, retirement, disqualification, removal or otherwise, before such certificate or certificates have been issued, then such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not cease to be such officer or officers of the corporation.

Section 48. Transfers of Shares of Stock. Shares of stock shall be transferable only on the books of the corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the corporation or the transfer agent of the corporation, if any, of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with all required stock transfer tax stamps affixed thereto and canceled or accompanied by sufficient funds to pay such taxes, it shall be the duty of the corporation or the transfer agent of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 49. Lost Certificates. The board of directors, the president, or such other officer or officers of the corporation as the board of directors may from time to time designate in its discretion, may direct a new certificate or certificates representing shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates, the board of directors, the president, or any other such officer, in its, his or her discretion, and as a condition precedent to the issuance thereof, may required the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it, he or she shall require and/or give the corporation a bond in form, in such sum, and with such surety or sureties as it, he or she may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

Section 50. Sale of Stock Returned to Corporation. In the event stock is returned to the corporation and the owner paid in full therefor, the directors of the corporation shall be vested with authority to resell said stock to such person or persons and upon such terms, as may be determined by the board of directors.

Section 51. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to vote as such owner, to be held liable for calls and assessments, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                  MISCELLANEOUS

Section 52. Dividends. Dividends, if any, shall be declared by action of the board of directors at any annual, regular or special meeting. Dividends may be paid in cash, in property or in shares of the capital stock of the corporation, or in any combination thereof except as otherwise provided in the statutes of the State of Kansas.

Section 53. Incentive Plans. In furtherance and not in limitation of the powers conferred by the laws of the State of Kansas, the board of directors is expressly authorized and empowered to establish bonus, pension, profit-sharing, stock option, or other types of incentive or compensation plans for the employees, officers and directors of the corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount and nature of their respective participation.

Section 54. Seal. The corporation's seal shall be in such form as shall be adopted and approved, from time to time, by the board of directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed, imprinted or in any manner reproduced.

Section 55. Fiscal Year. The fiscal year of the corporation shall be established by the board of directors.

Section 56. Amendments. These Bylaws may be altered, amended or repealed and new bylaws may be approved in accordance with the laws of the State of Kansas and the corporation's Articles of Incorporation.

Section 57. Indemnification. The corporation shall indemnify all directors, officers, employees and agents to the extent provided in the corporation's Articles of Incorporation.

The above Restated and Amended Bylaws were adopted at an annual meeting of the stockholders of Western Feed Mills, Inc held April 2, 1994.


                                 ____________________________________
                                 Donald E. Lehman
                                 Secretary of Directors' Meeting

RESOLVED, that the Bylaws of the Company shall be amended to add the following language as Section 15a:

SECTION 15a. Advisory Directors. At the First meeting of the board of directors held after the annual meeting of the shareholders, or at such other times as the board of directors elects officers, the board of directors may elect one or more advisory directors ("Advisory Directors") to hold office until the next annual election of Advisory Directors by the board of directors or until his or her successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Advisory Directors shall be entitled to receive copies of all notices, reports, information, and publication forwarded to the members of the board of directors. Advisory Directors shall be eligible to attend and participate without vote in regular and special meetings of the board of directors. Advisory Directors may not be invited to all directors' meetings, but may be called upon whenever a director deems it necessary. However, failure to give notice to one or more Advisory Directors for any reason shall not invalidate a meeting of the board of directors, and Advisory Directors shall not be included when determining whether a quorum of the board of directors is present.

Any Advisor Director may resign at any time by giving a written notice to the chairman of the board of directors, the president or secretary of the corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

The board of directors may fix a sum to be paid Advisory
Directors for attending each regular or special meeting of the board of directors. Any Advisory Director may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served.


________/s/______________________             _____________/s/______________
K.E. Branscum                                 Fred Raybourn

________/s/______________________
Joe Donahue

________/s/______________________
E.C. Peper

                                 LAW OFFICES OF

                 morris, laing, evans, brock & kennedy, chartered

           800 S.W. JACKSON,    SUITE 914,    TOPEKA, KANSAS    66612-2214
                      (785) 232-2662  FAX: (785) 232-9983
                               www.morrislaing.com

RALPH R. BROCK
JOSEPH W. KENNEDY
ROBERT I. GUENTHNER
KEN M. PETERSON
ROBERT D. OVERMAN
RICHARD D. GREENE
A. J. SCHWARTZ, JR.
DONALD E. SCHRAG
WILLIAM B. SORENSEN, JR.


JEFFERY L. CARMICHAEL
ROBERT W. COYKENDALL
ROBERT K. ANDERSON
SUSAN R. SCHRAG
MICHAEL LENNEN
KARL R. SWARTZ
ROGER L. THEIS
JANA DEINES ABBOTT
RICHARD F. HAYSE *


THOMAS R. DOCKING
DIANE S. WORTH
TIM J. MOORE
JANET HUCK WARD
T. LYNN WARD
ROGER N. WALTER*
JAMES D. YOUNG
JOHN L. ANDRA


Of Counsel
GERALD L. MICHAUD
RICK E. BAILEY
ROBERT P. BURNS
KELLY S. HERZIK

*RESIDENT IN TOPEKA OFFICE

LESTER L. MORRIS 1901-1966
VERNE M. LAING 1907-2000
FERD E. EVANS, JR. 1919-1991
DENNIS M. FEENEY 1953-2001


                                  May 3, 2002


                                  EXHIBIT 5.1

Western Feed Mills, Inc.
c/o Fred W. Raybourn, President
PO Box 596
Cedar Vale, Kansas 67024

Re:  Western Feed Mills, Inc.

Gentlemen:

We have acted as special counsel for Western Feed Mills, Inc., a Kansas corporation (the "Company"), in connection with a Registration Statement on Form SB-2 covering the public offering and sale of up to 35,000,000 shares of Common Stock of the Company. We are rendering this opinion in accordance with Item 601 (b) (5) of Regulation S-B.

For purposes of this opinion, we have reviewed such questions of law and examined such corporate records, certificates, and other documents as we have considered necessary or appropriate for purposes of this opinion, and we have particularly reviewed:

  1. The Restated and Amended Articles of Incorporation filed May 17, 1994, Amendment to Articles of Incorporation filed December 14, 1994, and the Restated and Amended Bylaws of the Company dated April 22, 1994.

  2. All resolutions adopted by the Board of Directors of the Company, minutes or draft minutes of the meetings of the Board of Directors or Consent to Corporate Action Without Meeting by the Directors deemed necessary relating to this offering.

  3. The Prospectus and the Registration Statement of which it forms a part, to be filed with the Securities and Exchange Commission (the "Commission") covering the offer and sale of the Common Stock; the Registration Statement and the Prospectus as they become effective being hereinafter called the "Registration Statement" and the "Prospectus," respectively.

In connection with our examination, we have assumed that the signatures on all executed documents are genuine, all certified copies conform to the originals, and all certificates containing relevant facts are correct. In rendering our opinion we have relied upon, with their consent: (i) the representation of the Company and its Directors set forth in the aforementioned documents as to factual matters; and (ii) certificates and assurances from public officials as we have deemed necessary for purposes of expressing opinions expressed herein. We have not undertaken any independent investigation to determine or verify any information and representations made by the Company and its members in the foregoing documents and we rely upon such information and representations in expressing our opinion.

The opinion expressed herein shall be effective only as of the date of this opinion letter. The opinion set forth herein is based upon existing law and regulations, all of which are subject to change prospectively and retroactively. Our opinion is based on the facts and the above documents as they exist on the date of this letter, and we assume no obligation to revise or supplement such opinion as to future changes of law or fact. This opinion letter is limited to the matters stated herein and no opinion is to be implied or inferred beyond the matters expressly stated herein.

Based on the foregoing, it is our opinion that:

  1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Kansas. The Company has full power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus.

  2. The Common Stock to be issued and sold by the Company under the Registration Statement have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Registration Statement, will have been validly issued and will be fully paid and non-assessable.

We are admitted to practice law in the State of Kansas, and we express no opinion as to the laws of any jurisdiction other than the State of Kansas and the federal laws of the United States of America.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601 (b) (23) of the Regulation S-B under the Securities Act of 1933, as amended, and to the reference to our firm therein.

                                           Very truly yours,

                                           /s/

                                           MORRIS, LAING, EVANS, BROCK &
                                           KENNEDY, CHARTERED

                                   EXHIBIT 10.1

BE IT RESOLVED that the president of this corporation may, from time to time as the need arises, in his discretion, offer as an incentive to any five key employees of the corporation, hired or to be hired, the following stock ownership proposal or less:

A. 10,000 shares, at no cost to the employee, to vest at the end of five years from the date of gift, subject to being repurchased by the corporation at a price of $.02 per share, at any time, should the corporation terminate the employee for any reason or should the employee leave the employment of the corporation.

B. 10,000 matching shares, to vest at the end of five years, upon the employee purchasing at 1.25 per share additional shares of the common stock of this corporation. All such matching shares should be re-purchasable by the corporation, at a price of $.02 per share, should at any time prior to vesting, the employee be terminated by this corporation for any reason or should the employee elect to terminate his employment with this corporation.

DATE:  September 1, 1994

____________/s/__________________     ___________/s/_______________________
Fred Raybourn, Chairman               Donald E. Lehman, Secretary

                                      ___________/s/_______________________
                                      E.C. Peper

                                      ___________/s/_______________________
                                      C.G. DeLozier

                                      ___________/s/_______________________
                                      T.E. Branscum

                                      __________ /s/_______________________
                                      Joe Donohue

                                      ___________/s/_______________________
                                      Fred Raybourn

                                  EXHIBIT 10.2

                         RESTATED EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") restates an agreement originally entered into on the 1st day of January, 1994 and is being adopted on the 19th day of May, 2000 to reflect the original intentions of the parties as to deferred compensation effective as of the time the original agreement was entered into,

BY AND BETWEEN                    WESTERN FEED MILLS, INC.
                                  a Kansas corporation,
                                  hereinafter called

                                            "Corporation"

AND                               FRED W. RAYBOURN,
                                  an individual,
                                  hereinafter called

                                            "Raybourn"

WITNESSETH:

1. Employment. Corporation hereby employs Raybourn as its President and Chairman of the Board, and Raybourn hereby accepts employment, upon the terms and conditions hereafter set forth.

2. Term. The initial term this Agreement shall commence on January 1, 1994 (the "Commencement Date") and shall continue in full force and effect for a period of five (5) years thereafter, unless terminated earlier in accordance with the terms hereof. Upon the expiration of the initial term, this Agreement shall be automatically extended and renewed on a year to year basis, unless either party terminates this Agreement, during any renewal term, by giving to the other party at least thirty (30) days' prior written notice.

3. Duties. During the term of this Agreement, Raybourn shall serve as President of Corporation and Chairman of the Board. Raybourn shall devote his full time and efforts to the business and affairs of Corporation and shall perform such services for Corporation as are normally associated with the duties of a President and Chairman of the Board.

4.  Base Compensation.

  (a) Corporation shall pay to Raybourn as base compensation for his services during the period through 2005 the following amounts:

    1994    $ 90,000.00
    1995    $ 94,500.00




    1996    $ 99,225.00
    1997    $104,186.25
    1998    $109,395.56
    1999    $114,865.34
    2000    $120,608.61
    2001    $126,639.04
    2002    $132,970.99
    2003    $139,619.54
    2004    $146,600.52
    2005    $153,930.55


payable at least monthly pursuant to Corporation's established payroll policies. Should this Agreement be renewed pursuant to Paragraph 2, the base compensation shall increase at a level of 5% per annum.

  (b) The Corporation has heretofore requested that Raybourn defer receipt of portions of his agreed compensation on which it began to pay annual interest at the rate of 8% beginning with interest for the year 1999. The amount due Raybourn as of the end of 1999 (exclusive of interest) was $296,967.36:

  Deferred amounts for years after 1999 are determined by Raybourn and the Corporation before the beginning of the year in which the relevant compensation is earned. Raybourn's rights to deferred amounts shall be those of a general creditor and shall not be secured or evidenced by any form of negotiable instrument. All deferred amounts shall be paid Raybourn immediately upon termination of his employment with the Corporation. In the event of Raybourn's death unpaid amounts shall be paid to his wife if surviving or to his estate. In the event Raybourn experiences an unforeseen financial emergency arising from illness, financial loss or other unforeseen circumstances, he shall be entitled to receive the balance due him immediately.

  5. Stock Options. In addition to the base compensation provided in Paragraph 4 above, Corporation granted Raybourn the option to acquire 170,000 shares of Western Feed Mills, Inc. common stock at a price of $.75 per share in 1994. This option expired unexercised.

  6. Grant of Put Options. Raybourn's right to put shares of stock to the Corporation never became operative.

  7. Survival. The provisions, options, representations and warranties of this Agreement shall survive and remain in full force and effect after the termination or expiration of this Agreement.

  8. Benefits. Corporation shall make available to Raybourn such health and dental insurance, life insurance, vacation, and other benefits sponsored by Corporation from time to time upon the same terms and conditions as such benefits are made available to other executive employees of Corporation.

  9. Expenses. Raybourn is authorized to incur reasonable expenses in accordance with the policies established by the Board of Directors of Corporation from time to time for promoting and conducting the business and affairs of Corporation, including expenses for travel, lodging, meals, and entertainment. Corporation will reimburse Raybourn for all such expenses upon the presentation by Raybourn, from time to time, of an itemized account of such expenditures.

  10. Covenant Not to Compete. By the execution hereof, Raybourn agrees that during the term hereof and for a period of two (2) years following the termination of this Agreement for any reason, that he will not, directly or indirectly, own, have a proprietary interest of any kind in, be employed by, or serve as a consultant to, or in any other capacity for, or establish any business relationship with any firm, individual, partnership, corporation, limited liability company, or other entity whatsoever, of whatever nature, which shall in any means or manner be engaged in the same or similar business of Corporation in the State of Kansas or in the State of Oklahoma.

  11. Confidentiality. Raybourn acknowledges and agrees that he has had and will continue to have access to information, records, files, documents, lists and data pertaining to operational matters, financial matters, accounting matters, personnel, purchasing, supply, products, product specifications, technical data, prices, discounts, customer lists, and other similar matters with respect to the business, management and operation of Corporation ("Confidential Information"), and that such Confidential Information constitutes valuable, special and unique property of Corporation. Raybourn agrees that he will note, for any reason or purpose whatsoever, during or after the term of this Agreement, use or disclose, or cause or permit the use or disclosure of, any of such Confidential Information to any party without the express written authorization of Corporation except as may be necessary in the ordinary course of his employment hereunder. Raybourn further agrees that upon the termination of this Agreement, he shall return to Corporation all tangible personal property of Corporation, including, but not limited to, all materials which refer to or contain any of the Confidential Information of Corporation.

  12. Remedies. Raybourn agrees that compliance with the agreements contained in Paragraph 8 and 9 is necessary to protect the goodwill and proprietary interest of Corporation and that a breach of any of the agreements contained in such paragraphs would result in irrevocable continuing damages for which there will be no adequate remedy at law, and in the event of any breach of any of such agreements, Corporation shall be entitled to the issuance by any court of competent jurisdiction of an injunction in favor of Corporation enjoining such breach or violation of the covenants or agreements contained therein and such other and further relief, including damages, as may be proper; provided, that no request for or receipt of any injunction shall be considered an election of remedy or waiver of any rights or any other remedy Corporation may have against Raybourn, either at law or in equity. To the extent that any provision contained in Paragraphs 8 or 9 is deemed unenforceable by virtue of its scope in terms of Confidential Information involved, geographical area, business activity prohibited and/or length of time, but could be enforceable by reducing any or all thereof, Raybourn and Corporation agree that the same shall be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought.

  13. Amendments. This Agreement may not be modified or amended except by an instrument in writing executed by the party against whom enforcement of any such modification or amendment is sought.

  14. Integration. This Agreement constitutes the entire agreement among the parties hereto and there have been no other prior agreements, understandings or arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

  15. Scope of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their heirs, personal representatives, successors and assigns.

  16. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  17. Headings. The headings contained in this Agreement are for convenience and reference purposes only and shall not affect the meaning or interpretation of this Agreement.

  18. Notices. Any notice, consent, approval, demand or other communication to be given, made or provided for under this Agreement shall be in writing and deemed to be fully given by its delivery personally to the person or persons specified below or by it being sent by registered or certified mail, return receipt requested, to the following addresses, or to such other address or to the attention of such other person as any party hereto shall hereafter specify by written notice to the other party hereto:

  If to Raybourn:      Fred W. Raybourn
                       c/o Western Feed Mills, Inc.
                       P.O. Box 596
                       Cedar Vale, Kansas 67024

  If to Corporation:   Western Feed Mills, Inc.
                       P.O. Box 596
                       Cedar Vale, Kansas 67024

  19. Governing Law. In all respects, including all matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Kansas applicable to contracts made and performed in such state.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                    WESTERN FEED MILLS, INC.
                                    ______________/s/______________________
                                    Fred W. Raybourn, President

ATTEST:

By___________/s/_____________________
  K.E. Branscum, Secretary

                                    __________________/s/_________________
                                    FRED W. RAYBOURN

DIRECTORS OF WESTERN FEED MILLS, INC.

________________/s/_______________________
K.E. Branscum

_______________/s/________________________
E.C. Peper

______________/s/_________________________
Joe Donohue

                                  RESOLUTIONS

RESOLVED, that the Restated Employment Agreement between Corporation and Fred W. Raybourn presented to this meeting be and the same hereby is adopted and the President and Secretary or Assistant Secretary of this Corporation are directed to execute that Agreement on the Corporation's behalf, and

RESOLVED, that the original Employment Agreement between Corporation and Fred W. Raybourn dated January 1, 1994 together with all amendments, security interests, mortgages, promissory notes and other documents related thereto are hereby annulled and declared void from the time they were originally created.

                                   DIRECTORS OF WESTERN FEED MILLS, INC.

                                   ___________________/s/____________________
                                   Joe Donohue

                                   ___________________/s/____________________
                                   K.E. Branscum

                                   ___________________/s/____________________
                                   E.C. Peper

                                 LAW OFFICES OF

                morris, laing, evans, brock & kennedy, chartered

          800 S.W. JACKSON,    SUITE 914,    TOPEKA, KANSAS    66612-2214
                     (785) 232-2662  FAX: (785) 232-9983
                              www.morrislaing.com

RALPH R. BROCK
JOSEPH W. KENNEDY
ROBERT I. GUENTHNER
KEN M. PETERSON
ROBERT D. OVERMAN
RICHARD D. GREENE
A. J. SCHWARTZ, JR.
DONALD E. SCHRAG
WILLIAM B. SORENSEN, JR.


JEFFERY L. CARMICHAEL
ROBERT W. COYKENDALL
ROBERT K. ANDERSON
SUSAN R. SCHRAG
MICHAEL LENNEN
KARL R. SWARTZ
ROGER L. THEIS
JANA DEINES ABBOTT
RICHARD F. HAYSE *


THOMAS R. DOCKING
DIANE S. WORTH
TIM J. MOORE
JANET HUCK WARD
T. LYNN WARD
ROGER N. WALTER*
JAMES D. YOUNG
JOHN L. ANDRA


Of Counsel
GERALD L. MICHAUD
RICK E. BAILEY
ROBERT P. BURNS
KELLY S. HERZIK

*RESIDENT IN TOPEKA OFFICE

LESTER L. MORRIS 1901-1966
VERNE M. LAING 1907-2000
FERD E. EVANS, JR. 1919-1991
DENNIS M. FEENEY 1953-2001


                                 May 3, 2002

                                 EXHIBIT 23.1

Western Feed Mills, Inc.
c/o Fred W. Raybourn, President
PO Box 596
Cedar Vale, Kansas 67024

Re:  Western Feed Mills, Inc.

Gentlemen:

We have acted as special counsel for Western Feed Mills, Inc., a Kansas corporation (the "Company"), in connection with a Registration Statement on Form SB-2 covering the public offering and sale of up to 35,000,000 shares of Common Stock of the Company. We have rendered an opinion in accordance with
Item 601 (b) (5) of Regulation S-B.

We hereby consent to the filing of the opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601 (b) (23) of the Regulation S-B under the Securities Act of 1933, as amended, and to the reference to our firm therein.

                                          Very truly yours,

                                          /s/

                                          MORRIS, LAING, EVANS, BROCK &
                                          KENNEDY, CHARTERED

                                 Exhibit 23.2

                                    VARNEY
                            & ASSOCIATES, CPAs, LLC


March 29, 2002


To the Board of Directors
Western Feed Mills, Inc.
Cedar Vale, Kansas

We consent to the inclusion, in Form SB-2, of our audit report of the Financial statements of Western Feed Mills, Inc. as of and for the Periods ended December 31, 2000 and December 31, 2001, and for the Pro Forum and Forecast Financial Information for its proposed dairy Operations prepared by our firm as part of its Registration Statement Or Form SB-2, and to the reference to our firm therein.

Sincerely,

/s/Gary Burnett

Varney & Associates, CPAs, LLC